EXHIBIT 4.1

CLIFFORD CHANCE LLP
EXECUTION VERSION
CLIFFORD
CHANCE

(1) NORTHERN POWERGRID (YORKSHIRE) PLC
(2) NORTHERN POWERGRID (NORTHEAST) PLC
(3) HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED

TRUST DEED RELATING TO NORTHERN POWERGRID (YORKSHIRE) PLC NORTHERN POWERGRID (NORTHEAST) PLC £1,000,000,000 EURO MEDIUM TERM NOTE PROGRAMME

CONTENTS
Clause	Page

1. Definitions and Interpretation	1
2. Amount and Issue of the Notes	12
3. Covenant to Repay	13
4. The Notes	15
5. Covenant to comply with the Trust Deed	17
6. Covenants by the Issuers	17
7. Amendments and Substitution	20
8. Enforcement	24
9. Application of Moneys	25
10. Terms of Appointment	26
11. Costs and Expenses	34
12. Appointment and Retirement	38
13. Notices	39
14. Law and Jurisdiction	40
15. Severability	41
16. Contracts (Rights of Third Parties) Act 1999	41
17. Counterparts	41
Schedule 1	42
Schedule 2	101
Part A Form of Temporary Global Note	101
Part B Form of Permanent Global Note	115
Part C Form of Definitive Bearer Note	125
Part D Form of Coupon	128
Part E Form of Talon	130
Schedule 3	131
Part A Form of Global Registered Note	131
Part B Form of Individual Note Certificate	139
Schedule 4 Provisions for Meetings of Noteholders	143

THIS TRUST DEED is made on 21 March 2025
BETWEEN:
(1)NORTHERN POWERGRID (YORKSHIRE) PLC ("NPG Yorkshire");
(2)NORTHERN POWERGRID (NORTHEAST) PLC ("NPG Northeast" and,
together with NPG Yorkshire, the "Issuers" and each an "Issuer"); and
(3)HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED (the "Trustee",
which expression includes, where the context admits, all persons for the time being the trustee or trustees of this Trust Deed including any successors).
WHEREAS
(A)The Issuers have authorised the establishment of a Euro Medium Term Note Programme pursuant to which the Issuers may issue from time to time Notes as set out herein (the "Programme"). Notes up to a maximum principal amount from time to time outstanding of £1,000,000,000 (subject to increase as provided in the Dealer Agreement (as defined below)) (the "Programme Limit") may be issued pursuant to the Programme.
(B)The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.
NOW THIS TRUST DEED WITNESSES AND IT IS HEREBY DECLARED as follows:
1.DEFINITIONS AND INTERPRETATION
1.1Definitions
In this Trust Deed the following expressions have the following meanings:
"Agency Agreement" means, in relation to the Notes of any Series, the agreement appointing the initial Paying Agents, the Registrar, the Calculation Agent and the Transfer Agents in relation to such Series and any other agreement for the time being in force appointing Successor paying agents or a Successor registrar or a Successor calculation agent or Successor transfer agents in relation to such Series, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to such Series;
"Agents" means, in relation to the Notes of any Series, the Principal Paying Agent, the other Paying Agents, the Registrar, the Calculation Agent, the Transfer Agents or any of them;
"Appointee" means any delegate, agent, nominee or custodian appointed pursuant to the provision of this Trust Deed;
"Auditors" means the auditors for the time being of the Issuers (or the relevant Issuer, as the case may be) and, if there are joint auditors, means all or any one of such joint auditors or, in the event of any of them being unable or unwilling to carry out any action requested of them pursuant to this Trust Deed, means such other firm of chartered accountants in England as may be nominated in writing by the Trustee for the purpose;
"Authorised Signatory" means a director of the relevant Issuer or any person in respect of whom the relevant Issuer has supplied to the Trustee a copy, certified by a director or the secretary of the relevant Issuer, to be a true copy and in full force and effect, of a resolution or resolutions of the board of directors (or a committee of the board of directors) of the relevant Issuer, authorising such person to sign on behalf of the relevant Issuer all such certificates and other documents as are referred to therein, together with a certified specimen signature of such person, and in respect of whom the Trustee has not received written notification from the relevant Issuer, that such person has ceased to be so authorised;
"Bearer Note" means a Note issued in bearer form;
"Calculation Agent" means, in relation to the Notes of any Series, the institution at its Specified Office initially appointed as calculation agent in relation to such Notes pursuant to the relevant Agency Agreement and/or, if applicable, Successor calculation agent in relation to such Notes at its Specified Office;
"CGN Permanent Global Note" means a Permanent Global Note representing Notes for which the relevant Pricing Supplement specifies that the New Global Note form is not applicable;
"CGN Temporary Global Note" means a Temporary Global Note representing Notes for which the relevant Pricing Supplement specifies that the New Global Note form is not applicable;
"Clearstream, Luxembourg" means Clearstream Banking S.A.;
"Common Safekeeper" means an ICSD in its capacity as common safekeeper or a person nominated by the ICSDs to perform the role of common safekeeper;
"Conditions" means:
(a)in relation to the Bearer Notes of any Series, the terms and conditions to be endorsed on, or incorporated by reference in, the Bearer Notes of such Series, in the form set out in Schedule 1 or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s) as modified and supplemented by the Pricing Supplement applicable to such Series, as any of the same may from time to time be modified in accordance with this Trust Deed and any reference in this Trust Deed to a particular numbered Condition shall be construed in relation to the Bearer Notes of such Series accordingly;
(b)in relation to the Registered Notes of any Series, the terms and conditions to be endorsed on, or incorporated by reference in, the Note Certificates in respect of such Series, in the form set out in Schedule 1 or in such other form, having regard to the terms of the relevant Series, as may be agreed between the relevant Issuer, the Registrar, the Trustee and the relevant Dealer(s) as modified and supplemented by the Pricing Supplement applicable to such Series, as any of the same may from time to time be modified in accordance with the provisions of this Trust Deed and any reference in this Trust Deed to a particular numbered Condition shall be construed in relation to the Registered Notes of such Series accordingly;
"Contractual Currency" means, in relation to any payment obligation of any Note, the currency in which that payment obligation is expressed and, in relation to Clause 11.1 (Remuneration), pounds sterling or such other currency as may be agreed between the relevant Issuer and the Trustee from time to time;
"Couponholder" means the holder of a Coupon;
"Coupons" means any bearer interest coupons in or substantially in the form set out in Schedule 2 appertaining to the Bearer Notes of any Series and for the time being outstanding or, as the context may require, a specific number thereof and includes any replacement Coupons issued pursuant to Condition (Replacement of Notes and Coupons) and, where the context so permits, the Talons appertaining to the Bearer Notes of such Series;
"Dealer Agreement" means the dealer agreement dated 21 March 2025 between the Issuers and the Dealers named therein in relation to the Programme;
"Dealers" means any person appointed as a Dealer by the Dealer Agreement and any other person which an Issuer may appoint as a Dealer and notice of whose appointment has been given to the Principal Paying Agent and the Trustee by the relevant Issuer in accordance with the provisions of the Dealer Agreement but excluding any entity whose appointment has been terminated in accordance with the terms of the Dealer Agreement and notice of whose termination has been given to the Principal Paying Agent and the Trustee by the Issuers in accordance with the provisions of the Dealer Agreement and references to the "relevant Dealer(s)" mean, in relation to any Note, the Dealer(s) with whom the relevant Issuer has agreed the issue and purchase of such Note;
"Definitive Notes" means Bearer Notes in definitive form issued or, as the case may be, required to be issued by an Issuer in accordance with the provisions of the Dealer Agreement or any other agreement between an Issuer and the Relevant Dealer(s), the Agency Agreement and this Trust Deed in exchange for a Temporary Global Note or part thereof or a Permanent Global Note (all as indicated in the relevant Pricing Supplement), such Bearer Notes in definitive form being in the form or substantially in the form set out in Schedule 2;
"Director" means any member of the board of directors of the relevant Issuer from time to time;
"Drawdown Admission Particulars" means admission particulars specific to a Tranche of Notes which may be constituted either (a) by a single document or (b) by a registration document, a securities note and, if applicable, a summary;
"Electricity Act" means the Electricity Act 1989 as amended or re-enacted from time to time and all subordinate legislation made pursuant thereto;

"Electricity Distribution Licence" means the electricity distribution licence granted or treated as granted to the relevant Issuer under section 6(1)(c) of the Electricity Act;
"Euroclear" means Euroclear Bank SA/NV;
"Event of Default" means any one of the circumstances described in Condition 13(a) (Events of Default) but (in the case of any of the events described in paragraphs (B) (C),(E) and (G) thereof) only if such event is, pursuant to the provisions of Condition 13, certified by the Trustee to be materially prejudicial to the interests of holders of the Notes of the relevant Series;
"Extraordinary Resolution" has the meaning set out in Schedule 4;
"Fitch" means Fitch Ratings Limited;
"Fixed Rate Note" means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or dates in each year and on redemption or on such other dates as may be agreed between the relevant Issuer and the relevant Dealer(s) (as indicated in the relevant Pricing Supplement);
"Floating Rate Note" means a Note on which interest is calculated at a floating rate payable at intervals of one, two, three, six or twelve months or at such other intervals as may be agreed between the relevant Issuer and the relevant Dealer(s) (as indicated in the relevant Pricing Supplement);
"Global Note" means, a CGN Temporary Global Note, a CGN Permanent Global Note, an NGN Temporary Global Note or an NGN Permanent Global Note;
"Global Registered Note" means, in relation to any Series, any Global Registered Note issued or to be issued pursuant to Clause 4.2 (Global Registered Notes);
"Individual Note Certificate" means, in relation to any Series, any Individual Note Certificate representing a Noteholder's entire holding of Notes, in or substantially in the form set out in Schedule 3;
"ICSDs" means Clearstream, Luxembourg and Euroclear;
"Investment Grade Rating" means a credit rating assigned by a Rating Agency of BBB- (in the case of such ratings assigned by S&P and/or Fitch) or Baa3 (in the case of such ratings assigned by Moody's) or the equivalents of such ratings for the time being, or better;
"Issue Date" means, in relation to any Note, the date of issue of such Note pursuant to the Dealer Agreement or any other relevant agreement between the relevant Issuer and the relevant Dealer(s);
"Interest Commencement Date" means, in relation to any interest-bearing Note, the date specified in the relevant Pricing Supplement from which such Note bears interest or, if no such date is specified therein, the Issue Date;
"Liabilities" means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;
"Moody's" means Moody's Investors Service Limited;
A "Negative Rating Event" shall be deemed to have occurred if (i) the relevant Issuer does not, either prior to or no later than 14 days after the date of a Negative Certification (as defined in Condition 14 (Restructuring Event)) in respect of the relevant Restructuring Event, seek, and thereupon use all reasonable endeavours to obtain, from a Rating Agency, a rating of the Reference Rated Securities or the Notes or any other unsecured and unsubordinated debt of the relevant Issuer having an initial maturity of five years or more or (ii) if it does so seek and use such endeavours, it is unable, as a result of such Restructuring Event, to obtain such a rating which is an Investment Grade Rating;
"NGN Permanent Global Note" means a Permanent Global Note representing Notes for which the relevant Pricing Supplement specifies that the New Global Note form is applicable;
"NGN Temporary Global Note" means a Temporary Global Note representing Notes for which the relevant Pricing Supplement specifies that the New Global Note form is applicable;
"Note Certificate" means, in relation to any Series, any Global Registered Note or Individual Note Certificate and includes any replacement Note Certificate issued pursuant to Condition 16 (Replacement of Notes and Coupons);
"Noteholder" and (in relation to a Note) "holder" means, in the case of a Bearer Note, the bearer of a Note or, in the case of a Registered Note, a person in whose name a Note is registered in the Register (or in the case of joint holders, the first named thereof);
"Notes" means the notes of each Series constituted by this Trust Deed which shall, in the case of Bearer Notes, be in or substantially in the form set out in Schedule 2 and, in the case of Registered Notes, be represented by a Note Certificate in or substantially in the form set out in Schedule 3 and, for the time being outstanding, or, as the case may be, a specific number thereof and includes any replacement Notes of such Series issued pursuant to Condition 16 (Replacement of Notes and Coupons) and (except for the purposes of Clause 4.1 (Global Notes), 4.2 (Global Registered Note) and 4.5 (Signature)) each Global Note or Global Registered Note in respect of such Series for so long as it has not been exchanged in accordance with the terms thereof;
"outstanding" means, in relation to the Notes of any Series, all the Notes of such Series other than:
(a)those which have been redeemed in accordance with this Trust Deed;
(b)those in respect of which the date for redemption in accordance with the provisions of the Conditions has occurred and for which the redemption moneys (including all interest accrued thereon to the date for such redemption) have been duly paid to the Trustee or the Principal Paying Agent in the manner provided for in the Agency Agreement (and, where appropriate, notice to that effect has been given to the Noteholders in accordance with Condition 21 (Notices)) and remain available for payment in accordance with the Conditions;
(c)those which have been purchased and surrendered for cancellation as provided in Condition 9(j) (Redemption and Purchase - Cancellation) and notice of the cancellation of which has been given to the Trustee;
(d)those which have become void under Condition 15 (Prescription);
(e)in the case of Bearer Notes only:
(i)those mutilated or defaced Notes which have been surrendered or cancelled and in respect of which replacement Notes have been issued pursuant to Condition 16 (Replacement of Notes and Coupons);
(ii)(for the purpose only of ascertaining the aggregate principal amount of Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 16 (Replacement of Notes and Coupons);
provided that for each of the following purposes, namely:
(i)the right to attend and vote at any meeting of the holders of Notes of any Series;
(ii)the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Clauses 8.1 (Legal Proceedings) and 7.1 (Waiver), the Conditions and Schedule 4;
(iii)any discretion, power or authority, whether contained in this Trust Deed or provided by law, which the Trustee is required to exercise in or by reference to the interests of the holders of the Notes of any Series or any of them; and
(iv)the determination by the Trustee whether any of the events specified in Condition 13 (Events of Default) is materially prejudicial to the interests of the Noteholders, those Notes (if any) of the relevant Series which are for the time being held by any person (including but not limited to the relevant Issuer or any Subsidiary, or Berkshire Hathaway Energy Company or any other Subsidiary of Berkshire Hathaway Energy Company) for the benefit of the relevant Issuer or any Subsidiary shall (unless and until ceasing to be so held) be deemed not to remain outstanding;
"Paying Agents" means, in relation to the Notes of any Series, the several institutions (including, where the context permits, the Principal Paying Agent) at their respective Specified Offices initially appointed pursuant to the relative Agency Agreement and/or, if applicable, any Successor paying agents in relation to such Series at their respective Specified Offices;

"Permanent Global Note" means, in relation to any Series, a Global Note to be issued pursuant to Clause 4.1 in the form or substantially in the form set out in Schedule 2;
"Potential Event of Default" means an event or circumstance which would with the giving of notice and/or lapse of time and/or the issuing of a certificate become an Event of Default;
"Principal Paying Agent" means, in relation to the Notes of any Series, the institution at its Specified Office initially appointed as issuing and principal paying agent in relation to such Series pursuant to the relative Agency Agreement or, if applicable, any Successor principal paying agent in relation to such Series at its Specified Office;
"Pricing Supplement" has the meaning ascribed to it in the Dealer Agreement;
"Rating Agencies" means S&P and Fitch, and "Rating Agency" means either one of them;
A "Rating Downgrade" shall be deemed to have occurred (i) if the then current rating assigned to any Reference Rated Securities by any Rating Agency (whether provided by a Rating Agency at the invitation of the relevant Issuer or by its own volition) is withdrawn or reduced from an Investment Grade Rating to a non-Investment Grade Rating (BB+/Ba1, or their respective equivalents for the time being, or worse) or, (ii) if any Rating Agency shall then have already assigned a non-Investment Grade Rating (as described above) to the Reference Rated Securities, such rating is lowered one full rating category, provided that, in the case of (i) or (ii), if during the Restructuring Period the Reference Rated Securities have at least one Investment Grade Rating then it shall be deemed that no Rating Downgrade shall have occurred;
"Reference Rated Securities" means the Notes for so long as they have a rating from a Rating Agency, and otherwise any other unsecured and unsubordinated debt securities of the relevant Issuer having an initial maturity of five years or more which are rated by a Rating Agency;
"Register" means the register maintained by the Registrar at its Specified Office;
"Registered Note" means a Note issued in registered form;
"Registrar" means, in relation to the Registered Notes of any Series, the institution at its Specified Office initially appointed as registrar in relation to such Notes pursuant to the relative Agency Agreement and/or, if applicable, any Successor registrar in relation to such Notes at its Specified Office;
"Relevant Date" has the meaning ascribed to it in the Conditions;
"Relevant Indebtedness" means any indebtedness (whether being principal, premium, interest or other amounts) in the form of or represented by notes, bonds, debentures, debenture stock, loan stock or other securities, whether issued for cash or in whole or in part for a consideration other than cash, and which, with the agreement of the person issuing the same, are quoted, listed or ordinarily dealt in on any stock exchange or recognised over-the-counter or other securities market;

"repay" includes "redeem" and vice versa and "repaid", "repayable", "repayment", "redeemed", "redeemable" and "redemption" shall be construed accordingly;
"Restructuring Event" means the occurrence of any one or more of the following events:
(i)(a) written notice being given to the relevant Issuer of revocation of its Electricity Distribution Licence which is requisite to the conduct of the relevant Issuer's business at the relevant time or (b) the relevant Issuer agreeing in writing to any revocation or surrender of its Electricity Distribution Licence which is requisite to the conduct of the relevant Issuer's business at the relevant time or (c) any legislation (whether primary or subordinate) being enacted terminating or revoking its Electricity Distribution Licence which is requisite to the conduct of the relevant Issuer's business at the relevant time, except in any such case in circumstances where a licence or licences is or are granted to the relevant Issuer or a Subsidiary of the relevant Issuer 100 per cent of the ordinary share capital of which is owned directly or indirectly by the relevant Issuer (the "Relevant Transferee") and provided that the terms of such licence or licences are substantially no less favourable than the Electricity Distribution Licence in which event all references in the Conditions to the Electricity Distribution Licence and the relevant Issuer in its capacity as holder of the Electricity Distribution Licence shall hereafter be deemed to be references to the licence or licences on substantially no less favourable terms and the Relevant Transferee respectively;
(ii)any modification (other than a modification which is of a formal, minor or technical nature) being made to the terms and conditions of the Electricity Distribution Licence on or after the Issue Date in respect of a Series unless two Directors of the relevant Issuer have certified in good faith to the Trustee (and the Trustee may rely absolutely on such certification) that the modified terms and conditions are not materially less favourable to the business of the relevant Issuer. For the purposes of this paragraph (ii) a modification which (a) results in a licence or licences being granted to the relevant Issuer or a Subsidiary of the relevant Issuer 100 per cent of the ordinary share capital of which is owned directly or indirectly by the relevant Issuer (collectively, the "Applicable Transferees") and provided that the terms of such licence or licences are substantially no less favourable than the terms of the Electricity Distribution Licence or (b) results in a licence or licences being granted to an Applicable Transferee provided that the terms of such licence or licences are substantially no less favourable than the terms of the Electricity Distribution Licence, shall not be deemed to be a modification within this paragraph (ii). In the event of such a modification as is referred to in (a) or (b), all references in the Conditions to the Electricity Distribution Licence and the relevant Issuer in its capacity as holder of the Electricity Distribution Licence shall thereafter be deemed to be references to the licence or licences granted to the Applicable Transferee and to the Applicable Transferee, respectively; or
(iii)any legislation (whether primary or subordinate) is enacted which removes, qualifies or amends (other than an amendment which is of a formal, minor or technical nature) the duties of the Secretary of State (or any successor) and/or Ofgem under the Electricity Act as in force on the Issue Date in respect of a

Series, unless two Directors of the relevant Issuer have certified in good faith to the Trustee (and the Trustee may rely absolutely on such certification) that such removal, qualification or amendment does not have a materially adverse effect on the financial condition of the relevant Issuer;
"Security Interest" means a mortgage, charge, lien, pledge or other security interest;
"Series" means a Tranche of Notes together with any further Tranche or Tranches of Notes expressed to be consolidated and form a single series with the Notes of the original Tranche and the terms of which are identical (save for the Issue Date and/or the Interest Commencement Date but including as to whether or not the Notes are listed);
"Special Conditions" means, in relation to any Series of Notes, any provision of the Conditions applicable thereto which does not appear in the form set out in Schedule 1 but which, by comparison with the form set out in Schedule 1, is a significant new factor capable of affecting an assessment of the rights attaching to the Notes provided, however, that any information which can only be determined at the time of the pricing of the Notes shall not constitute a Special Condition;
"Specified Office" means, in relation to any Agent in respect of any Series, either the office identified with its name in the Conditions of such Series or any other office notified to any relevant parties pursuant to the Agency Agreement;
"S&P" means S&P Global Ratings UK Limited, a division of S&P Global Inc.;
"Subsidiary" means a subsidiary or subsidiary undertaking within the meaning of the Companies Act;
"Successor" means, in relation to the Agents, such other or further person as may from time to time be appointed pursuant to the Agency Agreement as an Agent;
"Talonholder" means the holder of a Talon;
"Talons" means any bearer talons appertaining to the Bearer Notes of any Series or, as the context may require, a specific number thereof and includes any replacement Talons issued pursuant to Condition 16 (Replacement of Notes and Coupons);
"Temporary Global Note" means, in relation to any Series, a Global Note to be issued pursuant to Clause 4.1 (Global Notes) in the form or substantially in the form set out in Schedule 2;
"this Trust Deed" means this Trust Deed and the Schedules (as from time to time modified in accordance with the provisions contained herein) and (unless the context requires otherwise) includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto;
"Tranche" means all Notes of the same Series with the same Issue Date and Interest Commencement Date;

"Transfer Agents" means, in relation to the Notes of any Series, the several institutions at their respective Specified Offices initially appointed pursuant to the relative Agency Agreement and/or, if applicable, any Successor transfer agents in relation to such Series at their respective Specified Offices;
"Trustee Acts" means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales;
"Written Resolution" means, in relation to any Series, a resolution in writing signed by or on behalf of holders of Notes holding not less than 75 per cent. in principal amount of the Notes of such Series for the time being outstanding, whether contained in one document or several documents in like form, each signed by or on behalf of one or more such Noteholders;
"Zero Coupon Note" means a Note on which no interest is payable.
1.2Principles of interpretation
In this Trust Deed:
1.2.1Statutory modification: any references to a provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;
1.2.2Additional amounts: any references to principal and/or interest in respect of the Notes of any Series shall be deemed also to include any additional amounts, any redemption amounts, any premium which may be payable under the Conditions;
1.2.3Relevant Currency: any references to "relevant currency" shall be construed as a reference to the currency in which payments in respect of the Notes and/or Coupons of the relevant Series are to be made as indicated in the relevant Pricing Supplement;
1.2.4Tax: any references to costs, charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;
1.2.5Enforcement of rights: any references to an action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdictions as shall most nearly approximate thereto;
1.2.6Reasonableness: all references in this Trust Deed or the Conditions involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference primarily to the interests of the holders of the Notes as a class and in the event of any conflict between such interests and the interests of any other person, the former shall prevail as being paramount;

1.2.7Clauses and Schedules: any references to a Schedule or a Clause, sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a schedule hereto or a clause, sub-clause, paragraph or sub-paragraph hereof respectively;
1.2.8Clearing systems: any references to Euroclear and/or Clearstream, Luxembourg shall, wherever the context so admits, be deemed to include references to any additional or alternative clearing system approved by the relevant Issuer and the Trustee;
1.2.9Trust corporation: any references to a trust corporation denotes a corporation entitled by rules made under the Public Trustee Act 1906 to act as a custodian trustee or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England to act as trustee and carry on trust business under the laws of the country of its incorporation;
1.2.10Coupons: in the case of any Notes which are Zero Coupon Notes or Registered Notes, references to Coupons and Couponholders in this Trust Deed are not applicable to such Notes;
1.2.11Interpretation: words denoting individuals shall include companies, corporations and partnerships, words importing the singular number shall include the plural and, in each case, vice versa;
1.2.12Records: any reference to the records of an ICSD shall be to the records that each of the ICSDs holds for its customers which reflect the amount of such customers' interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD); and
1.2.13Drawdown Admission Particulars: each reference to Pricing Supplement shall, in the case of a series of Notes which is the subject of a Drawdown Admission Particulars be read and construed as a reference to the final terms of the Notes set out in such Drawdown Admission Particulars.
1.3The Conditions
In this Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions shall have the same meaning in this Trust Deed. In the event of an inconsistency between this Trust Deed and the Conditions, this Trust Deed shall prevail.
1.4Headings
The headings and sub-headings are for ease of reference only and shall not affect the construction of this Trust Deed.
1.5The Schedules
The schedules are part of this Trust Deed and shall have effect accordingly.

2.AMOUNT AND ISSUE OF THE NOTES
2.1Amount of the Notes
The Notes will be issued in Series in an aggregate principal amount from time to time outstanding not exceeding the Programme Limit and for the purpose of determining such aggregate principal amount Clause 4.1.13 (Authorised Amount) of the Dealer Agreement shall apply.
2.2Prior to each Issue Date
By not later than 3.00 p.m. (London time) on the fourth business day in London (which for this purpose shall be a day on which commercial banks are open for business in London) preceding each proposed Issue Date, the relevant Issuer shall:
2.2.1deliver or cause to be delivered to the Trustee a draft of the relevant Pricing Supplement and, if applicable, notify the Trustee of any proposed changes to the draft Pricing Supplement delivered to the Trustee; and
2.2.2notify the Trustee in writing without delay of the Issue Date and the principal amount of the Notes of the relevant Tranche.
If no Special Conditions apply to the relevant Tranche or, as the case may be, the relevant Series of Notes, the Trustee shall not be required in any case to approve such Pricing Supplement. In any other case the Trustee shall be deemed to have approved the relevant Pricing Supplement or any proposed changes notified to the Trustee in accordance with sub-clause 2.2.1 if it has not objected in writing to all or any of the terms thereof within one business day of the Trustee receiving them provided however that if the Trustee indicates as soon as practicable after receipt of any draft Pricing Supplement or any proposed changes to any draft Pricing Supplement within such period that it does not approve of the provisions of the relevant Pricing Supplement or the relevant changes then the Tranche or, as the case may be, the Series of Notes relating to such Pricing Supplement shall not be issued until such time as the Trustee shall approve the relevant Pricing Supplement.
2.3Constitution of Notes
Upon the issue of the Temporary Global Note, in the case of Bearer Notes, or the Note Certificate, in the case of Registered Notes, initially representing the Notes of any Tranche, such Notes shall become constituted by this Trust Deed without further formality.
2.4Further legal opinions
Before the first issue of Notes occurring after each anniversary of this Trust Deed, on each occasion when a legal opinion is delivered to a Dealer(s) pursuant to Clause 5.11 (Legal Opinions) of the Dealer Agreement and on such other occasions as the Trustee so reasonably requests the relevant Issuer will procure at its cost that further legal opinions in such form and with such content as the Trustee may reasonably require from the legal advisers specified in the Dealer Agreement or in the relevant jurisdiction approved by the Trustee are delivered to the Trustee provided that the Trustee shall not be required to approve the applicable legal opinions if there are no Special Conditions opined upon therein. In each such case, receipt by the Trustee of the relevant opinion shall be a condition precedent to the issue of Notes pursuant to this Trust Deed.
3.COVENANT TO REPAY
3.1Covenant to repay
Each Issuer covenants with the Trustee that it shall, as and when the Notes of any Series issued by such Issuer or any of them become due to be redeemed or any principal on the Notes of any Series issued by such Issuer or any of them becomes due to be repaid in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in immediately available freely transferable funds in the relevant currency the principal amount of the Notes of such Series or any of them becoming due for payment on that date and shall (subject to the provisions of the Conditions and except in the case of Zero Coupon Notes), until all such payments (both before and after judgment or other order of any court of competent jurisdiction) are duly made, unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid on the dates provided for in the Conditions interest on the principal amount (or such other amount as may be specified in the Pricing Supplement) of the Notes or any of them of such Series outstanding from time to time as set out in the Conditions (subject to Clause 3.3 (Interest on Floating Rate Notes following Event of Default)) provided that:
3.1.1every payment of principal or interest in respect of such Notes or any of them made to the Principal Paying Agent, or as the case may be, the Registrar in the manner provided in the Agency Agreement shall satisfy, to the extent of such payment, the relevant covenant by the relevant Issuer contained in this Clause except to the extent that there is default in the subsequent payment thereof to the relevant Noteholders or Couponholders (as the case may be) in accordance with the Conditions;
3.1.2if any payment of principal or interest in respect of such Notes or any of them is made after the due date, payment shall be deemed not to have been made until either the full amount is paid to the relevant Noteholders or Couponholders (as the case may be) or, if earlier, the seventh day after notice has been given to the relevant Noteholders in accordance with the Conditions that the full amount has been received by the Principal Paying Agent, the Registrar or the Trustee except, in the case of payment to the Principal Paying Agent or, as the case may be, the Registrar, to the extent that there is failure in the subsequent payment to the Noteholders or Couponholders (as the case may be) under the Conditions; and
3.1.3in any case where payment of the whole or any part of the principal amount due in respect of any Note is improperly withheld or refused upon due presentation of the relevant Note or (if so provided for in the Conditions) the relevant Note Certificate interest shall accrue on the whole or such part of such principal amount (except in the case of Zero Coupon Notes, to which the provision of Condition 8 (Zero Coupon Note Provisions) shall apply) from the date of such withholding or refusal until the date either on which such principal amount due is paid to the relevant Noteholders or, if earlier, the seventh day after which notice is given to the relevant Noteholders in accordance with the Conditions that the full amount payable in respect of the said principal amount is available for collection by the relevant Noteholders provided that on further due presentation of the relevant Note or (if so provided for in the Conditions) the relevant Note Certificate such payment is in fact made.
The Trustee will hold the benefit of this covenant and the covenant in Clause 5 (Covenant to comply with the Trust Deed) on trust for the Noteholders in accordance with their respective interests.
3.2Following an Event of Default
At any time after any Event of Default or Potential Event of Default shall have occurred, the Trustee may:
3.2.1by notice in writing to the relevant Issuer, the Principal Paying Agent and the other Agents require the Principal Paying Agent and the other Agents or any of them:
(a)to act thereafter, until otherwise instructed by the Trustee, as Agents of the Trustee under the provisions of this Trust Deed on the terms provided in the Agency Agreement (with consequential amendments as necessary and save that the Trustee's liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agents shall be limited to amounts for the time being held by the Trustee on the trusts of this Trust Deed in relation to the Notes on the terms of this Trust Deed and available to the Trustee for such purpose) and thereafter to hold all Notes, Coupons and Note Certificates issued by such Issuer and all sums, documents and records held by them in respect of such Notes, Coupons and Note Certificates on behalf of the Trustee; and/or
(b)to deliver up all Notes, Coupons and Note Certificates issued by such Issuer and all sums, documents and records held by them in respect of such Notes, Coupons and Note Certificates to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any document or record which the relevant Agent is obliged not to release by any law or regulation; and
3.2.2by notice in writing to the relevant Issuer require such Issuer to make all subsequent payments in respect of Notes, Coupons and Note Certificates issued by such Issuer to or to the order of the Trustee and, with effect from the issue of any such notice until such notice is withdrawn, proviso 3.1.1 to Clause 3.1 (Covenant to repay) and (so far as it concerns payments by such Issuer) Clause 9.4 (Payments to Noteholders and Couponholders) shall cease to have effect.
3.3Interest on Floating Rate Notes following Event of Default
If Floating Rate Notes become immediately due and repayable under Condition 13
(Events of Default) the rate and/or amount of interest payable in respect of them will be calculated at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period (as defined in the Conditions) during which the Notes become so due and repayable in accordance with Condition 13 (Events of Default) (with consequential amendments as necessary) except that the rates of interest need not be published.
3.4Currency of payments
All payments in respect of, under and in connection with this Trust Deed and the Notes to the relevant Noteholders and Couponholders shall be made in the relevant currency as required by the Conditions.
3.5Separate Series
The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, all the provisions of this Trust Deed shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions "Notes", "Noteholders", "Coupons", "Couponholders", "Talons" and "Talonholders" shall be construed accordingly.
4.THE NOTES
4.1Global Notes
4.1.1The Bearer Notes of each Tranche will initially be together represented by a Temporary Global Note. Each Temporary Global Note shall (save as may be specified in the relevant Pricing Supplement) be exchangeable, in accordance with its terms, for interests in a Permanent Global Note or Definitive Notes.
4.1.2Each Permanent Global Note shall be exchangeable, in accordance with its terms, for Definitive Notes.
4.1.3All Global Notes shall be prepared, completed and delivered to a common depositary for Clearstream, Luxembourg and Euroclear or, as the case may be, a Common Safekeeper in accordance with the Dealer Agreement or to another depositary in accordance with any other agreement between the relevant Issuer and the relevant Dealer(s) and, in each case, in accordance with the Agency Agreement. The relevant Pricing Supplement shall be annexed to each Global Note.
4.2Global Registered Notes
4.2.1The Registered Notes of each Tranche will initially be evidenced by a Global Registered Note.
4.2.2Interests in the Global Registered Note shall be exchangeable, in accordance with their terms, for Individual Note Certificates.
4.2.3All Global Registered Notes shall be prepared, completed and delivered to a common depositary for Clearstream, Luxembourg and Euroclear or, as the case may be, a Common Safekeeper in accordance with the Dealer Agreement or to another depositary in accordance with any other agreement between the relevant Issuer and the relevant Dealer(s) and, in each case, in accordance with the Agency Agreement. The relevant Pricing Supplement shall be annexed to each Global Registered Note.
4.3Definitive Notes
Definitive Notes will be security printed in accordance with applicable legal and stock exchange requirements substantially in the form set out in Schedule 2. Any Coupons and Talons will also be security printed in accordance with the same requirements and will be attached to the Definitive Notes at the time of issue. Definitive Notes will be endorsed with the Conditions.
4.4Individual Note Certificates
Individual Note Certificates will be security printed in accordance with applicable legal and stock exchange requirements substantially in the form set out in Schedule 3. Individual Note Certificates will be endorsed with the Conditions.
4.5Signature
The Global Notes, the Definitive Notes and the Note Certificates will be signed by a duly authorised person designated by the relevant Issuer and will be authenticated by or on behalf of the Principal Paying Agent (in the case of Global Notes and Definitive Notes) or the Registrar (in the case of Note Certificates) and, if applicable, will be effectuated by or on behalf of the Common Safekeeper. The relevant Issuer may use the facsimile signature of a person who at the date such signature was originally produced was such a duly authorised person even if at the time of issue of any Global Note, Definitive Note or Note Certificate such person no longer holds that office. Global Notes, Definitive Notes and Note Certificates so executed and duly authenticated (and, if applicable, effectuated) will be binding and valid obligations of the relevant Issuer.
4.6Entitlement to treat holder as owner
The relevant Issuer, the Trustee and any Agent may deem and treat the holder of any Note or Coupon as the absolute owner thereof, free of any equity, set-off or counterclaim on the part of the relevant Issuer against the original or any intermediate holder of such Note or Coupon (whether or not such Note or Coupon shall be overdue and notwithstanding any notation of ownership or other writing thereon or any notice of previous loss or theft of such Note or Coupon) for all purposes and, except as ordered by a court of competent jurisdiction or as required by applicable law, the relevant Issuer, the Trustee and the Agents shall not be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable upon the Notes.

5.COVENANT TO COMPLY WITH THE TRUST DEED
5.1Covenant to comply with the Trust Deed
Each Issuer covenants with the Trustee to comply with those provisions of this Trust Deed and the Conditions which are expressed to be binding on it and to perform and observe the same. The Notes and the Coupons are subject to the provisions contained in this Trust Deed, all of which shall be binding upon the relevant Issuer, the Noteholders, the Couponholders and all persons claiming through or under them respectively.
5.2Trustee may enforce Conditions
The Trustee shall itself be entitled to enforce the obligations of the relevant Issuer under the Notes and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Notes.
6.COVENANTS BY THE ISSUERS
Each Issuer covenants with the Trustee in respect of itself only that, so long as any of the Notes issued by it remain outstanding, it will:
6.1Books of account: keep proper books of account and, at any time after the occurrence of an Event of Default or a Potential Event of Default or if the Trustee has reasonable grounds to believe that any such event has occurred so far as permitted by applicable law, allow and procure that each of its Subsidiaries (if any) will allow the Trustee and anyone appointed by either of them access to the books of account of the relevant Issuer and/or the relevant Subsidiary respectively at all reasonable times during normal business hours and to discuss the same with a responsible officer of the relevant Issuer;
6.2Event of Default: give notice in writing to the Trustee forthwith upon becoming aware of any Event of Default or Potential Event of Default in respect of any Notes issued by it and without waiting for the Trustee to take any further action;
6.3Certificate of Director: so long as any Notes issued by it remain outstanding, send to the Trustee, within 14 days of its annual audited balance sheet and income statement being made available to its members, and also within 14 days after request by the Trustee, a certificate of the relevant Issuer, signed by two Directors on behalf of the relevant Issuer to the effect that, having made all reasonable enquiries, as at a date (the "Certification Date") being not more than five days before the date of the certificate no Event of Default or Potential Event of Default had occurred since the date of this Trust Deed or, if later, the Certification Date of the last such certificate (if any) and is continuing or, if such an event had occurred, giving details of it;
6.4Financial statements: send to the Trustee at the time of their publication and in the case of annual financial statements in any event not more than 180 days after the end of each financial year one copy (in the English language) of every balance sheet and income statement prepared (in either case) in accordance with International Financial Reporting Standards applied on a consistent basis (unless otherwise stated in the notes thereto) and one copy of every other document issued or sent by the relevant Issuer to the holders of its publicly held securities generally;

6.5Information: so far as permitted by applicable law and regulations, give to the Trustee or procure to be given to the Trustee such information, opinions, certificates and/or evidence as it shall require and in such form as it shall require (including, without limitation, the certificates called for by the Trustee pursuant to Clause 6.3 (Certificate of Director)) for the performance or the discharge or exercise of its duties, powers, trusts, authorities and discretions vested in it under this Trust Deed, the Notes or the Agency Agreement or by operation of law;
6.6Certificate of outstandings: in order to enable the Trustee to ascertain the amount of Notes for the time being outstanding, deliver to the Trustee promptly upon being requested in writing by the Trustee, a certificate in writing signed by two Directors of the relevant Issuer on behalf of the relevant Issuer setting out the total number and principal amount of Notes which as at the date of such certificate have been purchased and not cancelled and are held by or on behalf of the relevant Issuer or any Subsidiary of the relevant Issuer, or Berkshire Hathaway Energy Company or any Subsidiary of Hathaway Energy Company;
6.7Execution of further Documents: so far as permitted by applicable law, at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to the provisions of this Trust Deed;
6.8Notices to Noteholders: send or procure to be sent to the Trustee not less than five Business Days prior to the date of publication, for the Trustee's approval, one copy of each notice to be given to the Noteholders in accordance with the Conditions and not publish such notice without such approval and, upon publication, send to the Trustee two copies of such notice (such approval, unless so expressed, not to constitute approval of such notice for the purpose of Section 21 of the Financial Services and Markets Act 2000);
6.9Notification of non-payment: use its best endeavours to procure that the Principal Paying Agent notifies the Trustee forthwith in the event that it does not, on or before the due date for payment in respect of the Notes or Coupons of any Series or any of them receive unconditionally the full amount in the relevant currency of the moneys payable on such due date on all such Notes or Coupons;
6.10Notification of late payment: in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of any of the Notes or the Coupons or any of them being made after the due date for payment thereof, forthwith give notice to the Noteholders that such payment has been made;
6.11Notification of redemption or payment: not less than the number of days specified in the relevant Condition prior to the redemption or payment date in respect of any Note or Coupon give to the Trustee notice in writing of the amount of such redemption or payment pursuant to the Conditions and duly proceed to redeem or pay such Notes or Coupons accordingly;
6.12Tax or optional redemption: if an Issuer gives notice to the Trustee that it intends to redeem the Notes pursuant to Conditions 9(b) (Redemption and Purchase - Redemption for tax reasons), 9(c) (Redemption at the option of the Issuer) or 9(e) (Clean-up Call), such Issuer shall, prior to giving such notice to the Noteholders, provide such information to the Trustee as the Trustee requires in order to satisfy itself of the matters referred to in such Condition;
6.13Obligations of Agents: observe and comply with its obligations and use all reasonable endeavours to procure that the Agents observe and comply with all their obligations under the Agency Agreement and procure that the Registrar maintains the Register and notify the Trustee immediately it becomes aware of any material breach or failure by an Agent in relation to the Notes or Coupons issued by it and not make any amendment or modification to the Agency Agreement without the prior written approval of the Trustee;
6.14Change of taxing jurisdiction: if before the Relevant Date for any Note or Coupon an Issuer shall become subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority therein or thereof having power to tax other than or in addition to the United Kingdom, immediately upon becoming aware thereof such Issuer shall notify the Trustee of such event and (unless the Trustee otherwise agrees) shall enter forthwith into a trust deed supplemental hereto, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 12 (Taxation) with the substitution for (or, as the case may be, the addition to) the references therein to United Kingdom of references to that other or additional territory to whose taxing jurisdiction, or that of a political subdivision thereof or an authority therein or thereof, such Issuer shall have become subject as aforesaid, such trust deed also to modify Condition 12 (Taxation) so that such Condition shall make reference to that other or additional territory;
6.15Listing: at all times use reasonable endeavours to maintain the admission to listing, trading and/or quotation of the Notes of each Series by the relevant competent authority, stock exchange and/or quotation system on which they are admitted to listing, trading and/or quotation on issue as indicated in the relevant Pricing Supplement or, if it is unable to do so having used all reasonable endeavours or if the maintenance of such admission to listing, trading and/or quotation is agreed by the Trustee to be unduly burdensome or impractical, use reasonable endeavours to obtain and maintain admission to listing, trading and/or quotation of the Notes on such other competent authority, stock exchange and/or quotation system as the relevant Issuer may (with the approval of the Trustee) decide and give notice of the identity of such other competent authority, stock exchange and/or quotation system to the Noteholders;
6.16Authorised Signatories: upon the execution hereof and thereafter forthwith upon any change of the same, deliver to the Trustee (with a copy to the Principal Paying Agent) a list of the Directors and the Authorised Signatories of the relevant Issuer, together with certified specimen signatures of the same;
6.17Payments: pay moneys payable by it to the Trustee hereunder without set off, counterclaim, deduction or withholding, unless otherwise compelled by law and in the event of any deduction or withholding compelled by law pay such additional amount as will result in the payment to the Trustee of the amount which would otherwise have been payable by it to the Trustee hereunder;
6.18Maintaining Agents and Change of Agents: shall at all times maintain a Principal Paying Agent and the Registrar and will seek the Trustee's consent prior to making any changes to the identity of any of the Agents and the Agent Bank and to give notice of any change of the Agent or the Agent Bank to the Noteholders;
6.19Notification of change in rating: in the event of a change in the rating of Notes issued by it, forthwith give notice to the Trustee of such change;
6.20Negative pledge: give notice to the Trustee as soon as practicable after the relevant Issuer has formed the intention to create or permit to arise or subsist any Security Interest to secure any Relevant Indebtedness or any guarantee of or indemnity in respect of any Relevant Indebtedness or becomes aware of the existence of any such Security Interest, in each case where the creation or existence of which would oblige the Security Interest to be extended to the Notes issued by it pursuant to Condition 5 (Negative Pledge); and
6.21Directors' certificate: give to the Trustee a certificate of two Directors of the relevant Issuer on which the Trustee may conclusively rely without further enquiry:
6.21.1specifying the aggregate amount of any Relevant Indebtedness of the relevant Issuer or guaranteed by the relevant Issuer or any of its Subsidiaries in respect of which a Security Interest or Security Interests has or have been created or is or are outstanding, such certificate to be provided before the relevant Issuer or such Subsidiary creates or has outstanding any new Security Interest in respect of Relevant Indebtedness;
6.21.2specifying details of:
(a)any revocation or surrender or any modification to the terms and conditions of the relevant Issuer's Electricity Distribution Licence which is requisite to the conduct of the relevant Issuer's business at the relevant time; and
(b)any legislation enacted which removes, qualifies or amends (other than an amendment which is of a formal, minor or technical nature) the duties of the Secretary of State (or any successor) and/or OFGEM under the Electricity Act as in force on the Issue Date; and
at the request of the Trustee confirming any of the matters set out in Condition 13 (Events of Default).
7.AMENDMENTS AND SUBSTITUTION
7.1Waiver
The Trustee may, without any consent or sanction of the Noteholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, condition, event or act, from time to time and at any time, but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby, authorise or waive, on such terms and conditions (if any) as shall seem expedient to it, any breach or proposed breach of any of the covenants or provisions contained in this Trust Deed, the Conditions or the Notes or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of this Trust Deed; any such authorisation, waiver or determination shall be binding on the Noteholders and the Couponholders and, if, but only if, the Trustee shall so require, the relevant Issuer shall cause such authorisation, waiver or determination to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions; provided that the Trustee shall not exercise any powers conferred upon it by this Clause in contravention of any express direction by an Extraordinary Resolution or of a request in writing made by the holders of not less than 25 per cent. in aggregate principal amount of the Notes then outstanding (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made) or so as to authorise or waive any such breach or proposed breach relating to any of the matters the subject of the Reserved Matters as specified and defined in Schedule 4.
7.2Modifications
7.2.1The Trustee may from time to time and at any time without any consent or sanction of the Noteholders or Couponholders concur with the relevant Issuer in making (a) any modification to this Trust Deed, the Conditions or the Notes (other than in respect of Reserved Matters as specified and defined in Schedule 4 or any provision of this Trust Deed referred to in that specification) which in the opinion of the Trustee it may be proper to make provided the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) any modification to this Trust Deed, the Conditions or the Notes if in the opinion of the Trustee such modification is of a formal, minor or technical nature or made to correct a manifest error. Any such modification shall be binding on the Noteholders and the Couponholders and, unless the Trustee otherwise agrees, the relevant Issuer shall cause such modification to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions.
7.2.2The Trustee shall agree to vary or amend the Conditions, the Notes and/or the Trust Deed to give effect to certain amendments without the requirement for the consent or approval of Noteholders of the relevant Notes or Coupons on the basis set out in Condition 7(n) (Benchmark Replacement (Independent Adviser)), provided however it shall not be obliged to concur with the relevant Issuer in respect of any Benchmark Amendments (as defined in the Conditions) which, in its sole opinion, would have the effect of (i) exposing the Trustee to any liabilities against which it has not been indemnified and/or secured and/or prefunded to its satisfaction or (ii) increasing the obligations or duties, or decreasing the rights or protections of the Trustee in this Trust Deed and/or the Conditions.
7.3Substitution
7.3.1Procedure: The Trustee may, without the consent of the Noteholders or the Couponholders, agree to the substitution, in place of an Issuer (or of any previous substitute under this Clause) of any subsidiary of the relevant Issuer (hereinafter called the "Substituted Obligor") as the principal debtor under this Trust Deed in relation to the Notes and Coupons of any Series if:
(a)a trust deed is executed or some other written form of undertaking is given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by the terms of this Trust Deed the Notes and the Coupons with any consequential amendments which the Trustee may deem appropriate as fully as if the Substituted Obligor had been named in this Trust Deed and on the Notes and the Coupons as the principal debtor in place of the relevant Issuer (or of any previous substitute under this Clause);
(b)the relevant Issuer and the Substituted Obligor execute such other deeds, documents and instruments (if any) as the Trustee may require in order that the substitution is fully effective and comply with such other requirements as the Trustee may direct in the interests of the Noteholders and the Couponholders;
(c)an unconditional and irrevocable guarantee in form and substance satisfactory to the Trustee shall have been given by the relevant Issuer of the obligations of the Substituted Obligor under this Trust Deed and the Notes;
(d)the Trustee is satisfied that (i) the Substituted Obligor has obtained all governmental and regulatory approvals and consents necessary for its assumption of liability as principal debtor in respect of the Notes and the Coupons in place of the relevant Issuer (or such previous substitute as aforesaid) and (ii) the relevant Issuer has obtained all governmental and regulatory approvals and consents necessary for the guarantee to be fully effective described in sub-clause (c) and (iii) such approvals and consents are at the time of substitution in full force and effect;
(e)(without prejudice to the generality of the preceding sub-clauses of this sub-clause 7.3.1) where the Substituted Obligor is incorporated, domiciled or resident in or is otherwise subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority of or in such territory having power to tax (the "Substituted Territory") other than or in addition to the territory, the taxing jurisdiction of which (or to any such authority of or in which) the relevant Issuer is subject generally (the "Relevant Issuer's Territory"), the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition (Taxation) with the substitution for the reference in that Condition to the Relevant Issuer's Territory of references to the Substituted Territory and in such event the Trust Deed and Notes and Coupons will be interpreted accordingly;
(f)the Substituted Obligor shall have delivered or procured to be delivered to the Trustee one or more legal opinions in a form approved by the Trustee that (i) it has obtained all necessary governmental and regulatory approvals and consents necessary for its assumption of the duties and liabilities of as Substituted Obligor, (ii) such approvals and consents are at the time of substitution in full force and effect and (iii) any documents to which the Substituted Obligor is a party under paragraphs (a) and (b) above constitute legal, valid and binding obligations of the Substituted

Obligor, and the Trustee shall be entitled to rely absolutely on such legal opinions without liability to any person; and
(g)the Rating Agencies have confirmed in writing to the Trustee that the substitution of the Substituted Obligor will not result in a downgrading of the then current credit rating of such rating agencies applicable to the class of debt represented by the Notes;
7.3.2Extra duties: The Trustee shall be entitled to refuse to approve any Substituted Obligor if, pursuant to the law of the country of incorporation of the Substituted Obligor, the assumption by the Substituted Obligor of its obligations hereunder imposes responsibilities on the Trustee over and above those which have been assumed under this Trust Deed;
7.3.3Directors' certification: If any two directors of the Substituted Obligor certify that immediately prior to the assumption of its obligations as Substituted Obligor under this Trust Deed the Substituted Obligor is solvent after taking account of all prospective and contingent liabilities resulting from its becoming the Substituted Obligor, the Trustee need not have regard to the financial condition, profits or prospects of the Substituted Obligor or compare the same with those of the relevant Issuer (or of any previous substitute under this Clause);
7.3.4Interests of Noteholders: In connection with any proposed substitution, the Trustee shall not have regard to, or be in any way liable for, the consequences of such substitution for individual Noteholders or the Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory. No Noteholder or Couponholder shall, in connection with any such substitution, be entitled to claim from the relevant Issuer any indemnification or payment in respect of any tax consequence of any such substitution upon individual Noteholders or Couponholders;
7.3.5Release of relevant Issuer: Any agreement by the Trustee pursuant to sub- clause 7.3.1 (Procedure) shall, if so expressed, operate to release the relevant Issuer (or such previous substitute as aforesaid) from any or all of its obligations as principal debtor under the Notes and this Trust Deed (but without prejudice to its liabilities under any guarantee given pursuant to sub-clause 7.3.1(c). Not later than fourteen days after the execution of any such documents as aforesaid and after compliance with the said requirements of the Trustee, the Substituted Obligor shall cause notice thereof to be given to the Noteholders; and
7.3.6Completion of substitution: Upon the execution of such documents and compliance with the said requirements, the Substituted Obligor shall be deemed to be named in this Trust Deed and the Notes and Coupons as the principal debtor in place of the relevant Issuer (or of any previous substitute under this Clause) and this Trust Deed, the Notes and the Coupons shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to the substitution and without prejudice to the generality of the foregoing any references in this Trust Deed, in the Notes and the Coupons to the relevant Issuer shall be deemed to be references to the Substituted Obligor.

8.ENFORCEMENT
8.1Legal proceedings
The Trustee may at any time, at its discretion and without further notice, institute such proceedings against the relevant Issuer as it may think fit to recover any amounts due in respect of the Notes which are unpaid or to enforce any of its rights under this Trust Deed or the Conditions but it shall not be bound to take any such proceedings unless
(a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least one-quarter in principal amount of the outstanding Notes and (b) it shall have been indemnified and/or secured and/or prefunded to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith and provided that the Trustee shall not be held liable for the consequence of taking any such action and may take such action without having regard to the effect of such action on individual Noteholders or Couponholders. Only the Trustee may enforce the provisions of the Notes or this Trust Deed and no Noteholder or Couponholder shall be entitled to proceed directly against the relevant Issuer unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.
8.2Evidence of default
If the Trustee (or any Noteholder or Couponholder where entitled under this Trust Deed so to do) makes any claim, institutes any legal proceeding or lodges any proof in a winding up or insolvency of an Issuer under this Trust Deed or under the Notes, proof therein that:
8.2.1as regards any specified Note the relevant Issuer has made default in paying any principal due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the relevant Issuer has made the like default as regards all other Notes in respect of which a corresponding payment is then due; and
8.2.2as regards any specified Coupon or any specified Registered Note the relevant Issuer has made default in paying any interest due in respect of such Coupon or Registered Note shall (unless the contrary be proved) be sufficient evidence that the relevant Issuer has made the like default as regards all other Coupons or Registered Note in respect of which a corresponding payment is then due; and
8.2.3as regards any Talon, the relevant Issuer has made default in exchanging such Talon for further Coupons and a further Talon as provided by its terms shall (unless the contrary be proved) be sufficient evidence that the relevant Issuer has made the like default as regards all other Talons which are then available for exchange;
and for the purposes of 8.2.1 and 8.2.2 a payment shall be a "corresponding" payment notwithstanding that it is due in respect of a Note of a different denomination from that in respect of the above specified Note.

9.APPLICATION OF MONEYS
9.1Application of moneys
All moneys received by the Trustee in respect of the Notes of any Series or amounts payable under this Trust Deed will despite any appropriation of all or part of them by an Issuer (including any moneys which represent principal or interest in respect of Notes or Coupons which have become void under the Conditions) be held by the Trustee on trust to apply them (subject to Clause 9.2 (Accumulation of moneys)):
9.1.1first, in payment or satisfaction of those costs, charges, expenses and liabilities incurred by the Trustee in the preparation and execution of the trusts of this Trust Deed (including remuneration of the Trustee);
9.1.2secondly, in or towards payment pari passu and rateably of all interest remaining unpaid in respect of the Notes of the relevant Series and all principal moneys due on or in respect of the Notes of that Series provided that where the Notes of more than one Series become so due and payable, such monies shall be applied as between the amounts outstanding in respect of the different Series pari passu and rateably (except where, in the opinion of the Trustee, such monies are paid in respect of a specific Series or several specific Series, in which event such monies shall be applied solely to the amounts outstanding in respect of that Series or those Series respectively); and
9.1.3thirdly, the balance (if any) in payment to the relevant Issuer.
9.2Accumulation of moneys
The Trustee may at its discretion accumulate such moneys until the accumulations, together with any other funds for the time being under the control of the Trustee and available for such purpose, amount to at least 10 per cent. of the principal amount of the relevant notes then outstanding and then such accumulations and funds (after deduction of, or provision for, any applicable taxes) shall be applied under Clause 9.1 (Application of Moneys). For the avoidance of doubt, The Trustee shall in no circumstances, have any discretion to invest any moneys referred to in this Clause 9.2 (Accumulation of Moneys) in any investments or other assets.
9.3Authorised Investments
Moneys held by the Trustee may at its election be placed on deposit into an account bearing a market rate interest (and for the avoidance of doubt, the Trustee shall not be required to obtain best rates, be responsible for any loss occasioned by such deposit or exercise any other form of investment discretion with respect to such deposits) in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit in light of the cash needs of the transaction and not for purposes of generating income. If such moneys are placed on deposit with a bank or financial institution which is a subsidiary, holding company, affiliate or associated company of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on a deposit to an independent customer.

9.4Payment to Noteholders and Couponholders
The Trustee shall give notice to the Noteholders in accordance with the Conditions of the date fixed for any payment under Clause 9.1 (Application of Moneys). Any payment to be made in respect of the Notes or Coupons of any Series by the relevant Issuer or the Trustee may be made in the manner provided in the Conditions, the Agency Agreement and this Trust Deed and any payment so made shall be a good discharge to the extent of such payment by the relevant Issuer or the Trustee (as the case may be).
9.5Production of Notes, Coupons and Note Certificates
Upon any payment under Clause 9.4 (Payment to Noteholders and Couponholders) of principal or interest, the Note, Coupon or Note Certificate in respect of which such payment is made shall, if the Trustee so requires, be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall:
9.5.1in respect of a Bearer Note or Coupon (a) in the case of part payment, enface or cause such Paying Agent to enface a memorandum of the amount and date of payment thereon (or, in the case of part payment of an NGN Temporary Global Note or an NGN Permanent Global Note cause the Principal Paying Agent to procure that the ICSDs make appropriate entries in their records to reflect such payment) or (b) in the case of payment in full, cause such Bearer Note or Coupon to be surrendered or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation; and
9.5.2in respect of a Registered Note, (a) in the case of part payment, require the Registrar to make a notation in the Register of the amount and date of payment (and in the case of a Registered Note held under the New Safekeeping Structure, to procure that the ICSDs make appropriate entries in their records to reflect such payment) or (b) in the case of payment in full, cause the relevant Note Certificate to be surrendered or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.
9.6Holders of Bearer Notes to be treated as holding all Coupons
Wherever in this Trust Deed the Trustee is required or entitled to exercise a power, trust, authority or discretion under this Trust Deed, the Trustee shall, notwithstanding that it may have express notice to the contrary assume that each holder of Bearer Notes is the holder of all Coupons and Talons appertaining to each Bearer Note of which they are the holder.
10.TERMS OF APPOINTMENT
By way of supplement to the Trustee Acts, it is expressly declared as follows:
10.1Reliance on Information
10.1.1Advice: The Trustee may in relation to this Trust Deed act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert (whether obtained by the Trustee, an Issuer, any Subsidiary or any Agent) and which advice or opinion may be provided on such terms (including as to limitations on liability) as the Trustee may consider in its sole discretion to be consistent with prevailing market practice with regard to advice or opinions of that nature and shall not be responsible for any Liability occasioned by so acting or for the content of any opinion, any such opinion, advice, certificate or information may be sent or obtained by letter, telegram, telex, cablegram, email or facsimile transmission and the Trustee shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;
10.1.2Certificate of Directors or Authorised Signatories: the Trustee may call for and shall be at liberty to accept a certificate signed by two Directors and/or two Authorised Signatories of the relevant Issuer or other person duly authorised on its behalf as to any fact or matter prima facie within the knowledge of the relevant Issuer as sufficient evidence thereof and a like certificate to the effect that any particular dealing, transaction or step or thing is, in the opinion of the person so certifying expedient, as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by its failing so to do;
10.1.3Resolution or direction of Noteholders: the Trustee shall not be responsible for acting upon any resolution purporting to be a Written Resolution or to have been passed at any meeting of the Noteholders in respect whereof minutes have been made and signed or a direction of a specified percentage of Noteholders, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or the making of the directions or that for any reason the resolution purporting to be a Written Resolution or to have been passed at any Meeting or the making of the directions was not valid or binding upon the Noteholders and the Couponholders;
10.1.4Reliance on certification of clearing system: the Trustee may call for any certificate or other document issued by Euroclear, Clearstream, Luxembourg or any other relevant clearing system in relation to any matter. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear's EUCLID or EasyWay or Clearstream, Luxembourg's CreationOnline or Xact Web Portal system) in accordance with its usual procedures and in which the holder of a particular principal or nominal amount of the Notes is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any such certificate or other document purporting to be issued by Euroclear or Clearstream, Luxembourg or any other relevant clearing system and subsequently found to be forged or not authentic;
10.1.5Noteholders as a class: whenever in this Trust Deed the Trustee is required in connection with any exercise of its powers, trusts, authorities or discretions to have regard to the interests of the Noteholders, it shall have regard to the interests of the Noteholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not be obliged to have regard to the consequences of such exercise for any individual Noteholder resulting from such Noteholder being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory, and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from an Issuer or the Trustee any indemnification or payment in respect of any tax consequences of any such exercise upon individual Noteholders or Couponholders except to the extent provided for in Condition 12 (Taxation) and/or any undertaking given in addition to, or in substitution for, Condition 12 (Taxation) pursuant to this Trust Deed;
10.1.6Trustee not responsible for investigations: the Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, the Notes or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof;
10.1.7No Liability as a result of the delivery of a certificate: the Trustee shall have no Liability whatsoever for any loss, cost, damages or expenses directly or indirectly suffered or incurred by the relevant Issuer, any Noteholder, Couponholder or any other person as a result of the delivery by the Trustee to the relevant Issuer of a certificate as to material prejudice pursuant to Condition 13 (Events of Default) on the basis of an opinion formed by it in good faith;
10.1.8No obligation to monitor: the Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Notes or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations;
10.1.9Notes held by an Issuer: in the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the relevant Issuer under Clause 6.6 (Certificate of outstandings), that no Notes are for the time being held by or for the benefit of an Issuer or any Subsidiary of the relevant Issuer, or Berkshire Hathaway Energy Company or any other Subsidiary of Berkshire Hathaway Energy Company;
10.1.10Forged Notes: the Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note purporting to be such and subsequently found to be forged or not authentic;
10.1.11Entry on the Register: the Trustee shall not be liable to the relevant Issuer or any Noteholder by reason of having accepted as valid or not having rejected any entry on the Register later found to be forged or not authentic and can assume for all purposes in relation hereto that any entry on the Register is correct;
10.1.12Events of Default: the Trustee shall not be bound to give notice to any person of the execution of this Trust Deed or to take any steps to ascertain whether any Event of Default, Potential Event of Default, Restructuring Event, Negative Rating Event, Rating Downgrade or any event which could lead to the occurrence of or could constitute an Event of Default, a Potential Event of Default, a Restructuring Event, a Negative Rating Event or a Rating Downgrade has happened and, until it shall have actual knowledge or express written notice to the contrary, the Trustee shall be entitled to assume that no such event has happened and that the relevant Issuer is observing and performing all the obligations on its part contained in the Notes and Coupons and under this Trust Deed and no event has happened as a consequence of which any of the Notes may become repayable;
10.1.13Legal Opinions: the Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion;
10.1.14Programme Limit: the Trustee shall not be concerned, and need not enquire, as to whether or not any Notes are issued in breach of the Programme Limit;
10.1.15Trustee not Responsible: the Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto and shall not be liable for any failure to obtain any rating of Notes (where required), any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto. In addition the Trustee shall not be responsible for the effect of the exercise of any of its powers, duties and discretions hereunder;
10.1.16Right to Deduct or Withhold: notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed;
10.1.17Rules and Directives: nothing in this Trust Deed shall require the Trustee to assume an obligation of an Issuer arising under any provisions of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other competent authority besides the Financial Conduct Authority); and

10.1.18Ratings: The Trustee is not responsible for maintaining the rating(s) of the Notes. The Trustee may rely on a confirmation provided by the rating agencies.
10.2Trustee's powers and duties
10.2.1Trustee's determination: the Trustee may determine whether or not a default in the performance or observance by an Issuer of any obligation under the provisions of this Trust Deed or contained in the Notes or Coupons is capable of remedy and/or materially prejudicial to the interests of the Noteholders and if the Trustee shall certify that any such default is, in its opinion, not capable of remedy and/or materially prejudicial to the interests of the Noteholders such certificate shall be conclusive and binding upon the relevant Issuer, the Noteholders and the Couponholders;
10.2.2Determination of questions: the Trustee as between itself and the Noteholders and the Couponholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Trust Deed and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee, the Noteholders and the Couponholders;
10.2.3Trustee's discretion: the Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed or by operation of law have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Trustee shall not be responsible for any Liability that may result from the exercise or non-exercise thereof but, whenever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Noteholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security to its satisfaction and/or prefunded against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing. Notwithstanding anything else contained in the Trust Deed or the other transaction documents, the Trustee may refrain from (a) doing anything which would or might in its opinion be illegal or contrary to any law of any jurisdiction or any directive or regulation of any agency of any state (including, without limitation, Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation or (b) doing anything which may cause the Trustee to be considered a sponsor of a covered fund under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated there under;
10.2.4Trustee's consent: any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee may require;
10.2.5Conversion of currency: where it is necessary or desirable for any purpose in connection with this Trust Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Trust Deed or required by law) be converted at such rate(s) of exchange, in accordance with such method and as at such date for the determination of such rate(s) of exchange as may be specified by the Trustee in its absolute discretion as relevant and any rate of exchange, method and date so specified shall be binding on the relevant Issuer, the Noteholders and the Couponholders;
10.2.6Application of proceeds: the Trustee shall not be responsible for the receipt or application by the relevant Issuer of the proceeds of the issue of the Notes, the exchange of any Temporary Global Note for any Permanent Global Note or Definitive Notes, the exchange of any Permanent Global Note for Definitive Notes, the exchange of any Global Registered Note for Individual Note Certificates or the delivery of any Note, Coupon or Note Certificate to the persons entitled to them;
10.2.7Error of judgment: the Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters;
10.2.8Agents: the Trustee may, in the conduct of the trusts of this Trust Deed instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and the Trustee shall not be responsible for any Liability, misconduct or omission on the part of any such agent so employed by it. In any case the Trustee shall not be bound to supervise the proceedings or acts of any such agent;
10.2.9Delegation: the Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed, act by responsible officer(s) for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person(s) or fluctuating body of persons (whether being a joint trustee of this Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Trustee) as the Trustee may think fit in the interests of the Noteholders and the Trustee shall not be bound to supervise the proceedings or acts of and shall not in any way or to any extent be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of such delegate or sub-delegate;
10.2.10Custodians and nominees: the Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian this Trust Deed, or any document relating to the trust created hereunder and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person;

the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer;
10.2.11Confidential information: the Trustee shall not (unless required by law or ordered so to do by a court of competent jurisdiction or any regulatory authority or if preventing that disclosure would otherwise cause any transaction contemplated herein to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU) and so reportable by any person under the legislation of any EU Member State implementing such Directive) be required to disclose to any Noteholder or Couponholder confidential information or other information made available to the Trustee by the relevant Issuer in connection with this Trust Deed and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information; and
10.3Financial matters
10.3.1Professional charges: any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by such person or such person's partner or firm on matters arising in connection with the trusts of this Trust Deed and also such person's charges in addition to disbursements for all other work and business done and all time spent by such person or such person's partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;
10.3.2Expenditure by the Trustee: nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it; and
10.3.3Trustee may enter into financial transactions with the Issuers: no Trustee and no director or officer of any corporation being a Trustee hereof shall by reason of the fiduciary position of such Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with the Issuers or any Subsidiary, or any person or body corporate directly or indirectly associated with the Issuers or any Subsidiary, or from accepting the trusteeship of any other debenture stock, debentures or securities of the Issuers or any Subsidiary or any person or body corporate directly or indirectly associated with the Issuers or any Subsidiary, and neither the Trustee nor any such director or officer shall be accountable to the Noteholders, the Couponholders, the Issuers or any Subsidiary, or any person or body corporate directly or indirectly associated with the Issuers or any Subsidiary, for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Trustee and any such director or officer shall also be at liberty to retain the same for their own benefit.

10.4Disapplication
Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.
10.5Trustee Liability
Subject to Section 750 of the Companies Act 2006 (if applicable) and notwithstanding anything to the contrary in this Trust Deed, the Notes or the Agency Agreement:
10.5.1the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to this Trust Deed, the Notes or the Agency Agreement save in relation to its own gross negligence, wilful default or fraud; and
10.5.2nothing in this Trust Deed, the Notes or the Agency Agreement shall relieve the Trustee of any liability which would otherwise attach to it in respect of its own gross negligence, wilful default, or fraud, in each case having regard to the provisions of this Trust Deed, the Notes or the Agency Agreement conferring on it any trusts, powers, authorities or discretions.
10.6Regulated Activities
10.6.1Notwithstanding anything in the Trust Deed or any other transaction document to the contrary, the Trustee shall not do, or be authorised or required to do, anything which might constitute a regulated activity for the purpose of the Financial Services and Markets Act 2000 (as amended "FSMA"), unless it is authorised under FSMA to do so.
10.6.2The Trustee shall have the discretion at any time:
(a)to delegate any of the functions which fall to be performed by an authorised person under FSMA to any other agent or person which also has the necessary authorisations and licences; and
(b)to apply for authorisation under FSMA and perform any or all such functions itself if, in its absolute discretion, it considers it necessary, desirable or appropriate to do so.
10.7Consequential damages disclaimer
Notwithstanding any provision of this Trust Deed to the contrary, any liability of the trustee arising out of this Trust Deed, the Notes and the Agency Agreement shall be limited to the amount of actual loss suffered (such loss shall be determined as at the date of default of the Trustee or, if later, the day on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Trustee at the time of entering into this Trust Deed, the Notes and the Agency

Agreement, or at the time of accepting any relevant instructions, which increases the amount of the loss. In no event shall the Trustee be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive or consequential damages, whether or not the Trustee has been advised of the possibility of such loss or damages.
10.8HSBC Requirements
10.8.1In connection with HSBC Group’s commitment to comply with all applicable sanctions regimes, the trustee and any affiliate or subsidiary of HSBC Holdings plc may take any action in its sole and absolute discretion that it considers appropriate to comply with any law, regulation, request of a public or regulatory authority, any agreement between any member of the HSBC Group and any government authority or any HSBC Group policy that relates to the prevention of fraud, money laundering, terrorism, tax evasion, evasion of economic or trade sanctions or other criminal activities (collectively the "Relevant Requirements"). Such action may include, but is not limited to,
(a)screening, intercepting and investigating any transaction, instruction or communication, including the source of, or intended recipient of, funds;
(b)delaying or preventing the processing of instructions or transactions or the trustee’s performance of its obligations under this Trust Deed;
(c)the blocking of any payment; or
(d)requiring an Issuer to enter into a financial crime compliance representations letter from time to time in a form and substance acceptable to the HSBC Group.
10.8.2Where possible and permitted, the Trustee will endeavour to notify the Issuers of the existence of such circumstances. To the extent permissible by law, neither the Trustee nor any member of the HSBC Group will be liable for loss (whether direct or consequential and including, without limitation, loss of profit or interest) or damage suffered by any party arising out of, or caused in whole or in part by, any actions that are taken by the trustee or any other member of the HSBC Group to comply with any Relevant Requirement.
In this Clause 10.8, "HSBC Group" means HSBC Holdings plc together with its subsidiary undertakings from time to time.
11.COSTS AND EXPENSES
11.1Remuneration
11.1.1Normal remuneration: The Issuers shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate as may from time to time be agreed between the Issuers and the Trustee. Such remuneration shall be payable on such dates as agreed between the relevant Issuer and Trustee. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Noteholders or

Couponholders up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or the Trustee, provided that if upon due presentation (if required pursuant to the Conditions) of any Note or Note Certificate or any cheque, payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue).
11.1.2Extra remuneration: In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by an Issuer to undertake duties which the Trustee and the relevant Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the relevant Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them;
11.1.3Value added tax: The Issuers shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under this Trust Deed.
11.1.4Failure to agree: In the event of the Trustee and the Issuers failing to agree:
(a)(in a case to which sub-clause 11.1.1 applies) upon the amount of the remuneration; or
(b)(in a case to which sub-clause 11.1.2 applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, or upon such additional remuneration, such matters shall be determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuers or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant bank being payable by the Issuers) and the determination of any such merchant bank shall be final and binding upon the Trustee and the Issuers.
11.1.5Expenses: The Issuers shall also pay or discharge all costs, charges and expenses incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Trust Deed, including but not limited to legal and travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, this Trust Deed;
11.1.6Indemnity: Subject to the provisions of 10.5 (Trustee Liability), without prejudice to the right of indemnity given by law to trustees, the Issuers will indemnify the Trustee and every receiver, attorney, manager, agent or other person appointed by the Trustee hereunder and keep it or them indemnified in respect of all Liabilities (including any VAT payable) to which it or they may become subject or which may be incurred by it or them in the negotiation and preparation of this Trust Deed, the Agency Agreement and the Notes and the execution or purported execution or exercise in relation to this transaction of any of its or their trusts, duties, rights, powers, authorities and discretions under this Trust Deed, the Agency Agreement or the Notes or its or their functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to this Trust Deed, the Agency Agreement or the Notes or any such appointment (including, but not limited to, all liabilities, costs, charges and expenses paid or incurred in disputing or defending any of the foregoing).
11.1.7Payment of amounts due: All amounts due and payable pursuant to sub clauses 11.1.5 (Expenses) and 11.1.6 (Indemnity) shall be payable by the Issuers on the date specified in a demand by the Trustee; the rate of interest applicable to such payments shall be two per cent. per annum over the Trustee's cost of funds on the date on which such payments were made by the Trustee, and interest shall accrue:
(a)in the case of payments made by the Trustee prior to the date of the demand, from the date on which the payment was made or such later date as specified in such demand; and
(b)in all other cases from 30 days after the date on which the demand is made or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.
All remuneration payable to the Trustee shall carry interest at the rate specified in this sub-clause 11.1.7 (Payment of amounts due) from the due date thereof.
11.1.8Apportionment of expenses: The Trustee shall apportion the costs, charges, expenses and liabilities incurred by the Trustee in the preparation and execution of the trusts of this Trust Deed (including remuneration of the Trustee) between the several Series of Notes in such manner and in such amounts as it shall, in its absolute discretion, consider appropriate.
11.1.9Discharges: Unless otherwise specifically stated in any discharge of this Trust Deed the provisions of this Clause 11.1 (Remuneration) shall continue in full force and effect notwithstanding such discharge and whether or not the Trustee is then the trustee of this Trust Deed.
11.1.10Payments: All payments to be made by the Issuers to the Trustee under this Trust Deed shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any relevant jurisdiction or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the Issuers (or the relevant Issuer, as the case may be) shall pay such additional amounts as would have been received by it had no such withholding or deduction been required.

11.2Stamp duties
The Issuers (or the relevant Issuer, as the case may be) will pay all stamp duties, registration taxes, capital duties and other similar duties or taxes (if any) payable on (a) the constitution and issue of the Notes, (b) the initial delivery of the Notes, (c) any action taken by the Trustee (or any Noteholder or Couponholder where permitted or required under this Trust Deed so to do) to enforce the provisions of the Notes or this Trust Deed and (d) the execution of this Trust Deed. If the Trustee (or any Noteholder or Couponholder where permitted under this Trust Deed so to do) shall take any proceedings against an Issuer in any other jurisdiction and if for the purpose of any such proceedings this Trust Deed or any Note or Note Certificate is taken into any such jurisdiction and any stamp duties or other duties or taxes become payable thereon in any such jurisdiction, the Issuers (or the relevant Issuer, as the case may be) will pay (or reimburse the person making payment of) such stamp duties or other duties or taxes (including penalties).
11.3Exchange rate indemnity
11.3.1Currency of Account and Payment: the Contractual Currency is the sole currency of account and payment for all sums payable by the Issuers under or in connection with this Trust Deed, the Notes and the Coupons including damages;
11.3.2Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of an Issuer or otherwise) by the Trustee or any Noteholder or Couponholder in respect of any sum expressed to be due to it from the relevant Issuer will only discharge the relevant Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so); and
11.3.3Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Notes or the Coupons, the relevant Issuer will indemnify it against any Liability sustained by it as a result. In any event, the relevant Issuer will indemnify the recipient against the cost of making any such purchase.
11.4Indemnities separate
The indemnities in this Trust Deed constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted by the Trustee and/or any Noteholder or Couponholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed or the Notes or the Coupons or any other judgment or order. Any such Liability as referred to in sub-clause 11.3.3 (Indemnity) shall be deemed to constitute a Liability suffered by the Trustee, the Noteholders and the Couponholders and no proof or evidence of any actual Liability shall be required by the Issuers or their liquidator or liquidators.
12.APPOINTMENT AND RETIREMENT
12.1Appointment of Trustees
The power of appointing new trustees of this Trust Deed shall be vested in the Issuers but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution of the Noteholders. A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof one at least of which shall be a trust corporation. Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Issuers to the Agents and the Noteholders. The Noteholders shall together have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being hereof. The removal of any trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such removal.
12.2Co-trustees
Notwithstanding the provisions of Clause 12.1 (Appointment of Trustees), the Trustee may, upon giving prior notice to the Issuers but without the consent of the Issuers or the Noteholders or the Couponholders, appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:
12.2.1if the Trustee considers such appointment to be in the interests of the Noteholders or the Couponholders; or
12.2.2for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed; or
12.2.3for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction either of a judgment already obtained or of this Trust Deed.
12.3Attorneys
Each Issuer hereby irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of this Trust Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by this Trust Deed) and such duties and obligations as shall be conferred on such person or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such proper remuneration as the Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Trust Deed be treated as costs, charges and expenses incurred by the Trustee.

12.4Retirement of Trustees
Any Trustee for the time being of this Trust Deed may retire at any time upon giving not less than three calendar months' notice in writing to the Issuers without assigning any reason therefor and without being responsible for any costs occasioned by such retirement. The retirement of any Trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such retirement. The Issuers hereby covenants that in the event of the only trustee hereof which is a trust corporation giving notice under this Clause it shall use its best endeavours to procure a new trustee, being a trust corporation, to be appointed and if the Issuers have not procured the appointment of a new trustee within 30 days of the expiry of the Trustee notice referred to in this Clause 12.4, the Trustee shall be entitled to procure forthwith a new trustee.
12.5Competence of a majority of Trustees
Whenever there shall be more than two trustees hereof the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Trust Deed in the Trustee generally.
12.6Powers additional
The powers conferred by this Trust Deed upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Notes or the Coupons.
12.7Merger
Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.
13.NOTICES
13.1Addresses for notices
All notices and other communications hereunder shall be made in writing and in English (by letter or email) and shall be sent as follows:
13.1.1NPG Yorkshire: If to NPG Yorkshire, to it at: Lloyds Court
78 Grey Street
Newcastle-upon-Tyne NE1 6AF Attention:    Finance Director

13.1.2NPG Northeast: If to NPG Northeast, to it at:
Lloyds Court 78 Grey Street
Newcastle-upon-Tyne NE1 6AF Attention:    Finance Director
13.1.3Trustee: if to the Trustee, to it at:
Level 14 Issuer Services
8 Canada Square Canary Wharf London E14 5HQ United Kingdom
Email:    ctla.trustee.admin@hsbc.com Attention:    Issuer Services Trustee Administration

or, in any case, to such other address or for the attention of such other person or department as the addressee has by prior notice to the sender specified for the purpose.
13.2Effectiveness
All notices and communications sent in accordance with Clause 13.1 (Addressees for notices) shall take effect, in the case of a letter, at the time of delivery, in the case of an electronic communication, when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided, that no delivery failure notification is received by the sender within 24 hours of sending such communication; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) after 4.00 p.m. (local time) or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Any communication delivered to any party under this Agreement which is to be sent by electronic communication will be written legal evidence.
13.3No Notice to Couponholders
Neither the Trustee nor the relevant Issuer shall be required to give any notice to the Couponholders for any purpose under this Trust Deed and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 21 (Notices).
14.LAW AND JURISDICTION
14.1Governing law
This Trust Deed and the Notes and any non-contractual obligations arising out of or in connection with them are governed by English law.

14.2English courts
The courts of England have exclusive jurisdiction to settle any dispute (a "Dispute"), arising out of or in connection with this Trust Deed or the Notes (including a dispute relating to the existence, validity or termination of this Trust Deed or the Notes or any non-contractual obligation arising out of or in connection with them) or the consequences of their nullity.
14.3Appropriate forum
The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary.
14.4Rights of the Trustee and Noteholders to take proceedings outside England
Notwithstanding Clause 14.2 (English courts), the Trustee or any of the Noteholders may take proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction. To the extent allowed by law, the Trustee or any of the Noteholders may take concurrent Proceedings in any number of jurisdictions.
15.SEVERABILITY
In case any provision in or obligation under this Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
16.CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999
Other than under Clause 12.1.6 (Indemnity) , no person shall have any right to enforce any provision of this Trust Deed under the Contracts (Rights of Third Parties) Act 1999.
17.COUNTERPARTS
This Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.
IN WITNESS WHEREOF this Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

SCHEDULE 1
TERMS AND CONDITIONS OF THE NOTES
1.Introduction
(a)Programme: Northern Powergrid (Yorkshire) plc ("NPg Yorkshire") and Northern Powergrid (Northeast) plc ("NPg Northeast" and together with NPg Yorkshire, the "Issuers" and each an "Issuer") have established a Euro Medium Term Note Programme (the "Programme") for the issuance of up to £1,000,000,000 in aggregate principal amount of notes (the "Notes"). References in the terms and conditions to the "Issuer" are to the entity named as such in the applicable Pricing Supplement.
(b)Pricing Supplement: Notes issued under the Programme are issued in series (each a "Series") and each Series may comprise one or more tranches (each a "Tranche") of Notes. Each Tranche is the subject of a pricing supplement (the "Pricing Supplement") which supplements these terms and conditions (the "Conditions"). The terms and conditions applicable to any particular Tranche of Notes are these Conditions as supplemented, amended and/or replaced by the relevant Pricing Supplement. In the event of any inconsistency between these Conditions and the relevant Pricing Supplement, the relevant Pricing Supplement shall prevail.
(c)Trust Deed: The Notes are constituted by, are subject to, and have the benefit of, a trust deed dated 21 March 2025 (as modified or amended or supplemented from time to time, the "Trust Deed") between the Issuers and HSBC Corporate Trustee Company (UK) Limited as trustee (the "Trustee", which expression includes all persons for the time being trustee or trustees appointed under the Trust Deed).
(d)Agency Agreement: The Notes are the subject of an issue and paying agency agreement dated 21 March 2025 (the "Agency Agreement") between the Issuers, as principal paying agent (the "Principal Paying Agent", which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), HSBC Bank plc as registrar (the "Registrar", which expression includes any successor registrar appointed from time to time in connection with the Notes), the paying agents named therein (together with the Principal Paying Agent, the "Paying Agents", which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes), the transfer agents named therein (together with the Registrar, the "Transfer Agents", which expression includes any successor or additional transfer agents appointed from time to time in connection with the Notes) and the Trustee. In these Conditions references to the "Agents" are to the Paying Agents and the Transfer Agents and any reference to an "Agent" is to any one of them.
(e)The Notes: All subsequent references in these Conditions to "Notes" are to the Notes which are the subject of the relevant Pricing Supplement.
(f)Summaries: Certain provisions of these Conditions are summaries of the Trust Deed and the Agency Agreement and are subject to their detailed provisions. The holders of the Notes (the "Noteholders") and the holders of the related interest coupons, if any, (the "Couponholders" and the "Coupons", respectively) are bound by, and are deemed to have notice of, all the provisions of the Agency Agreement applicable to them. Copies of the Trust Deed and the Agency Agreement are available for inspection by Noteholders during normal business hours at the Specified Offices of each of the Paying Agents, the initial Specified Offices of which are set out below.

2.Interpretation
(a)Definitions: In these Conditions the following expressions have the following meanings:
"2006 ISDA Definitions" means, in relation to a Series of Notes, the 2006 ISDA Definitions (as supplemented, amended and updated as at the date of issue of the first Tranche of the Notes of such Series) as published by ISDA (copies of which may be obtained from ISDA at www.isda.org);
"2021 ISDA Definitions" means, in relation to a Series of Notes, the latest version of the 2021 ISDA Interest Rate Derivatives Definitions (including each Matrix (and any successor Matrix thereto), as defined in such 2021 ISDA Interest Rate Derivatives Definitions) as at the date of issue of the first Tranche of Notes of such Series, as published by ISDA on its website (www.isda.org);
"Accrual Yield" has the meaning given in the relevant Pricing Supplement;
"Additional Business Centre(s)" means the city or cities specified as such in the relevant Pricing Supplement;
"Additional Financial Centre(s)" means the city or cities specified as such in the relevant Pricing Supplement;
"Business Day" means:
(a)in relation to any sum payable in euro, a TARGET Settlement Day and a day on which commercial banks and foreign exchange markets settle payments generally in each (if any) Additional Business Centre;
(b)in relation to any sum payable in a currency other than euro, a day on which commercial banks and foreign exchange markets settle payments generally in London, in the Principal Financial Centre of the relevant currency and in each (if any) Additional Business Centre; and
(c)in respect of Notes for which the Reference Rate is specified as SOFR in the relevant Pricing Supplement, any weekday that is a U.S. Government Securities Business Day and is not a legal holiday in New York and each (if any) Additional Business Centre(s) and is not a date on which banking institutions in those cities are authorised or required by law or regulation to be closed;
"Business Day Convention", in relation to any particular date, has the meaning given in the relevant Pricing Supplement and, if so specified in the relevant Pricing Supplement, may have different meanings in relation to different dates and, in this context, the following expressions shall have the following meanings:
(a)"Following Business Day Convention" means that the relevant date shall be postponed to the first following day that is a Business Day;
(b)"Modified Following Business Day Convention" or "Modified Business Day Convention" means that the relevant date shall be postponed to the first following day that is a Business Day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day save in respect of Notes for which the Reference Rate is SOFR, for which the final Interest Payment Date will not be postponed and interest on that payment will not accrue during the period from and after the scheduled final Interest Payment Date;
(c)"Preceding Business Day Convention" means that the relevant date shall be brought forward to the first preceding day that is a Business Day;
(d)"FRN Convention", "Floating Rate Convention" or "Eurodollar Convention" means that each relevant date shall be the date which numerically corresponds to the preceding such date in the calendar month which is the number of months specified in the relevant Pricing Supplement as the Specified Period after the calendar month in which the preceding such date occurred provided, however, that:
(i)if there is no such numerically corresponding day in the calendar month in which any such date should occur, then such date will be the last day which is a Business Day in that calendar month;
(ii)if any such date would otherwise fall on a day which is not a Business Day, then such date will be the first following day which is a Business Day unless that day falls in the next calendar month, in which case it will be the first preceding day which is a Business Day; and
(iii)if the preceding such date occurred on the last day in a calendar month which was a Business Day, then all subsequent such dates will be the last day which is a Business Day in the calendar month which is the specified number of months after the calendar month in which the preceding such date occurred; and
(e)"No Adjustment" means that the relevant date shall not be adjusted in accordance with any Business Day Convention;
"Calculation Agent" means the Principal Paying Agent or such other Person specified in the relevant Pricing Supplement as the party responsible for calculating the Rate(s) of Interest and Interest Amount(s) and/or such other amount(s) as may be specified in the relevant Pricing Supplement;
"Calculation Amount" has the meaning given in the relevant Pricing Supplement;
"Companies Act" means the Companies Act 2006 as amended or re-enacted from time to time and all subordinate legislation made pursuant thereto;
"Coupon Sheet" means, in respect of a Note, a coupon sheet relating to the Note;
"DA Selected Bond" means the government security or securities selected by the Determination Agent as having the nearest actual or interpolated maturity comparable with the Remaining Term of the relevant Notes to be redeemed and that would be utilised, at the time of selection and in accordance with customary financial practice, in determining the redemption price of corporate debt securities denominated in the Specified Currency and with a comparable remaining maturity to the Remaining Term; provided however, that, if the Remaining Term of the Notes to be redeemed is less than one year, a fixed maturity of one year shall be used;

"Day Count Fraction" means, in respect of the calculation of an amount for any period of time (the "Calculation Period"), such day count fraction as may be specified in these Conditions or the relevant Pricing Supplement and:
(a)if "Actual/Actual (ICMA)" is so specified, means:
(i)where the Calculation Period is equal to or shorter than the Regular Period during which it falls, the actual number of days in the Calculation Period divided by the product of (1) the actual number of days in such Regular Period and (2) the number of Regular Periods in any year; and
(ii)where the Calculation Period is longer than one Regular Period, the sum of:
(A)the actual number of days in such Calculation Period falling in the Regular Period in which it begins divided by the product of (1) the actual number of days in such Regular Period and (2) the number of Regular Periods in any year; and
(B)the actual number of days in such Calculation Period falling in the next Regular Period divided by the product of (1) the actual number of days in such Regular Period and (2) the number of Regular Periods in any year;
(iii)if "Actual/Actual (ISDA)" is so specified, means the actual number of days in the Calculation Period divided by 365 (or, if any portion of the Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365);
(iv)if "Actual/365 (Fixed)" is so specified, means the actual number of days in the Calculation Period divided by 365;
(v)if "Actual/360" is so specified, means the actual number of days in the Calculation Period divided by 360;
(vi)if "30/360" is so specified, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows
Day Count Fraction =    [360x(Y2 - Y1 )] + [30x(M 2 - M1 )] + (D2 - D1 )
360

where:
"Y1" is the year, expressed as a number, in which the first day of the Calculation Period falls;
"Y2" is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
"M1" is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

"M2" is the calendar month, expressed as number, in which the day immediately following the last day included in the Calculation Period falls;
"D1" is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and
"D2" is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30";
(vii)if "30E/360" or "Eurobond Basis" is so specified, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:
Day Count Fraction = [360x(Y2 - Y1 )] + [30x(M 2 - M1 )] + (D2 - D1 )
360
where:
"Y1" is the year, expressed as a number, in which the first day of the Calculation Period falls;
"Y2" is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
"M1" is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;
"M2" is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
"D1" is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and
"D2" is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31, in which case D2 will be 30; and
if "30E/360 (ISDA)" is so specified, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:
Day Count Fraction = [360x(Y2 - Y1 )] + [30x(M 2 - M1 )] + (D2 - D1)
360
where:

"Y1" is the year, expressed as a number, in which the first day of the Calculation Period falls;
"Y2" is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
"M1" is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;
"M2" is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
"D1" is the first calendar day, expressed as a number, of the Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and
"D2" is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30, provided, however, that in each such case the number of days in the Calculation Period is calculated from and including the first day of the Calculation Period to but excluding the last day of the Calculation Period;
"Determination Agent" means an independent adviser, investment bank or financial institution of recognised standing with appropriate expertise selected by the Issuer at the Issuer's expense;
"Early Redemption Amount (Tax)" means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Pricing Supplement;
"Early Termination Amount" means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, these Conditions or the relevant Pricing Supplement;
"Electricity Act" means the Electricity Act 1989 as amended or re-enacted from time to time and all subordinate legislation made pursuant thereto;
"Electricity Distribution Licence" means the electricity distribution licence granted or treated as granted to the Issuer under section 6(1)(c) of the Electricity Act;
"Energy Act" means the Energy Act 2004 as amended or re-enacted from time to time and all subordinate legislation made pursuant thereto;
"Energy Administrator" means an energy administrator appointed pursuant to Part 3 of the Energy Act;
"EURIBOR" means, in respect of any specified currency and any specified period, the interest rate benchmark known as the Euro zone interbank offered rate which is calculated and published by a designated distributor (currently Thomson Reuters) in accordance with the requirements from time to time of the European Money Markets Institute (or any person which takes over administration of that rate);
"Extraordinary Resolution" has the meaning given in the Trust Deed;
"Final Determination" means the final determination document published by Ofgem for each electricity distribution price control review;
"Final Redemption Amount" means, in respect of any Note, its principal amount or such other amount as may be specified in the relevant Pricing Supplement;
"First Interest Payment Date" means the date specified in the relevant Pricing Supplement;
"Fixed Coupon Amount" has the meaning given in the relevant Pricing Supplement;
"Holder", in the case of Bearer Notes, has the meaning given in Condition 3(b) (Form, Denomination and Title - Title to Bearer Notes) and, in the case of Registered Notes, has the meaning given in Condition 3(d) (Form, Denomination and Title – Title to Registered Notes);
"Indebtedness for Borrowed Money" means any indebtedness (whether being principal, premium, interest or other amounts) for (i) money borrowed, (ii) payment obligations under or in respect of any acceptance or acceptance credit, or (iii) any notes, bonds, debentures, debenture stock, loan stock or other debt securities offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash;
"Independent Adviser" means an independent financial institution of international repute or other independent financial adviser experienced in the international capital markets, in each case selected and appointed by the Issuer at its own expense.
"Interest Amount" means, in relation to a Note and an Interest Period, the amount of interest payable in respect of that Note for that Interest Period;
"Interest Commencement Date" means the Issue Date of the Notes or such other date as may be specified as the Interest Commencement Date in the relevant Pricing Supplement;
"Interest Determination Date" has the meaning given in the relevant Pricing Supplement;
"Interest Payment Date" means the First Interest Payment Date and any other date or dates specified as such in, or determined in accordance with the provisions of, the relevant Pricing Supplement and, if a Business Day Convention is specified in the relevant Pricing Supplement:
(a)as the same may be adjusted in accordance with the relevant Business Day Convention; or
(b)if the Business Day Convention is the FRN Convention, Floating Rate Convention or Eurodollar Convention and an interval of a number of calendar months is specified in the relevant Pricing Supplement as being the Specified

Period, each of such dates as may occur in accordance with the FRN Convention, Floating Rate Convention or Eurodollar Convention at such Specified Period of calendar months following the Interest Commencement Date (in the case of the first Interest Payment Date) or the previous Interest Payment Date (in any other case);
"Interest Period" means each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date (or, if the Notes are redeemed on any earlier date, the relevant redemption date);
"Investment Grade Rating" means a credit rating assigned by a Rating Agency of BBB- (in the case of such ratings assigned by S&P and/or Fitch) or Baa3 (in the case of such ratings assigned by Moody's) or the equivalents of such ratings for the time being, or better;
"ISDA" means the International Swaps and Derivatives Association, Inc. (or any successor);
"ISDA Definitions" has the meaning given in the relevant Pricing Supplement; "Issue Date" has the meaning given in the relevant Pricing Supplement;
"Make Whole Redemption Price" has the meaning given in Condition 9(c) (Redemption and Purchase - Redemption at the option of the Issuer);
"Margin" has the meaning given in the relevant Pricing Supplement; "Maturity Date" has the meaning given in the relevant Pricing Supplement;
"Maximum Redemption Amount" has the meaning given in the relevant Pricing Supplement;
"Minimum Rate of Interest" for any Interest Period has the meaning given in the relevant Pricing Supplement but shall never be less than zero, including any relevant margin;
"Minimum Redemption Amount" has the meaning given in the relevant Pricing Supplement;
"Negative Certification" has the meaning given in Condition 14;
A "Negative Rating Event" shall be deemed to have occurred if (i) the Issuer does not, either prior to or no later than 14 days after the date of a Negative Certification (as defined in Condition 14 (Restructuring Event)) in respect of the relevant Restructuring Event, seek, and thereupon use all reasonable endeavours to obtain, from a Rating Agency, a rating of the Reference Rated Securities or these Notes or any other unsecured and unsubordinated debt of the Issuer having an initial maturity of five years or more or
(ii) if it does so seek and use such endeavours, it is unable, as a result of such Restructuring Event, to obtain such a rating which is an Investment Grade Rating;
"Noteholder", in the case of Bearer Notes, has the meaning given in Condition 3(b) (Form, Denomination and Title - Title to Bearer Notes) and, in the case of Registered

Notes, has the meaning given in Condition 3(d) (Form, Denomination and Title - Title to Registered Notes);
"Ofgem" means the Gas and Electricity Markets Authority and/or the Office of Gas and Electricity Markets, including their successor office or body, as appropriate;
"Optional Redemption Amount (Call)" means, in respect of any Note, its principal amount or such other amount as may be specified in the relevant Pricing Supplement;
"Optional Redemption Amount (Put)" means, in respect of any Note, its principal amount or such other amount as may be specified in the relevant Pricing Supplement;
"Optional Redemption Date (Call)" has the meaning given in the relevant Pricing Supplement;
"Optional Redemption Date (Put)" has the meaning given in the relevant Pricing Supplement;
"Payment Business Day" means:
(a)if the currency of payment is euro, any day which is:
(i)a day on which banks in the relevant place of presentation are open for presentation and payment of bearer debt securities and for dealings in foreign currencies; and
(ii)in the case of payment by transfer to an account, a TARGET Settlement Day and a day on which dealings in foreign currencies may be carried on in each (if any) Additional Financial Centre; or
(b)if the currency of payment is not euro, any day which is:
(i)a day on which banks in the relevant place of presentation are open for presentation and payment of bearer debt securities and for dealings in foreign currencies; and
(ii)in the case of payment by transfer to an account, a day on which dealings in foreign currencies may be carried on in the Principal Financial Centre of the currency of payment and in each (if any) Additional Financial Centre;
"Par Redemption Date" has the meaning given in the relevant Pricing Supplement;
"Person" means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality;
"Principal Financial Centre" means, in relation to any currency, the principal financial centre for that currency provided, however, that:
(a)in relation to euro, it means the principal financial centre of such Member State of the European Union as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the Calculation Agent; and

(b)in relation to New Zealand dollars, it means either Wellington or Auckland as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the Calculation Agent;
"Put Option Notice" means a notice which must be delivered to a Paying Agent by any Noteholder wanting to exercise a right to redeem a Note at the option of the Noteholder;
"Put Option Receipt" means a receipt issued by a Paying Agent to a depositing Noteholder upon deposit of a Note with such Paying Agent by any Noteholder wanting to exercise a right to redeem a Note at the option of the Noteholder;
"Quotation Time" has the meaning given in the relevant Pricing Supplement;
"Rate of Interest" means the rate or rates (expressed as a percentage per annum) of interest payable in respect of the Notes specified in the relevant Pricing Supplement or calculated or determined in accordance with the provisions of these Conditions and/or the relevant Pricing Supplement;
"Rating Agencies" means S&P and Fitch, and "Rating Agency" means either one of them;
A "Rating Downgrade" shall be deemed to have occurred (i) if the then current rating assigned to any Reference Rated Securities by any Rating Agency (whether provided by a Rating Agency at the invitation of the Issuer or by its own volition) is withdrawn or reduced from an Investment Grade Rating to a non-Investment Grade Rating (BB+/Ba1, or their respective equivalents for the time being, or worse) or, (ii) if any Rating Agency shall then have already assigned a non-Investment Grade Rating (as described above) to the Reference Rated Securities, such rating is lowered one full rating category, provided that, in the case of (i) or (ii), if during the Restructuring Period the Reference Rated Securities have at least one Investment Grade Rating then it shall be deemed that no Rating Downgrade shall have occurred;
"Redemption Amount" means, as appropriate, the Final Redemption Amount, the Early Redemption Amount (Tax), the Optional Redemption Amount (Call), the Optional Redemption Price, the Optional Redemption Amount (Put), the Early Termination Amount or such other amount in the nature of a redemption amount as may be specified in the relevant Pricing Supplement;
"Redemption Margin" means the figure specified in the relevant Pricing Supplement;
"Reference Bond" means the bond specified in the relevant Pricing Supplement or, if not so specified or to the extent that such Reference Bond specified in the Pricing Supplement is no longer outstanding on the relevant Reference Date, the DA Selected Bond;
"Reference Bond Price" means, with respect to any Reference Bond and any Reference Date, (i) if at least five Reference Government Bond Dealer Quotations are received, the arithmetic average of the Reference Government Bond Dealer Quotations for such Reference Date, after excluding the highest (or in the event of equality, one of the highest) and lowest (or in the event of equality, one of the lowest) such Reference Government Bond Dealer Quotations, or (ii) if fewer than five such Reference Government Bond Dealer Quotations are received, the arithmetic average of all such quotations;

"Reference Bond Rate" means, with respect to any Reference Bond and any Reference Date, the rate per annum equal to the annual or semi-annual yield (as the case may be) for the Remaining Term or interpolated yield for the Remaining Term (on the relevant day count basis) of the Notes, assuming a price for the Reference Bond (expressed as a percentage of its principal amount) equal to the Reference Bond Price for such Reference Date;
"Reference Date" means the date falling three London Business Days prior to the Optional Redemption Date (Call);
"Reference Government Bond Dealer" means each of five banks selected by the Issuer (following, where practicable, consultation with the Determination Agent, if one is appointed), or their affiliates, which are (i) primary government securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues;
"Reference Government Bond Dealer Quotations" means, with respect to each Reference Government Bond Dealer and any Reference Date, the arithmetic average, as determined by the Determination Agent, of the bid and offered prices for the Reference Bond (expressed in each case as a percentage of its principal amount): (a) which appear on the Relevant Make Whole Screen Page as at the Quotation Time on the Reference Date; or (b) to the extent that in the case of (a) above either such bid and offered prices do not appear on that page, fewer than two such bid and offered prices appear on that page, or if the Relevant Make Whole Screen Page is unavailable, then as quoted in writing to the Determination Agent by such Reference Government Bond Dealer;
"Reference Price" has the meaning given in the relevant Pricing Supplement;
"Reference Rate" means EURIBOR, SONIA, SONIA Compounded Index, SOFR, SOFR Compounded Index or €STR as specified in the relevant Pricing Supplement in respect of the currency and period specified in the relevant Pricing Supplement. Other than in the case of U.S. dollar-denominated floating rate Notes for which the "Reference Rate" is specified in the relevant Pricing Supplement as being SOFR, the term Reference Rate shall, following the occurrence of a Benchmark Event under Condition 7(n) (Benchmark Replacement (Independent Adviser)), include any Successor Rate or Alternative Rate and shall, if a Benchmark Event should occur subsequently in respect of any such Successor Rate or Alternative Rate, also include any further Successor Rate or further Alternative Rate;
"Reference Rated Securities" means the Notes for so long as they have a rating from a Rating Agency, and otherwise any other unsecured and unsubordinated debt securities of the Issuer having an initial maturity of five years or more which are rated by a Rating Agency;
"Regular Period" means:
(a)in the case of Notes where interest is scheduled to be paid only by means of regular payments, each period from and including the Interest Commencement Date to but excluding the first Interest Payment Date and each successive period from and including one Interest Payment Date to but excluding the next Interest Payment Date;

(b)in the case of Notes where, apart from the first Interest Period, interest is scheduled to be paid only by means of regular payments, each period from and including a Regular Date falling in any year to but excluding the next Regular Date, where "Regular Date" means the day and month (but not the year) on which any Interest Payment Date falls; and
(c)in the case of Notes where, apart from one Interest Period other than the first Interest Period, interest is scheduled to be paid only by means of regular payments, each period from and including a Regular Date falling in any year to but excluding the next Regular Date, where "Regular Date" means the day and month (but not the year) on which any Interest Payment Date falls other than the Interest Payment Date falling at the end of the irregular Interest Period;
"Regulated Asset Value" means the regulatory asset value of the Issuer as set out in the most recent Final Determination or, if any electricity distribution price control financial model has been published on Ofgem's website since the most recent Final Determination, the regulatory asset value of the Issuer as set out in such financial model, in each case, adjusted for inflation, as of the 31 March nearest to the date of determination, provided that if at any time Ofgem alters its methodology of determining Regulated Asset Value in a manner which results in a change in Regulated Asset Value, appropriate adjustments to this definition (and to other terms defined or described herein solely for the purposes of this definition) so as to preserve the original intent of Condition 13(a)(C) (Events of Default) shall be determined by an independent accountant experienced in the regulated electricity distribution market selected by the Issuer;
"Relevant Date" means, in relation to any payment, whichever is the later of (a) the date on which the payment in question first becomes due and (b) if the full amount payable has not been received by the Principal Paying Agent or the Trustee on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders;
"Relevant Indebtedness" means any indebtedness (whether being principal, premium, interest or other amounts) in the form of or represented by notes, bonds, debentures, debenture stock, loan stock or other securities, whether issued for cash or in whole or in part for a consideration other than cash, and which, with the agreement of the person issuing the same, are quoted, listed or ordinarily dealt in on any stock exchange or recognised over-the-counter or other securities market;
"Relevant Make Whole Screen Page" means the page, section or other part of a particular information service (or any successor or replacement page, section or other part of a particular information service, including, without limitation, Bloomberg) specified as the Relevant Make Whole Screen Page in the relevant Pricing Supplement, or such other page, section or other part as may replace it on that information service or such other information service, in each case, as may be nominated by the Determination Agent for the purpose of displaying comparable relevant bid and offered prices for the Reference Bond;
"Relevant Screen Page" means the page, section or other part of a particular information service (including, without limitation, Reuters) specified as the Relevant Screen Page in the relevant Pricing Supplement, or such other page, section or other part as may replace it on that information service or such other information service, in each case, as may be nominated by the Person providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to the Reference Rate;
"Relevant Time" has the meaning given in the relevant Pricing Supplement;
"Remaining Term" means the term to maturity or, if a Par Redemption Date is specified in the relevant Pricing Supplement, to such Par Redemption Date;
"Reserved Matter" means any proposal to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes, to alter the method of calculating the amount of any payment in respect of the Notes or the date for any such payment, to change the currency of any payment under the Notes or to change the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution;
"Restructuring Event" means the occurrence of any one or more of the following events:
(i)(a) written notice being given to the Issuer of revocation of the Issuer's Electricity Distribution Licence which is requisite to the conduct of the Issuer's business at the relevant time or (b) the Issuer agreeing in writing to any revocation or surrender of the Issuer's Electricity Distribution Licence which is requisite to the conduct of the Issuer's business at the relevant time or (c) any legislation (whether primary or subordinate) being enacted terminating or revoking the Issuer's Electricity Distribution Licence which is requisite to the conduct of the Issuer's business at the relevant time, except in any such case in circumstances where a licence or licences is or are granted to the Issuer or a Subsidiary of the Issuer 100 per cent of the ordinary share capital of which is owned directly or indirectly by the Issuer (the "Relevant Transferee") and provided that the terms of such licence or licences are substantially no less favourable than the Electricity Distribution Licence in which event all references in these Conditions to the Electricity Distribution Licence and the Issuer in its capacity as holder of the Electricity Distribution Licence shall hereafter be deemed to be references to the licence or licences on substantially no less favourable terms and the Relevant Transferee respectively; or
(ii)any modification (other than a modification which is of a formal, minor or technical nature) being made to the terms and conditions of the Electricity Distribution Licence on or after the Issue Date unless two Directors of the Issuer have certified in good faith to the Trustee (and the Trustee may rely absolutely on such certification) that the modified terms and conditions are not materially less favourable to the business of the Issuer. For the purposes of this paragraph
(ii) a modification which (a) results in a licence or licences being granted to the Issuer or a Subsidiary of the Issuer 100 per cent of the ordinary share capital of which is owned directly or indirectly by the Issuer (collectively, the "Applicable Transferees") and provided that the terms of such licence or licences are substantially no less favourable than the terms of the Electricity Distribution Licence or (b) results in a licence or licences being granted to an Applicable Transferee provided that the terms of such licence or licences are substantially no less favourable than the terms of the Electricity Distribution Licence, shall not be deemed to be a modification within this paragraph (ii). In the event of such a modification as is referred to in (a) or (b), all references in these Conditions to the Electricity Distribution Licence and the Issuer in its capacity as holder of the Electricity Distribution Licence shall thereafter be deemed to be references to the licence or licences granted to the Applicable Transferee and to the Applicable Transferee, respectively; or
(iii)any legislation (whether primary or subordinate) is enacted which removes, qualifies or amends (other than an amendment which is of a formal, minor or technical nature) the duties of the Secretary of State (or any successor) and/or Ofgem under the Electricity Act as in force on the Issue Date, unless two Directors of the Issuer have certified in good faith to the Trustee (and the Trustee may rely absolutely on such certification) that such removal, qualification or amendment does not have a materially adverse effect on the financial condition of the Issuer;
A "Restructuring Put Event" occurs on the date of the last to occur of (i) a Restructuring Event, (ii) either a Rating Downgrade or, as the case may be, a Negative Rating Event, and (iii) the relevant Negative Certification;
"Restructuring Period" means:
(i)if at the time a Restructuring Event occurs there are Reference Rated Securities, the period of 90 days starting from and including the day on which the Restructuring Event occurs; or
(ii)if at the time a Restructuring Event occurs there are not Reference Rated Securities, the period starting from and including the day on which the Restructuring Event occurs and ending on the day 90 days following the later of
(a) the date on which the Issuer shall seek to obtain a rating pursuant to the definition of Negative Rating Event prior to the expiry of the 14 days referred to in the definition of Negative Rating Event and (b) the date on which a Negative Certification shall have been given to the Issuer in respect of the Restructuring Event;
"Security Interest" means any mortgage, charge, pledge, lien or other security interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction;
"Specified Currency" has the meaning given in the relevant Pricing Supplement;
"Specified Denomination(s)" has the meaning given in the relevant Pricing Supplement;
"Specified Office" has the meaning given in the Agency Agreement;
"Specified Period" has the meaning given in the relevant Pricing Supplement;
"Subsidiary" means a subsidiary or subsidiary undertaking within the meaning of the Companies Act;
"Talon" means a talon for further Coupons;

"T2" means the real time gross settlement system operated by the Eurosystem or any successor system;
"TARGET Settlement Day" means any day on which T2 is open for the settlement of payments in euro; and
"Zero Coupon Note" means a Note specified as such in the relevant Pricing Supplement.
(b)Interpretation: In these Conditions:
(i)if the Notes are Zero Coupon Notes or are Registered Notes, references to Coupons and Couponholders are not applicable;
(ii)if Talons are specified in the relevant Pricing Supplement as being attached to the Notes at the time of issue, references to Coupons shall be deemed to include references to Talons;
(iii)if Talons are not specified in the relevant Pricing Supplement as being attached to the Notes at the time of issue, references to Talons are not applicable;
(iv)any reference to principal shall be deemed to include the Redemption Amount, any additional amounts in respect of principal which may be payable under Condition 12 (Taxation), any premium payable in respect of a Note and any other amount in the nature of principal payable pursuant to these Conditions;
(v)any reference to interest shall be deemed to include any additional amounts in respect of interest which may be payable under Condition 12 (Taxation) and any other amount in the nature of interest payable pursuant to these Conditions;
(vi)references to Notes being "outstanding" shall be construed in accordance with the Trust Deed;
(vii)if an expression is stated in Condition 2(a) (Definitions) to have the meaning given in the relevant Pricing Supplement, but the relevant Pricing Supplement gives no such meaning or specifies that such expression is "not applicable" then such expression is not applicable to the Notes;
(viii)any reference to the Trust Deed or the Agency Agreement shall be construed as a reference to the Trust Deed or the Agency Agreement, as the case may be, as amended and/or supplemented up to and including the Issue Date of the Notes; and
(ix)any reference in these Conditions to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted.
3.Form, Denomination and Title
(a)Bearer Notes: Bearer Notes are in the Specified Denomination(s) with Coupons and, if specified in the relevant Pricing Supplement, Talons attached at the time of issue. In the case of a Series of Bearer Notes with more than one Specified Denomination, Bearer

Notes of one Specified Denomination will not be exchangeable for Bearer Notes of another Specified Denomination.
(b)Title to Bearer Notes: Title to Bearer Notes and the Coupons will pass by delivery. In the case of Bearer Notes, "Holder" means the holder of such Bearer Note and "Noteholder" and "Couponholder" shall be construed accordingly.
(c)Registered Notes: Registered Notes are in the Specified Denomination(s), which may include a minimum denomination specified in the relevant Pricing Supplement and higher integral multiples of a smaller amount specified in the relevant Pricing Supplement.
(d)Title to Registered Notes: The Registrar will maintain the register in accordance with the provisions of the Agency Agreement. A certificate (each, a "Note Certificate") will be issued to each Holder of Registered Notes in respect of its registered holding. Each Note Certificate will be numbered serially with an identifying number which will be recorded in the Register. In the case of Registered Notes, "Holder" means the person in whose name such Registered Note is for the time being registered in the Register (or, in the case of a joint holding, the first named thereof) and "Noteholder" shall be construed accordingly.
(e)Ownership: The Holder of any Note or Coupon shall (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing thereon or, in the case of Registered Notes, on the Note Certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft thereof) and no Person shall be liable for so treating such Holder. No person shall have any right to enforce any term or condition of any Note under the Contracts (Rights of Third Parties) Act 1999.
(f)Transfers of Registered Notes: Subject to paragraphs (i) (Closed periods) and (j) (Regulations concerning transfers and registration) below, a Registered Note may be transferred upon surrender of the relevant Note Certificate, with the endorsed form of transfer duly completed, at the Specified Office of the Registrar or any Transfer Agent, together with such evidence as the Registrar or (as the case may be) such Transfer Agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer; provided, however, that a Registered Note may not be transferred unless the principal amount of Registered Notes transferred and (where not all of the Registered Notes held by a Holder are being transferred) the principal amount of the balance of Registered Notes not transferred are Specified Denominations. Where not all the Registered Notes represented by the surrendered Note Certificate are the subject of the transfer, a new Note Certificate in respect of the balance of the Registered Notes will be issued to the transferor.
(g)Registration and delivery of Note Certificates: Within five business days of the surrender of a Note Certificate in accordance with paragraph (f) (Transfers of Registered Notes) above, the Registrar will register the transfer in question and deliver a new Note Certificate of a like principal amount to the Registered Notes transferred to each relevant Holder at its Specified Office or (as the case may be) the Specified Office of any Transfer Agent or (at the request and risk of any such relevant Holder) by uninsured first class mail (airmail if overseas) to the address specified for the purpose by such relevant Holder. In this paragraph, "business day" means a day on which commercial banks are open for general business (including dealings in foreign currencies) in the city where the Registrar or (as the case may be) the relevant Transfer Agent has its Specified Office.
(h)No charge: The transfer of a Registered Note will be effected without charge by or on behalf of the Issuer or the Registrar or any Transfer Agent but against such indemnity as the Registrar or (as the case may be) such Transfer Agent may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.
(i)Closed periods: Noteholders may not require transfers to be registered during the period of 15 days ending on the due date for any payment of principal or interest in respect of the Registered Notes.
(j)Regulations concerning transfers and registration: All transfers of Registered Notes and entries on the Register are subject to the detailed regulations concerning the transfer of Registered Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuer with the prior written approval of the Registrar. A copy of the current regulations will be mailed (free of charge) by the Registrar to any Noteholder who requests in writing a copy of such regulations.
4.Status
Status of the Notes: The Notes constitute direct, unconditional and (subject to the provisions of Condition 5 (Negative Pledge)) unsecured obligations of the Issuer and rank pari passu and without any preference among themselves. The payment obligations of the Issuer under the Notes shall, subject as aforesaid and save for such obligations as may be preferred by laws that are both mandatory and of general application, at all times rank at least equally with all its present and future unsecured and unsubordinated obligations.
5.Negative Pledge
So long as any Note remains outstanding, the Issuer will ensure that none of its Relevant Indebtedness or the Relevant Indebtedness of any of its Subsidiaries nor any guarantee given by it or by any such Subsidiary of the Relevant Indebtedness of any other person will be secured by a Security Interest upon, or with respect to, any of the present or future business, undertaking, assets or revenues (including any uncalled capital) of the Issuer or any of its Subsidiaries unless the Issuer shall, before or at the same time as the creation of the Security Interest, take any and all action necessary to ensure that:
(a)all amounts payable by the Issuer under the Notes and the Trust Deed are secured to the satisfaction of the Trustee equally and rateably with the Relevant Indebtedness or guarantee of Relevant Indebtedness, as the case may be, by such Security Interest; or
(b)such other Security Interest or guarantee or other arrangement (whether or not including the giving of a Security Interest) is provided in respect of all amounts payable by the Issuer under any Note and the Trust Deed either (i) as the Trustee shall in its absolute discretion deem not materially less beneficial to the interests of the Noteholders, or (ii) as shall be approved by an Extraordinary Resolution of the Noteholders.

6.Fixed Rate Note Provisions
(a)Application: This Condition 6 is applicable to the Notes only if the Fixed Rate Note Provisions are specified in the relevant Pricing Supplement as being applicable.
(b)Accrual of interest: The Notes bear interest from (and including) the Interest Commencement Date at the Rate of Interest payable in arrear on each Interest Payment Date, subject as provided in Condition 10 (Payments - Bearer Notes) and Condition 11 (Payments - Registered Notes). Each Note will cease to bear interest from the due date for final redemption unless, upon due presentation, payment of the Redemption Amount is improperly withheld or refused, in which case it will continue to bear interest in accordance with this Condition 6 (both before and after judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Principal Paying Agent or the Trustee has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).
(c)Fixed Coupon Amount: Other than if the Notes are redeemed on any date that is not an Interest Payment Date, the amount of interest payable in respect of each Note for any Interest Period shall be the relevant Fixed Coupon Amount and, if the Notes are in more than one Specified Denomination, shall be the relevant Fixed Coupon Amount in respect of the relevant Specified Denomination.
(d)Notes accruing interest otherwise than a Fixed Coupon Amount: This Condition 6(d) shall apply to Notes which are Fixed Rate Notes only where the Pricing Supplement for such Notes specify that the Interest Payment Dates are subject to adjustment in accordance with the Business Day Convention specified therein. The amount of interest payable in respect of each Note for any Interest Period for such Notes shall be calculated by the Calculation Agent by multiplying the product of the Rate of Interest for such Interest Period and the Calculation Amount by the relevant Day Count Fraction and rounding the resulting figure to the nearest sub-unit of the Specified Currency (half a sub-unit being rounded upwards) and multiplying such rounded figure by a fraction equal to the Specified Denomination of the relevant Note divided by the Calculation Amount. The Calculation Agent shall cause the relevant amount of interest and the relevant Interest Payment Date to be notified to the Issuer, the Trustee, the Paying Agents, the Registrar (in the case of Registered Notes) and the Noteholders in accordance with Condition 21 (Notices) and, if the Notes are listed on a stock exchange and the rules of such exchange so requires, such exchange as soon as possible after their determination or calculation but in no event later than the fourth Business Day thereafter or, if earlier in the case of notification to the stock exchange, the time required by the rules of the relevant stock exchange.
(e)Calculation of interest amount: The amount of interest payable in respect of each Note for any period for which a Fixed Coupon Amount is not specified or if the Notes are redeemed on any date that is not an Interest Payment Date shall be calculated by applying the Rate of Interest to the Calculation Amount, multiplying the product by the relevant Day Count Fraction, rounding the resulting figure to the nearest sub-unit of the Specified Currency (half a sub-unit being rounded upwards) and multiplying such rounded figure by a fraction equal to the Specified Denomination of such Note divided by the Calculation Amount. For this purpose a "sub-unit" means, in the case of any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, in the case of euro, means one cent.
7.Floating Rate Note Provisions
(a)Application: This Condition 7 is applicable to the Notes only if the Floating Rate Note Provisions are specified in the relevant Pricing Supplement as being applicable.
(b)Accrual of interest: The Notes bear interest from (and including) the Interest Commencement Date at the Rate of Interest payable in arrear on each Interest Payment Date, subject as provided in Condition 10 (Payments - Bearer Notes) and Condition 11 (Payments - Registered Notes). Each Note will cease to bear interest from the due date for final redemption unless, upon due presentation, payment of the Redemption Amount is improperly withheld or refused, in which case it will continue to bear interest in accordance with this Condition (both before and after judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Principal Paying Agent has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).
(c)Screen Rate Determination: If Screen Rate Determination is specified in the relevant Pricing Supplement as the manner in which the Rate(s) of Interest is/are to be determined, the Rate of Interest applicable to the Notes for each Interest Period will be (other than in respect of Notes for which SONIA, SOFR and/or €STR or any related index is specified as the Reference Rate in the relevant Pricing Supplement) determined by the Calculation Agent on the following basis:
(i)if the Reference Rate is a composite quotation or customarily supplied by one entity, the Calculation Agent will determine the Reference Rate which appears on the Relevant Screen Page as of the Relevant Time on the relevant Interest Determination Date;
(ii)if Linear Interpolation is specified as applicable in respect of an Interest Period in the applicable Pricing Supplement, the Rate of Interest for such Interest Period shall be calculated by the Calculation Agent by straight-line linear interpolation by reference to two rates which appear on the Relevant Screen Page as of the Relevant Time on the relevant Interest Determination Date, where:
(A)one rate shall be determined as if the relevant Interest Period were the period of time for which rates are available next shorter than the length of the relevant Interest Period; and
(B)the other rate shall be determined as if the relevant Interest Period were the period of time for which rates are available next longer than the length of the relevant Interest Period;
provided, however, that if no rate is available for a period of time next shorter or, as the case may be, next longer than the length of the relevant Interest Period, then the Calculation Agent shall calculate the Rate of Interest at such time and by reference to such sources as the Issuer, in consultation with an Independent Adviser appointed by the Issuer (and such Independent Adviser to act in good faith and in a commercially reasonable manner), determines appropriate;

(iii)in any other case, the Calculation Agent will determine the arithmetic mean of the Reference Rates which appear on the Relevant Screen Page as of the Relevant Time on the relevant Interest Determination Date;
and the Rate of Interest for such Interest Period shall be the sum of the Margin and the rate or (as the case may be) the arithmetic mean so determined; provided, however, subject to Condition (n) (Benchmark Replacement (Independent Adviser)), that if the Calculation Agent is unable to determine a rate or (as the case may be) an arithmetic mean in accordance with the above provisions in relation to any Interest Period, the Rate of Interest applicable to the Notes during such Interest Period will be the sum of the Margin and the rate or (as the case may be) the arithmetic mean last determined in relation to the Notes in respect of a preceding Interest Period.
(d)ISDA Determination: If ISDA Determination is specified in the relevant Pricing Supplement as the manner in which the Rate(s) of Interest is/are to be determined, the Rate of Interest applicable to the Notes for each Interest Period will be the sum of the Margin and the relevant ISDA Rate where "ISDA Rate" in relation to any Interest Period means a rate equal to the Floating Rate that would be determined by the Calculation Agent under an interest rate swap transaction if the Calculation Agent were acting as Calculation Agent for that interest rate swap transaction under the terms of an agreement incorporating the ISDA Definitions (provided that in any circumstances where under the ISDA Definitions the Calculation Agent would be required to exercise any discretion, including the selection of any reference banks and seeking quotations from reference banks, when calculating the relevant ISDA Rate, the relevant determination(s) which require the Calculation Agent to exercise its discretion shall instead be made by the Issuer or its designee) and under which:
(i)if the Pricing Supplement specify either "2006 ISDA Definitions" or "2021 ISDA Definitions" as the applicable ISDA Definitions:
(A)the Floating Rate Option is as specified in the relevant Pricing Supplement;
(B)the Designated Maturity, if applicable, is a period specified in the relevant Pricing Supplement;
(C)the relevant Reset Date, unless otherwise specified in the relevant Pricing Supplement, has the meaning given to it in the ISDA Definitions;
(D)if Linear Interpolation is specified as applicable in respect of an Interest Period in the applicable Pricing Supplement, the rate for such Interest Period shall be calculated by the Calculation Agent by straight-line linear interpolation by reference to two rates based on the relevant Floating Rate Option, where:
(1)one rate shall be determined as if the Designated Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Period; and
(2)the other rate shall be determined as if the Designated Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Period,

provided, however, that if there is no rate available for a period of time next shorter than the length of the relevant Interest Period or, as the case may be, next longer than the length of the relevant Interest Period, then the Calculation Agent shall calculate the Rate of Interest at such time and by reference to such sources as the Issuer, in consultation with an Independent Adviser appointed by the Issuer (and such Independent Adviser to act in good faith and in a commercially reasonable manner), determines appropriate;
(E)if the specified Floating Rate Option is an Overnight Floating Rate Option, Compounding is specified to be applicable in the relevant Pricing Supplement and:
(1)if Compounding with Lookback is specified as the Compounding Method in the relevant Pricing Supplement then (a) Compounding with Lookback is the Overnight Rate Compounding Method and
(b) Lookback is the number of Applicable Business Days specified in the relevant Pricing Supplement;
(2)if Compounding with Observation Period Shift is specified as the Compounding Method in the relevant Pricing Supplement then (a) Compounding with Observation Period Shift is the Overnight Rate Compounding Method, (b) Observation Period Shift is the number of Observation Period Shift Business Days specified in the relevant Pricing Supplement and (c) Observation Period Shift Additional Business Days, if applicable, are the days specified in the relevant Pricing Supplement; or
(3)if Compounding with Lockout is specified as the Compounding Method in the relevant Pricing Supplement then (a) Compounding with Lockout is the Overnight Rate Compounding Method, (b) Lockout is the number of Lockout Period Business Days specified in the relevant Pricing Supplement and (c) Lockout Period Business Days, if applicable, are the days specified in the relevant Pricing Supplement;
(F)if the specified Floating Rate Option is an Overnight Floating Rate Option, Averaging is specified to be applicable in the relevant Pricing Supplement and:
(1)if Averaging with Lookback is specified as the Averaging Method in the relevant Pricing Supplement then (a) Averaging with Lookback is the Overnight Rate Averaging Method and (b) Lookback is the number of Applicable Business Days specified in the relevant Pricing Supplement;
(2)if Averaging with Observation Period Shift is specified as the Averaging Method in the relevant Pricing Supplement then (a) Averaging with Observation Period Shift is the Overnight Rate Averaging Method, (b) Observation Period Shift is the number of Observation Period Shift Business Days specified in the relevant Pricing Supplement and (c) Observation Period Shift Additional

Business Days, if applicable, are the days specified in the relevant Pricing Supplement; or
(3)if Averaging with Lockout is specified as the Averaging Method in the relevant Pricing Supplement then (a) Averaging with Lockout is the Overnight Rate Averaging Method, (b) Lockout is the number of Lockout Period Business Days specified in the relevant Pricing Supplement and (c) Lockout Period Business Days, if applicable, are the days specified in the relevant Pricing Supplement;
(G)if the specified Floating Rate Option is an Index Floating Rate Option and Index Provisions are specified to be applicable in the relevant Pricing Supplement, the Compounded Index Method with Observation Period Shift shall be applicable and, (a) Observation Period Shift is the number of Observation Period Shift Business Days specified in the relevant Pricing Supplement and (b) Observation Period Shift Additional Business Days, if applicable, are the days specified in the relevant Pricing Supplement; and
(H)if the specified Floating Rate Option is EUR-EURIBOR or EUR- EURIBOR Reuters and an Index Cessation Event occurs the Applicable Fallback Rate will be determined as if the Fallback Observation Day in respect of a Reset Date and the relevant Interest Period was five Business Days preceding the related Interest Payment Date;
(ii)references in the ISDA Definitions to:
(A)"Confirmation" shall be references to the relevant Pricing Supplement;
(B)"Calculation Period" shall be references to the relevant Interest Period;
(C)"Termination Date" shall be references to the Maturity Date;
(D)"Effective Date" shall be references to the Interest Commencement Date; and
(iii)if the Pricing Supplement specifies "2021 ISDA Definitions" as being applicable:
(A)"Administrator/Benchmark Event" shall be disapplied; and
(B)if the Temporary Non-Publication Fallback in respect of any specified Floating Rate Option is specified to be "Temporary Non-Publication Fallback – Alternative Rate" in the Floating Rate Matrix of the 2021 ISDA Definitions the reference to "Calculation Agent Alternative Rate Determination" in the definition of "Temporary Non-Publication Fallback – Alternative Rate" shall be replaced by "Temporary Non- Publication Fallback – Previous Day's Rate".
(iv)Unless otherwise defined capitalised terms used in this Condition 7(d) shall have the meaning ascribed to them in the ISDA Definitions.

(e)Interest – Floating Rate Notes referencing SONIA (Screen Rate Determination)
(i)This Condition 7(e) is applicable to the Notes only if the Floating Rate Note Provisions are specified in the relevant Pricing Supplement as being applicable, Screen Rate Determination is specified in the relevant Pricing Supplement as the manner in which the Rate(s) of Interest is/are to be determined, and the "Reference Rate" is specified in the relevant Pricing Supplement as being "SONIA".
(ii)Where "SONIA" is specified as the Reference Rate in the Pricing Supplement, the Rate of Interest for each Interest Period will, subject as provided below, be Compounded Daily SONIA plus or minus (as specified in the relevant Pricing Supplement) the Margin, all as determined by the Calculation Agent.
(iii)For the purposes of this Condition 7(e):
"Compounded Daily SONIA", with respect to an Interest Period, will be calculated by the Calculation Agent on each Interest Determination Date in accordance with the following formula, and the resulting percentage will be rounded, if necessary, to the fourth decimal place, with 0.00005 being rounded upwards:

[	d0	(				]
	Π		1+	SONIAi x ni	-1		x	D
				D				d
	i = 1
"d" means the number of calendar days in:
(i)where "Lag" is specified as the Observation Method in the relevant Pricing Supplement, the relevant Interest Period; or
(ii)where "Observation Shift" is specified as the Observation Method in the relevant Pricing Supplement, the relevant Observation Period;
"D" is the number specified in the relevant Pricing Supplement (or, if no such number is specified, 365);
"do" means the number of London Banking Days in:
(i)where "Lag" is specified as the Observation Method in the relevant Pricing Supplement, the relevant Interest Period; or
(ii)where "Observation Shift" is specified as the Observation Method in the relevant Pricing Supplement, the relevant Observation Period;
"i" means a series of whole numbers from one to do, each representing the relevant London Banking Day in chronological order from, and including, the first London Banking Day in:
(i)where "Lag" is specified as the Observation Method in the relevant Pricing Supplement, the relevant Interest Period; or

(ii)where "Observation Shift" is specified as the Observation Method in the relevant Pricing Supplement, the relevant Observation Period;
to, and including, the last London Banking Day in such period;
"Interest Determination Date" means, in respect of any Interest Period, the date falling "p" London Banking Days prior to the Interest Payment Date for such Interest Period (or the date falling p London Banking Days prior to such earlier date, if any, on which the Notes are due and payable).
"London Banking Day" or "LBD" means any day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London;
"ni" for any London Banking Day "i", in the relevant Interest Period or Observation Period (as applicable) is the number of calendar days from, and including, such London Banking Day "i" up to, but excluding, the following London Banking Day;
"Observation Period" means, in respect of an Interest Period, the period from, and including, the date falling "p" London Banking Days prior to the first day of such Interest Period (and the first Interest Period shall begin on and include the Interest Commencement Date) and ending on, but excluding, the date which is "p" London Banking Days prior to the Interest Payment Date for such Interest Period (or the date falling "p" London Banking Days prior to such earlier date, if any, on which the Notes become due and payable);
"p" for any Interest Period or Observation Period (as applicable), means the number of London Banking Days specified as the "Lag Period" or the "Observation Shift Period" (as applicable) in the relevant Pricing Supplement or if no such period is specified, five London Banking Days;
"SONIA Reference Rate" means, in respect of any London Banking Day, a reference rate equal to the daily Sterling Overnight Index Average ("SONIA") rate for such London Banking Day as provided by the administrator of SONIA to authorised distributors and as then published on the Relevant Screen Page (or if the Relevant Screen Page is unavailable, as otherwise is published by such authorised distributors) on the London Banking Day immediately following such London Banking Day; and
"SONIAi" means the SONIA Reference Rate for:
(i)where "Lag" is specified as the Observation Method in the relevant Pricing Supplement, the London Banking Day falling "p" London Banking Days prior to the relevant London Banking Day "i"; or
(ii)where "Observation Shift" is specified as the Observation Method in the relevant Pricing Supplement, the relevant London Banking Day "i";
For the avoidance of doubt, the formula for the calculation of Compounded Daily SONIA only compounds the SONIA Reference Rate in respect of any

London Banking Day. The SONIA Reference Rate applied to a day that is a non-London Banking Day will be taken by applying the SONIA Reference Rate for the previous London Banking Day but without compounding.
(iv)If, in respect of any London Banking Day in the relevant Interest Period or Observation Period (as applicable), the Calculation Agent determines that the SONIA Reference Rate is not available on the Relevant Screen Page and has not otherwise been published by the relevant authorised distributors, such SONIA Reference Rate shall, subject to Condition 7(n) (Benchmark Replacement (Independent Adviser)), be:
(A)the sum of (a) the Bank of England's Bank Rate (the "Bank Rate") prevailing at close of business on the relevant London Banking Day; and
(b) the mean of the spread of the SONIA Reference Rate to the Bank Rate over the previous five London Banking Days on which a SONIA Reference Rate has been published, excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads) to the Bank Rate; or
(B)if the Bank Rate is not published by the Bank of England at close of business on the relevant London Banking Day, (a) the SONIA Reference Rate published on the Relevant Screen Page (or otherwise published by the relevant authorised distributors) for the first preceding London Banking Day on which the SONIA Reference Rate was published on the Relevant Screen Page (or otherwise published by the relevant authorised distributors) or (b) if this is more recent, the latest determined rate under (A).
(v)Subject to Condition 7(n) (Benchmark Replacement (Independent Adviser)), if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this Condition 7(e), the Rate of Interest shall be (A) that determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period) or (B) if there is no such preceding Interest Determination Date, the initial Rate of Interest which would have been applicable to the Notes for the first Interest Period had the Notes been in issue for a period equal in duration to the scheduled first Interest Period but ending on (and excluding) the Interest Commencement Date (but applying the Margin applicable to the first Interest Period).
(f)Interest – Floating Rate Notes referencing SOFR (Screen Rate Determination)
(i)This Condition 7(f) is applicable to the Notes only if the Floating Rate Note Provisions are specified in the relevant Pricing Supplement as being applicable, Screen Rate Determination is specified in the relevant Pricing Supplement as the manner in which the Rate(s) of Interest is/are to be determined, and the "Reference Rate" is specified in the relevant Pricing Supplement as being "SOFR".

(ii)Where "SOFR" is specified as the Reference Rate in the Pricing Supplement, the Rate of Interest for each Interest Period will, subject as provided below, be the Benchmark plus or minus (as specified in the relevant Pricing Supplement) the Margin, all as determined by the Calculation Agent on each Interest Determination Date.
(iii)For the purposes of this Condition 7(f):
"Benchmark" means Compounded SOFR, which is a compounded average of daily SOFR, as determined for each Interest Period in accordance with the specific formula and other provisions set out in this Condition 7(f).
Daily SOFR rates will not be published in respect of any day that is not a U.S. Government Securities Business Day, such as a Saturday, Sunday or holiday. For this reason, in determining Compounded SOFR in accordance with the specific formula and other provisions set forth herein, the daily SOFR rate for any U.S. Government Securities Business Day that immediately precedes one or more days that are not U.S. Government Securities Business Days will be multiplied by the number of calendar days from and including such U.S. Government Securities Business Day to, but excluding, the following U.S. Government Securities Business Day.
If the Issuer determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of Compounded SOFR (or the daily SOFR used in the calculation hereof) prior to the relevant SOFR Determination Time, then the provisions under Condition 7(f)(iv) below will apply.
"Compounded SOFR" with respect to any Interest Period, means the rate of return of a daily compound interest investment computed in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005 being rounded upwards to 0.00001):

[	d0	(				]
	Π		1+	SONIAi x ni	-1		x	D
				D				d
	i = 1
"d" is the number of calendar days in:
(i)where "Lag" is specified as the Observation Method in the relevant Pricing Supplement, the relevant Interest Period; or
(ii)where "Observation Shift" is specified as the Observation Method in the relevant Pricing Supplement, the relevant Observation Period.
"D" is the number specified in the relevant Pricing Supplement (or, if no such number is specified, 360);
"do" is the number of U.S. Government Securities Business Days in:

(i)where "Lag" is specified as the Observation Method in the relevant Pricing Supplement, the relevant Interest Period; or
(ii)where "Observation Shift" is specified as the Observation Method in the relevant Pricing Supplement, the relevant Observation Period.
"i" is a series of whole numbers from one to do, each representing the relevant
U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in:
(i)where "Lag" is specified as the Observation Method in the relevant Pricing Supplement, the relevant Interest Period; or
(ii)where "Observation Shift" is specified as the Observation Method in the relevant Pricing Supplement, the relevant Observation Period, to and including the last U.S. Government Securities Business Day in such period;
"Interest Determination Date" means, in respect of any Interest Period, the date falling "p" U.S. Government Securities Business Days prior to the Interest Payment Date for such Interest Period (or the date falling "p" U.S. Government Securities Business Days prior to such earlier date, if any, on which the Notes are due and payable);
"ni" for any U.S. Government Securities Business Day "i" in the relevant Interest Period or Observation Period (as applicable), is the number of calendar days from, and including, such U.S. Government Securities Business Day "i" to, but excluding, the following U.S. Government Securities Business Day ("i+1");
"Observation Period" in respect of an Interest Period means the period from, and including, the date falling "p" U.S. Government Securities Business Days preceding the first day in such Interest Period (and the first Interest Period shall begin on and include the Interest Commencement Date) to, but excluding, the date falling "p" U.S. Government Securities Business Days preceding the Interest Payment Date for such Interest Period (or the date falling "p" U.S. Government Securities Business Days prior to such earlier date, if any, on which the Notes become due and payable);
"p" for any Interest Period or Observation Period (as applicable) means the number of U.S. Government Securities Business Days specified as the "Lag Period" or the "Observation Shift Period" (as applicable) in the relevant Pricing Supplement or if no such period is specified, five U.S. Government Securities Business Days;
"SOFR" with respect to any U.S. Government Securities Business Day, means:
(i)the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the SOFR Administrator's Website at 3:00 p.m. (New York time) on the immediately following U.S. Government Securities Business Day (the "SOFR Determination Time"); or
(ii)Subject to Condition 7(f)(iv) below, if the rate specified in (i) above does not so appear, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator's Website;
"SOFR Administrator" means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate);
"SOFR Administrator's Website" means the website of the Federal Reserve Bank of New York, or any successor source;
"SOFRi" means the SOFR for:
(i)where "Lag" is specified as the Observation Method in the applicable Pricing Supplement, the U.S. Government Securities Business Day falling "p" U.S. Government Securities Business Days prior to the relevant U.S. Government Securities Business Day "i"; or
(ii)where "Observation Shift" is specified as the Observation Method in the relevant Pricing Supplement, the relevant U.S. Government Securities Business Day "i"; and
"U.S. Government Securities Business Day" means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
(iv)If the Issuer determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of all determinations on such date and for all determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Issuer will have the right to make Benchmark Replacement Conforming Changes from time to time. If the Issuer exercises its right to make Benchmark Replacement Conforming Changes at any time, at the request and expense of the Issuer, but subject to receipt by the Trustee and the Agents of a certificate signed by two Directors of the Issuer pursuant to sub- paragraph (v) below, the Trustee, without any requirement for the consent or approval of the Noteholders, and the Agents shall concur with the Issuer in effecting any Benchmark Replacement Conforming Changes required to these Conditions, the Trust Deed and/or the Agency Agreement (and neither the Trustee nor the Agents shall be liable to any party for any consequences thereof). Notwithstanding the above, neither the Trustee nor any Agent shall be obliged so to concur if in its reasonable opinion doing so would have the effect of (i) exposing the Trustee or the Agents to any liabilities against which it has not been indemnified and/or prefunded and/or secured to their satisfaction or (ii) imposing more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the rights and/or protective provisions afforded to it in these Conditions, the Trust Deed or the Agency Agreement (including, for the avoidance of doubt, any supplemental trust deed or agency agreement) in any way.
Any determination, decision or election that may be made by the Issuer pursuant to this Condition 7(f), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
(i)will be conclusive and binding absent manifest error;
(ii)will be made in the sole discretion of the Issuer; and
(iii)notwithstanding anything to the contrary in the documentation relating to the Notes, shall become effective without consent from the holders of the Notes or any other party.
"Benchmark" means, initially, Compounded SOFR, as such term is defined above; provided that if the Issuer determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR used in the calculation thereof) or the then-current Benchmark, then "Benchmark" shall mean the applicable Benchmark Replacement.
"Benchmark Replacement" means the first alternative set forth in the order below that can be determined by the Issuer as of the Benchmark Replacement Date:
(i)the sum of: (A) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (B) the Benchmark Replacement Adjustment;
(ii)the sum of: (A) the ISDA Fallback Rate and (B) the Benchmark Replacement Adjustment; or
(iii)the sum of: (A) the alternate rate of interest that has been selected by the Issuer as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (B) the Benchmark Replacement Adjustment;
"Benchmark Replacement Adjustment" means the first alternative set forth in the order below that can be determined by the Issuer as of the Benchmark Replacement Date:
(i)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero)

that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(ii)if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or
(iii)the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then- current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time;
"Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Issuer decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer determines is reasonably necessary);
"Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(i)in the case of clause (i) or (ii) of the definition of "Benchmark Transition Event", the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or
(ii)in the case of clause (iii) of the definition of "Benchmark Transition Event", the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination;
"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(i)a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or
(ii)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or
(iii)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative;
"ISDA Fallback Adjustment" means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the 2006 ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark;
"ISDA Fallback Rate" means the rate that would apply for derivatives transactions referencing the 2006 ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment;
"Reference Time" with respect to any determination of the Benchmark means
(i) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (ii) if the Benchmark is not Compounded SOFR, the time determined by the Issuer after giving effect to the Benchmark Replacement Conforming Changes;
"Relevant Governmental Body" means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto; and
"Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
(v)Any Benchmark Replacement, Benchmark Replacement Adjustment and the specific terms of any Benchmark Replacement Conforming Changes, determined under Condition 7(f)(iv) above will be notified promptly by the Issuer to the Trustee, the Calculation Agent, the Paying Agents and, in accordance with Condition 21 (Notices), the Noteholders. Such notice shall be irrevocable and shall specify the effective date on which such changes take effect.

No later than notifying the Trustee of the same, the Issuer shall deliver to the Trustee a certificate signed by two Directors of the Issuer:
(A)confirming (x) that a Benchmark Transition Event has occurred, (y) the relevant Benchmark Replacement and, (z) where applicable, any Benchmark Replacement Adjustment and/or the specific terms of any relevant Benchmark Replacement Conforming Changes, in each case as determined in accordance with the provisions of this Condition 7(f); and
(B)certifying that the relevant Benchmark Replacement Conforming Changes are necessary to ensure the proper operation of such Benchmark Replacement and/or Benchmark Replacement Adjustment.
The Trustee and the Agents shall be entitled to rely on such certificate (without enquiry or liability to any person) as sufficient evidence thereof. The Benchmark Replacement and the Benchmark Replacement Conforming Changes (if any) specified in such certificate will (in the absence of manifest error and without prejudice to the Trustee’s or the Agents’ ability to rely on such certificate as aforesaid) be binding on the Issuer, the Trustee, the Agents and the Noteholders.
(vi)If the Rate of Interest cannot be determined in accordance with the foregoing provisions of this Condition 7(f), the Rate of Interest shall be (A) that determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period) or (B) if there is no such preceding Interest Determination Date, the initial Rate of Interest which would have been applicable to the Notes for the first Interest Period had the Notes been in issue for a period equal in duration to the scheduled first Interest Period but ending on (and excluding) the Interest Commencement Date (but applying the Margin applicable to the first Interest Period).
(g)Interest – Floating Rate Notes referencing €STR (Screen Rate Determination)
(i)This Condition 7(g) is applicable to the Notes only if the Floating Rate Note Provisions are specified in the relevant Pricing Supplement as being applicable, Screen Rate Determination is specified in the relevant Pricing Supplement as the manner in which the Rate(s) of Interest is/are to be determined, and the "Reference Rate" is specified in the relevant Pricing Supplement as being "€STR".
(ii)Where "€STR" is specified as the Reference Rate in the Pricing Supplement, the Rate of Interest for each Interest Period will, subject as provided below, be Compounded Daily €STR plus or minus (as specified in the relevant Pricing Supplement) the Margin, all as determined by the Calculation Agent on each Interest Determination Date.
(iii)For the purposes of this Condition 7(g):

"Compounded Daily €STR" means, with respect to any Interest Period, the rate of return of a daily compound interest investment (with the daily euro short- term rate as reference rate for the calculation of interest) as calculated by the Calculation Agent as at the relevant Interest Determination Date in accordance with the following formula (and the resulting percentage will be rounded if necessary to the nearest fifth decimal place, with 0.000005 being rounded upwards):

[	d0	(				]
	Π		1+	€STRi x ni	-1		x	D
				D				d
	i = 1
where:
"d" means the number of calendar days in:
(i)where "Lag" is specified as the Observation Method in the relevant Pricing Supplement, the relevant Interest Period; or
(ii)where "Observation Shift" is specified as the Observation Method in the relevant Pricing Supplement, the relevant Observation Period;
"D" means the number specified as such in the relevant Pricing Supplement (or, if no such number is specified, 360);
"do" means the number of TARGET Settlement Days in:
(i)where "Lag" is specified as the Observation Method in the relevant Pricing Supplement, the relevant Interest Period; or
(ii)where "Observation Shift" is specified as the Observation Method in the relevant Pricing Supplement, the relevant Observation Period;
the "€STR reference rate", in respect of any TARGET Settlement Day, is a reference rate equal to the daily euro short-term rate ("€STR") for such TARGET Settlement Day as provided by the €STR Administrator on the €STR Administrator's Website (or, if no longer published on its website, as otherwise published by it or provided by it to authorised distributors and as then published on the Relevant Screen Page or, if the Relevant Screen Page is unavailable, as otherwise published by such authorised distributors) on the TARGET Settlement Day immediately following such TARGET Settlement Day (in each case, at the time specified by, or determined in accordance with, the applicable methodology, policies or guidelines, of the €STR Administrator);
"€STR Administrator" means the European Central Bank (or any successor administrator of €STR);
"€STR Administrator's Website" means as the website of the European Central Bank or any successor source;
"€STRi" means the €STR reference rate for:

(i)where "Lag" is specified as the Observation Method in the relevant Pricing Supplement, the TARGET Settlement Day falling "p" TARGET Settlement Days prior to the relevant TARGET Settlement Day "i"; or
(ii)where "Observation Shift" is specified as the Observation Method in the relevant Pricing Supplement, the relevant TARGET Settlement Day "i".
"i" is a series of whole numbers from one to "do", each representing the relevant TARGET Settlement Day in chronological order from, and including, the first TARGET Settlement Day in:
(i)where "Lag" is specified as the Observation Method in the relevant Pricing Supplement, the relevant Interest Period; or
(ii)where "Observation Shift" is specified as the Observation Method in the relevant Pricing Supplement, the relevant Observation Period;
to, and including, the last TARGET Settlement Day in such period;
"Interest Determination Date" means, in respect of any Interest Period, the date falling "p" TARGET Settlement Days prior to the Interest Payment Date for such Interest Period (or the date falling "p" TARGET Settlement Days prior to such earlier date, if any, on which the Notes are due and payable);
"ni" for any TARGET Settlement Day "i" in the relevant Interest Period or Observation Period (as applicable), means the number of calendar days from (and including) such TARGET Settlement Day "i" up to (but excluding) the following TARGET Settlement Day;
"Observation Period" means, in respect of any Interest Period, the period from (and including) the date falling "p" TARGET Settlement Days prior to the first day of the relevant Interest Period (and the first Interest Period shall begin on and include the Interest Commencement Date) to (but excluding) the date falling "p" TARGET Settlement Days prior to (A) (in the case of an Interest Period) the Interest Payment Date for such Interest Period or (B) such earlier date, if any, on which the Notes become due and payable; and
"p" for any latest Interest Period or Observation Period (as applicable), means the number of TARGET Settlement Days specified as the "Lag Period" or the "Observation Shift Period" (as applicable) in the relevant Pricing Supplement or, if no such period is specified, five TARGET Settlement Days.
(iv)Subject to Condition 7(n) (Benchmark Replacement (Independent Adviser)), if, where any Rate of Interest is to be calculated pursuant to Condition 7(g)(ii) above, in respect of any TARGET Settlement Day in respect of which an applicable
€STR reference rate is required to be determined, such €STR reference rate is not made available on the Relevant Screen Page and has not otherwise been published by the relevant authorised distributors, then the €STR reference rate in respect of such TARGET Settlement Day shall be the €STR reference rate for the first preceding TARGET Settlement Day in respect of which €STR reference rate was published by the €STR Administrator on the €STR Administrator's Website, as determined by the Calculation Agent.
(v)Subject to Condition 7(n) (Benchmark Replacement (Independent Adviser)), if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this Condition 7(g)(ii), the Rate of Interest shall be (A) that determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period) or (B) if there is no such preceding Interest Determination Date, the initial Rate of Interest which would have been applicable to the Notes for the first Interest Period had the Notes been in issue for a period equal in duration to the scheduled first Interest Period but ending on (and excluding) the Interest Commencement Date (but applying the Margin applicable to the first Interest Period).
(h)Interest – SONIA Compounded Index and SOFR Compounded Index (Screen Rate Determination)
This Condition 7(h) is applicable to the Notes only if the Floating Rate Note Provisions are specified in the relevant Pricing Supplement as being applicable, Screen Rate Determination is specified in the relevant Pricing Supplement as the manner in which the Rate(s) of Interest is/are to be determined, and "Index Determination" is specified in the relevant Pricing Supplement as being applicable.
Where "Index Determination" is specified in the relevant Pricing Supplement as being applicable, the Rate of Interest for each Interest Period will be the compounded daily reference rate for the relevant Interest Period, calculated in accordance with the following formula:

(	Compounded Index End	-1)	X	Numerator
	Compounded Index Start			d
and rounded to the Relevant Decimal Place, plus or minus the Margin (if any), all as determined and calculated by the Calculation Agent, where:
"Compounded Index" means either the SONIA Compounded Index or the SOFR Compounded Index, as specified in the relevant Pricing Supplement;
"Compounded Index End" means the relevant Compounded Index value on the End date;
"Compounded Index Start" means the relevant Compounded Index value on the Start date;
"d" is the number of calendar days from (and including) the day on which the relevant Compounded Index Start is determined to (but excluding) the day on which the relevant Compounded Index End is determined;
"End" means the day falling the Relevant Number of Index Days prior to the Interest Payment Date for such Interest Period, or such other date on which the relevant payment of interest falls due (but which by its definition or the operation of the relevant provisions is excluded from such Interest Period);
"Index Days" means, in the case of the SONIA Compounded Index, London Banking Days, and, in the case of the SOFR Compounded Index, U.S. Government Securities Business Days;
"Numerator" means, in the case of the SONIA Compounded Index, 365 and, in the case of the SOFR Compounded Index, 360;
"Relevant Decimal Place" shall, unless otherwise specified in the Pricing Supplement, be the fifth decimal place, rounded up or down, if necessary (with 0.000005 being rounded upwards); and
"Relevant Number" is as specified in the applicable Pricing Supplement, but, unless otherwise specified shall be five.
"SONIA Compounded Index" means the Compounded Daily SONIA rate as published at 10:00 (London time) by the Bank of England (or a successor administrator of SONIA) on the Bank of England's Interactive Statistical Database, or any successor source;
"SOFR Compounded Index" means the Compounded SOFR rate as published at 15:00 (New York time) by Federal Reserve Bank of New York (or a successor administrator of SOFR) on the website of the Federal Reserve Bank of New York, or any successor source; and
"Start" means the day falling the Relevant Number of Index Days prior to the first day of the relevant Interest Period.
If, with respect to any Interest Period, the relevant rate is not published for the relevant Compounded Index either on the relevant Start or End date, then the Calculation Agent shall calculate the rate of interest for that Interest Period as if Index Determination was not specified in the applicable Pricing Supplement and as if Compounded Daily SONIA or Compounded Daily SOFR (as defined in Condition 7(e) or Condition 7(f), as applicable) had been specified instead in the Pricing Supplement, and in each case "Observation Shift" had been specified as the Observation Method in the relevant Pricing Supplement, and where the Observation Shift Period for the purposes of the references to that term in Condition 7(e) or Condition 7(f) (as applicable) shall be deemed to be the same as the Relevant Number specified in the Pricing Supplement and where, in the case of Compounded Daily SONIA, the Relevant Screen Page will be determined by the Issuer. For the avoidance of doubt, if (i) (in the case of SONIA Compounded Index) a Benchmark Event has occurred in respect of SONIA, the provisions of Condition 7(n) (Benchmark Replacement (Independent Adviser)) shall apply, and (ii) (in the case of SOFR Compounded Index) a Benchmark Transition Event and its related Benchmark Replacement Date has occurred in respect of SOFR, the provisions of Condition 7(f)(iv) shall apply.
(i)Maximum or Minimum Rate of Interest: If any Maximum Rate of Interest or Minimum Rate of Interest is specified in the relevant Pricing Supplement, then the Rate of Interest shall in no event be greater than the maximum or be less than the minimum so specified.

(j)Calculation of Interest Amount: The Calculation Agent will, as soon as practicable after the time at which the Rate of Interest is to be determined in relation to each Interest Period, calculate the Interest Amount payable in respect of each Note for such Interest Period. The Interest Amount will be calculated by applying the Rate of Interest for such Interest Period to the Calculation Amount, multiplying the product by the relevant Day Count Fraction, rounding the resulting figure to the nearest sub-unit of the Specified Currency (half a sub-unit being rounded upwards) and multiplying such rounded figure by a fraction equal to the Specified Denomination of the relevant Note divided by the Calculation Amount. For this purpose a "sub-unit" means, in the case of any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, in the case of euro, means one cent.
(k)Publication: The Calculation Agent will cause each Rate of Interest and Interest Amount determined by it, together with the relevant Interest Payment Date, and any other amount(s) required to be determined by it together with any relevant payment date(s) to be notified to the Paying Agents and each competent authority, stock exchange and/or quotation system (if any) by which the Notes have then been admitted to listing, trading and/or quotation as soon as practicable after such determination (if required by the rules of the relevant competent authority, stock exchange and/or quotation system (if any)). Notice thereof shall also promptly be given to the Noteholders. The Calculation Agent will be entitled to recalculate any Interest Amount (on the basis of the foregoing provisions) without notice in the event of an extension or shortening of the relevant Interest Period. If the Calculation Amount is less than the minimum Specified Denomination the Calculation Agent shall not be obliged to publish each Interest Amount but instead may publish only the Calculation Amount and the Interest Amount in respect of a Note having the minimum Specified Denomination.
(l)Notifications etc: All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition by the Calculation Agent will (in the absence of manifest error) be binding on the Issuer, the Paying Agents, the Noteholders and the Couponholders and (subject as aforesaid) no liability to any such Person will attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions for such purposes.
(m)Determination of Rate of Interest following acceleration: If (i) the Notes become due and payable in accordance with Condition 13 (Events of Default) and (ii) the Rate of Interest for the Interest Period during which the Notes become due and payable is to be determined by reference to any of Conditions 7(e) (Interest – Floating Rate Notes referencing SONIA (Screen Rate Determination)), 7(f) (Interest – Floating Rate Notes referencing SOFR (Screen Rate Determination)), 7(g) (Interest – Floating Rate Notes referencing €STR (Screen Rate Determination)) and 7(h) (Interest – SONIA Compounded Index and SOFR Compounded Index (Screen Rate Determination)), then the final Interest Determination Date shall be the date on which the Notes become so due and payable, and such Rate of Interest shall continue to apply to the Notes for so long as interest continues to accrue thereon as provided in the Trust Deed.
(n)Benchmark Replacement (Independent Adviser)
Other than in the case of a U.S. dollar-denominated floating rate Note for which the Reference Rate is specified in the relevant Pricing Supplement as being "SOFR" or where "SOFR Compounded Index" is specified in the Pricing Supplement as the Index Determination, if a Benchmark Event occurs in relation to the Reference Rate when the Rate of Interest (or any component part thereof) for any Interest Period remains to be determined by reference to such Reference Rate, then the Issuer shall notify the Calculation Agent and shall use its reasonable endeavours to select and appoint an Independent Adviser, as soon as reasonably practicable, to determine no later than 5 business days prior to the relevant Interest Determination Date relating to the next succeeding Interest Period (the "Determination Cut-off Date") a Successor Rate, failing which an Alternative Rate (in accordance with Condition 7(n)(i)) and, in either case, an Adjustment Spread, if any (in accordance with Condition 7(n)(ii)) and any Benchmark Amendments (in accordance with Condition 7(n)(iii)).
In the absence of bad faith or fraud, the Independent Adviser shall have no liability whatsoever to the Issuer, the Trustee, the Agents or the Noteholders for any determination made by it pursuant to this Condition 7(n)) and the Trustee and the Agents will not be liable for any loss, liability, cost, charge or expense which may arise as a result thereof.
(i)If the Independent Adviser determines in its discretion that:
(A)there is a Successor Rate, then such Successor Rate shall (subject to adjustment as provided in Condition 7(n)(i)) subsequently be used in place of the Reference Rate to determine the Rate of Interest (or the relevant component part(s) thereof) for the relevant Interest Period and all following Interest Periods, subject to the subsequent operation of this Condition 7(n) in the event of a further Benchmark Event affecting the Successor Rate; or
(B)there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate shall (subject to adjustment as provided in Condition 7(n)(i)) subsequently be used in place of the Reference Rate to determine the Rate of Interest (or the relevant component part(s) thereof) for the relevant Interest Period and all following Interest Periods, subject to the subsequent operation of this Condition 7(n) in the event of a further Benchmark Event affecting the Alternative Rate.
(ii)If the Independent Adviser determines in its discretion (A) that an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) and (B) the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall apply to the Successor Rate or the Alternative Rate (as the case may be).
(iii)If any relevant Successor Rate, Alternative Rate or Adjustment Spread is determined in accordance with this Condition 7(n) and the Independent Adviser determines in its discretion (i) that amendments to these Conditions are necessary to ensure the proper operation of such Successor Rate, Alternative Rate and/or Adjustment Spread (such amendments, the "Benchmark Amendments") and (ii) the terms of the Benchmark Amendments, then the Issuer shall, following consultation with the Calculation Agent (or the person specified in the relevant Pricing Supplement as the party responsible for calculating the Rate of Interest and the Interest Amount(s)), subject to giving notice thereof in accordance with Condition 7(n)(iv), without any requirement for the consent or approval of relevant Noteholders, vary these Conditions to give effect to such Benchmark Amendments with effect from the date specified in such notice. For the avoidance of doubt, the Trustee and the Agents shall, at the request and expense of the Issuer, without any requirement for the consent or approval of the Noteholders, but subject to receipt by the Trustee and the Agents of a certificate signed by two Directors of the Issuer pursuant to sub- paragraph (vi) below, concur with the Issuer in effecting any Benchmark Amendments required to these Conditions, the Trust Deed and/or the Agency Agreement (and neither the Trustee nor the Agents shall be liable to any party for any consequences thereof). Notwithstanding the above, neither the Trustee nor any Agent shall be obliged so to concur if in its reasonable opinion doing so would have the effect of (i) exposing the Trustee or the Agents to any liabilities against which it has not been indemnified and/or prefunded and/or secured to its satisfaction or (ii) impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the rights and/or protective provisions afforded to it in these Conditions, the Trust Deed or the Agency Agreement (including, for the avoidance of doubt, any supplemental trust deed or agency agreement) in any way.
(iv)If (A) the Issuer is unable to appoint an Independent Adviser or (B) the Independent Adviser appointed by it fails to determine a Successor Rate or, failing which, an Alternative Rate in accordance with this Condition 7(n) prior to the relevant Interest Determination Date, the Reference Rate applicable to the relevant Interest Period shall be the Reference Rate applicable as at the last preceding Interest Determination Date. If there has not been a first Interest Payment Date, the Reference Rate shall be the Reference Rate that would have been applicable to the Notes for the first Interest Period had the Notes been in issue for a period equal in duration to the scheduled first Interest Period but ending on (and excluding) the Interest Commencement Date. For the avoidance of doubt, any adjustment pursuant to this Condition 7(n)(iv) shall apply to the relevant Interest Period only. Any subsequent Interest Period may be subject to the subsequent operation of this Condition 7(n) (Benchmark Replacement (Independent Adviser).
(v)Any Successor Rate, Alternative Rate, Adjustment Spread and the specific terms of any Benchmark Amendments, determined under this Condition 7(n) will be notified promptly but in any event no later than the Determination Cut-off Date), by the Issuer to the Trustee, the Calculation Agent, the Paying Agents and, in accordance with Condition 21 (Notices), the Noteholders. Such notice shall be irrevocable and shall specify the effective date of the Benchmark Amendments, if any.
(vi)No later than notifying the Trustee of the same, the Issuer shall deliver to the Trustee a certificate signed by two Directors of the Issuer:
(A)confirming (x) that a Benchmark Event has occurred, (y) the relevant Successor Rate, or, as the case may be, the relevant Alternative Rate and,
(z) where applicable, any relevant Adjustment Spread and/or the specific terms of any relevant Benchmark Amendments, in each case as determined in accordance with the provisions of this Condition 7(n); and

(B)certifying that (1) the relevant Benchmark Amendments are necessary to ensure the proper operation of such relevant Successor Rate, Alternative Rate and/or Adjustment Spread and (2) the intent of the drafting of such changes is solely to implement the relevant Benchmark Amendments.
The Trustee and the Agents shall be entitled to rely on such certificate (without further enquiry and without liability to any person) as sufficient evidence thereof.
(vii)The Successor Rate or Alternative Rate and the Adjustment Spread (if any) and the Benchmark Amendments (if any) specified in such certificate will (in the absence of manifest error or bad faith in the determination of such Successor Rate or Alternative Rate and such Adjustment Spread (if any) and such Benchmark Amendments (if any) and without prejudice to the Trustee's or the Agents' ability to rely on such certificate as aforesaid) be binding on the Issuer, the Trustee and Principal Paying Agent, the Calculation Agent, the other Paying Agents and the Noteholders.
(viii)Notwithstanding any other provision of this Condition 7(n), if following the determination of any Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, in the Calculation Agent's opinion there is any uncertainty between two or more alternative courses of action in making any determination or calculation under this Condition 7, the Calculation Agent shall promptly notify the Issuer thereof and the Issuer shall direct the Calculation Agent in writing as to which alternative course of action to adopt. If the Calculation Agent is not promptly provided with such direction or is otherwise unable (other than due to its own negligence, wilful default or fraud) to make such calculation or determination for any reason, it shall notify the Issuer thereof and the Calculation Agent shall be under no obligation to make such calculation or determination and (in the absence of such negligence, wilful default or fraud) shall not incur any liability for not doing so.
(ix)As used in this Condition 7(n):
"Adjustment Spread" means either a spread (which may be positive or negative), or the formula or methodology for calculating a spread, in either case, which the Independent Adviser determines is required to be applied to the relevant Successor Rate or the relevant Alternative Rate (as the case may be) and is the spread, formula or methodology which:
(A)in the case of a Successor Rate, is formally recommended, or formally provided as an option for parties to adopt, in relation to the replacement of the Reference Rate with the Successor Rate by any Relevant Nominating Body; or
(B)(if no such recommendation has been made, or in the case of an Alternative Rate), the Independent Adviser, determines is customarily applied to the relevant Successor Rate or Alternative Rate (as the case may be) in international debt capital markets transactions to produce an industry-accepted replacement rate for the Reference Rate; or

(C)(if no such determination has been made) the Independent Adviser determines, is recognised or acknowledged as being the industry standard for over-the-counter derivative transactions which reference the Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be); or
(D)(if the Independent Adviser determines that no such industry standard is recognised or acknowledged) the Independent Adviser determines to be appropriate to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as the case may be) to Noteholders as a result of the replacement of the Reference Rate with the Successor Rate or the Alternative Rate (as the case may be).
"Alternative Rate" means an alternative benchmark or screen rate which the Independent Adviser determines in accordance with this Condition 7(n) is customary in market usage in the international debt capital markets for the purposes of determining floating rates of interest (or the relevant component part thereof) for a commensurate period and in the Specified Currency;
"Benchmark Amendments" has the meaning given to it in Condition 7(n)(iii); "Benchmark Event" means:
(A)the relevant Reference Rate has ceased to be published on the Relevant Screen Page as a result of such benchmark ceasing to be calculated or administered; or
(B)a public statement by the administrator of the relevant Reference Rate that (in circumstances where no successor administrator has been or will be appointed that will continue publication of such Reference Rate) it has ceased publishing such Reference Rate permanently or indefinitely or that it will cease to do so by a specified future date (the "Specified Future Date"); or
(C)a public statement by the supervisor of the administrator of the relevant Reference Rate that such Reference Rate has been or will, by a specified future date (the "Specified Future Date"), be permanently or indefinitely discontinued; or
(D)a public statement by the supervisor of the administrator of the relevant Reference Rate that means that such Reference Rate will, by a specified future date (the "Specified Future Date"), be prohibited from being used or that its use will be subject to restrictions or adverse consequences, either generally or in respect of the Notes; or
(E)a public statement by the supervisor of the administrator of the relevant Reference Rate (as applicable) that, in the view of such supervisor, (i) such Reference Rate is or will, by a specified future date (the "Specified Future Date"), be no longer representative of an underlying market or
(ii) the methodology to calculate such Reference Rate has materially changed; or

(F)it has or will, by a specified date within the following six months, become unlawful for the Calculation Agent to calculate any payments due to be made to any Noteholder using the relevant Reference Rate (as applicable) (including, without limitation, under the Benchmarks Regulation (EU) 2016/1011, if applicable).
Notwithstanding the sub-paragraphs above, where the relevant Benchmark Event is a public statement within sub-paragraphs (B), (C), (D), or (E) above and the Specified Future Date in the public statement is more than six months after the date of that public statement, the Benchmark Event shall not be deemed to occur until the date falling six months prior to such Specified Future Date.
"Relevant Nominating Body" means, in respect of a benchmark or screen rate (as applicable):
(A)the central bank for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or
(B)any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof; and
"Successor Rate" means a successor to or replacement of the Reference Rate which is formally recommended by any Relevant Nominating Body.
8.Zero Coupon Note Provisions
(a)Application: This Condition 8 is applicable to the Notes only if the Zero Coupon Note Provisions are specified in the relevant Pricing Supplement as being applicable.
(b)Late payment on Zero Coupon Notes: If the Redemption Amount payable in respect of any Zero Coupon Note is improperly withheld or refused, the Redemption Amount shall thereafter be an amount equal to the sum of:
(i)the Reference Price; and
(ii)the product of the Accrual Yield (compounded annually) being applied to the Reference Price on the basis of the relevant Day Count Fraction from (and including) the Issue Date to (but excluding) whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Trustee has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

9.Redemption and Purchase
(a)Scheduled redemption: Unless previously redeemed, or purchased and cancelled, the Notes will be redeemed at their Final Redemption Amount on the Maturity Date, subject as provided in Condition 10 (Payments – Bearer Notes) and Condition 11 (Payments – Registered Notes).
(b)Redemption for tax reasons: The Notes may be redeemed at the option of the Issuer in whole, but not in part:
(i)at any time (if the Floating Rate Note Provisions are not specified in the relevant Pricing Supplement as being applicable); or
(ii)on any Interest Payment Date (if the Floating Rate Note Provisions are specified in the relevant Pricing Supplement as being applicable), on giving not less than 15 nor more than 30 days' notice to the Noteholders, or such other period(s) as may be specified in the relevant pricing supplement, (which notice shall be irrevocable), at their Early Redemption Amount (Tax), together with interest accrued (if any) to the date fixed for redemption, if, immediately before giving such notice, the Issuer satisfies the Trustee that:
(A)the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 12 (Taxation) as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after the date of issue of the first Tranche of the Notes; and
(B)such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided, however, that no such notice of redemption shall be given earlier than:
(1)where the Notes may be redeemed at any time, 90 days (or such other period as may be specified in the relevant pricing supplement) prior to the earliest date on which the Issuer would be obliged to pay such additional amounts if a payment in respect of the Notes were then due; or
(2)where the Notes may be redeemed only on an Interest Payment Date, 60 days (or such other period as may be specified in the relevant pricing supplement) prior to the Interest Payment Date occurring immediately before the earliest date on which the Issuer would be obliged to pay such additional amounts if a payment in respect of the Notes were then due.
Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver or procure that there is delivered to the Trustee a certificate signed by two directors of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred.
The Trustee shall be entitled to accept (without further enquiry and without liability) such certificate as sufficient evidence of the satisfaction of the circumstances set out above, in which event it shall be conclusive and binding on the Noteholders.
Upon the expiry of any such notice as is referred to in this Condition 9(b), the Issuer shall be bound to redeem the Notes in accordance with this Condition 9(b).
(c)Redemption at the option of the Issuer: If Call Option is specified in the relevant Pricing Supplement as being applicable, the Notes may be redeemed at the option of the Issuer in whole or, if so specified in the relevant Pricing Supplement, in part. Such Notes may be redeemed on any Optional Redemption Date (Call) on the Issuer's giving not less than 15 nor more than 30 days' notice to the Noteholders, or such other period(s) as may be specified in the relevant Pricing Supplement (which notice shall be irrevocable, but may (at the option of the Issuer) be conditional on one or more conditions precedent being satisfied, or waived by the Issuer. The notice shall oblige the Issuer to redeem the Notes or, as the case may be, the Notes specified in such notice on the relevant Optional Redemption Date (Call) at the applicable amount specified in the relevant Pricing Supplement (together, if appropriate, with accrued interest to (but excluding) the relevant Optional Redemption Date (Call)) at one of:
(i)the Optional Redemption Amount (Call); or
(ii)the Make Whole Redemption Price.
The "Make Whole Redemption Price" will, in respect of Notes to be redeemed, be an amount equal to the greater of (i) 100 per cent. of the principal amount of the Notes to be redeemed and (ii) the sum of the then present values (as determined by the Determination Agent) of the remaining scheduled payments of principal and interest on the Notes to be redeemed (but not including any portion of such payments of interest accrued to the Optional Redemption Date (Call), if any) discounted to the Maturity Date or, if applicable, any earlier Par Redemption Date, at the sum of: (x) the Reference Bond Rate plus (y) the Redemption Margin as determined by the Determination Agent provided however that, in the case of either (i) or (ii) above, if a Par Redemption Date is specified in the relevant Pricing Supplement and the Optional Redemption Date (Call) occurs on or after the Par Redemption Date, the Make Whole Redemption Price will be equal to 100 per cent of the principal amount of the Notes.
(d)Partial redemption: If the Notes are to be redeemed in part only on any date in accordance with Condition 9(c) (Redemption at the option of the Issuer), in the case of Bearer Notes, the Notes to be redeemed shall be selected by the drawing of lots in such place as the Principal Paying Agent approves and in such manner as the Principal Paying Agent considers appropriate, subject to compliance with applicable law, the rules of each competent authority, stock exchange and/or quotation system (if any) by which the Notes have then been admitted to listing, trading and/or quotation and the notice to

Noteholders referred to in Condition 9(c) (Redemption at the option of the Issuer) shall specify the serial numbers of the Notes so to be redeemed and, in the case of Registered Notes, each Note shall be redeemed in part in the proportion which the aggregate principal amount of the outstanding Notes to be redeemed on the relevant Optional Redemption Date (Call) bears to the aggregate principal amount of outstanding Notes on such date. If any Maximum Redemption Amount or Minimum Redemption Amount is specified in the relevant Pricing Supplement, then the Optional Redemption Amount (Call) shall in no event be greater than the maximum or be less than the minimum so specified.
(e)Clean-up Call: If Clean-up Call Option is specified in the relevant Pricing Supplement as being applicable, and if, at any time (other than as a direct result of a redemption of some, but not all, of the Notes at the Optional Redemption Price at the Issuer's option pursuant to Condition 9(c) (Redemption at the option of the Issuer), the outstanding aggregate principal amount of the Notes is 25 per cent. (or such other amount as is specified in the relevant Pricing Supplement) or less of the aggregate principal amount of the Notes originally issued (and, for these purposes, any further Notes issued pursuant to Condition 20 (Further Issues) and consolidated with the Notes as part of the same Series shall be deemed to have been originally issued) (the "Clean-up Call Threshold"), the Issuer may redeem all (but not some only) of the remaining outstanding Notes on any date (or, if the Floating Rate Note Provisions are specified in the relevant Pricing Supplement as being applicable, on any Interest Payment Date) upon giving not less than 15 nor more than 30 days' notice to the Noteholders (or such other notice period as may be specified in the applicable Pricing Supplement) (which notice shall specify the date for redemption and shall be irrevocable), at the Optional Redemption Amount (Clean-up Call) together with any accrued and unpaid interest up to (but excluding) the date of redemption. Prior to the publication of any notice of redemption pursuant to this Condition 9(c), the Issuer shall deliver to the Trustee a certificate signed by two Directors of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the outstanding aggregate principal amount of the Notes is equal to or less than the Clean-up Call Threshold. The Trustee shall be entitled to accept such certificate (without further enquiry and without liability) as sufficient evidence of the satisfaction of the condition precedent set out above, in which event it shall be conclusive and binding on the Noteholders and the Couponholders.
(f)Redemption at the option of Noteholders: If Put Option is specified in the relevant Pricing Supplement as being applicable, the Issuer shall, at the option of the Holder of any Note redeem, or at the election of the Issuer purchase or procure the purchase of, such Note on the Optional Redemption Date (Put) specified in the relevant Put Option Notice at the relevant Optional Redemption Amount (Put) together with interest (if any) accrued to such date. In order to exercise the option contained in this Condition 9(f), the Holder of a Note must, not less than 30 nor more than 60 days before the relevant Optional Redemption Date (Put) (or such other period(s) as may be specified in the relevant Pricing Supplement), deposit with any Paying Agent such Note together with all unmatured Coupons relating thereto and a duly completed Put Option Notice in the form obtainable from any Paying Agent. The Paying Agent with which a Note is so deposited shall deliver a duly completed Put Option Receipt to the depositing Noteholder. No Note, once deposited with a duly completed Put Option Notice in accordance with this Condition 9(f), may be withdrawn; provided, however, that if, prior to the relevant Optional Redemption Date (Put), any such Note becomes immediately due and payable or, upon due presentation of any such Note on the relevant Optional Redemption Date (Put), payment of the redemption moneys is improperly withheld or refused, the relevant Paying Agent shall mail notification thereof to the depositing Noteholder at such address as may have been given by such Noteholder in the relevant Put Option Notice and shall hold such Note at its Specified Office for collection by the depositing Noteholder against surrender of the relevant Put Option Receipt. For so long as any outstanding Note is held by a Paying Agent in accordance with this Condition 9(f), the depositor of such Note and not such Paying Agent shall be deemed to be the Holder of such Note for all purposes.
(g)No other redemption: The Issuer shall not be entitled to redeem the Notes otherwise than as provided in paragraphs (a) to (f) above or in accordance with Condition 14 (Restructuring Event).
(h)Early redemption of Zero Coupon Notes: Unless otherwise specified in the relevant Pricing Supplement, the Redemption Amount payable on redemption of a Zero Coupon Note at any time before the Maturity Date shall be an amount equal to the sum of:
(i)the Reference Price; and
(ii) the product of the Accrual Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date to (but excluding) the date fixed for redemption or (as the case may be) the date upon which the Note becomes due and payable.
Where such calculation is to be made for a period which is not a whole number of years, the calculation in respect of the period of less than a full year shall be made on the basis of such Day Count Fraction as may be specified in the Pricing Supplement for the purposes of this Condition 9(h) or, if none is so specified, a Day Count Fraction of 30E/360.
(i)Purchase: The Issuer or any of its Subsidiaries may at any time purchase Notes in the open market or otherwise and at any price and such Notes may be held, resold or, at the option of the Issuer, surrendered to any Paying Agent for cancellation (provided that, if the Notes are to be cancelled, they are purchased together with all unmatured Coupons relating to them).
(j)Cancellation: All Notes redeemed by the Issuer and any unmatured Coupons attached to or surrendered with them shall be cancelled and all Notes so cancelled and any Notes cancelled pursuant to Condition (i) (Purchase) above (together with all unmatured Coupons cancelled with them) may not be reissued or resold.
10.Payments – Bearer Notes
This Condition 10 is only applicable to Bearer Notes.
(a)Principal: Payments of principal shall be made only against presentation and (provided that payment is made in full) surrender of Bearer Notes at the Specified Office of any Paying Agent outside the United States by cheque drawn in the currency in which the payment is due on, or by transfer to an account denominated in that currency (or, if that currency is euro, any other account to which euro may be credited or transferred) and maintained by the payee with, a bank in the Principal Financial Centre of that currency.

(b)Interest: Payments of interest shall, subject to paragraph (h) below, be made only against presentation and (provided that payment is made in full) surrender of the appropriate Coupons at the Specified Office of any Paying Agent outside the United States in the manner described in paragraph (a) above.
(c)Payments in New York City: Payments of principal or interest may be made at the Specified Office of a Paying Agent in New York City if (i) the Issuer has appointed Paying Agents outside the United States with the reasonable expectation that such Paying Agents will be able to make payment of the full amount of the interest on the Notes in the currency in which the payment is due when due, (ii) payment of the full amount of such interest at the offices of all such Paying Agents is illegal or effectively precluded by exchange controls or other similar restrictions and (iii) payment is permitted by applicable United States law.
(d)Payments subject to fiscal laws: All payments in respect of the Bearer Notes are subject in all cases to (i) any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 12 (Taxation) and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the "Code") or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or (without prejudice to the provisions of Condition 12 (Taxation) any law implementing an intergovernmental approach thereto.
(e)Commissions or Expenses: No commissions or expenses shall be charged to the Noteholders or Couponholders in respect of such payments.
(f)Deductions for unmatured Coupons: If the relevant Pricing Supplement specifies that the Fixed Rate Note Provisions are applicable and a Bearer Note is presented without all unmatured Coupons relating thereto:
(i)if the aggregate amount of the missing Coupons is less than or equal to the amount of principal due for payment, a sum equal to the aggregate amount of the missing Coupons will be deducted from the amount of principal due for payment; provided, however, that if the gross amount available for payment is less than the amount of principal due for payment, the sum deducted will be that proportion of the aggregate amount of such missing Coupons which the gross amount actually available for payment bears to the amount of principal due for payment;
(ii)if the aggregate amount of the missing Coupons is greater than the amount of principal due for payment:
(A)so many of such missing Coupons shall become void (in inverse order of maturity) as will result in the aggregate amount of the remainder of such missing Coupons (the "Relevant Coupons") being equal to the amount of principal due for payment; provided, however, that where this sub- paragraph would otherwise require a fraction of a missing Coupon to become void, such missing Coupon shall become void in its entirety; and
(B)a sum equal to the aggregate amount of the Relevant Coupons (or, if less, the amount of principal due for payment) will be deducted from the amount of principal due for payment; provided, however, that, if the gross amount available for payment is less than the amount of principal due for payment, the sum deducted will be that proportion of the aggregate amount of the Relevant Coupons (or, as the case may be, the amount of principal due for payment) which the gross amount actually available for payment bears to the amount of principal due for payment.
Each sum of principal so deducted shall be paid in the manner provided in paragraph (a) above against presentation and (provided that payment is made in full) surrender of the relevant missing Coupons.
(g)Unmatured Coupons void: If the relevant Pricing Supplement specifies that this Condition 10(g) is applicable or that the Floating Rate Note Provisions are applicable, on the due date for final redemption of any Note or early redemption in whole of such Note pursuant to Condition 9(b) (Redemption and Purchase – Redemption for tax reasons), Condition 9(f) (Redemption and Purchase – Redemption at the option of Noteholders), Condition 9(c) (Redemption and Purchase – Redemption at the option of the Issuer) or Condition 13 (Events of Default), all unmatured Coupons relating thereto (whether or not still attached) shall become void and no payment will be made in respect thereof.
(h)Payments on business days: If the due date for payment of any amount in respect of any Bearer Note or Coupon is not a Payment Business Day in the place of presentation, the Holder shall not be entitled to payment in such place of the amount due until the next succeeding Payment Business Day in such place and shall not be entitled to any further interest or other payment in respect of any such delay.
(i)Payments other than in respect of matured Coupons: Payments of interest other than in respect of matured Coupons shall be made only against presentation of the relevant Bearer Notes at the Specified Office of any Paying Agent outside the United States (or in New York City if permitted by paragraph (c) above).
(j)Partial payments: If a Paying Agent makes a partial payment in respect of any Bearer Note or Coupon presented to it for payment, such Paying Agent will endorse thereon a statement indicating the amount and date of such payment.
(k)Exchange of Talons: On or after the maturity date of the final Coupon which is (or was at the time of issue) part of a Coupon Sheet relating to the Bearer Notes, the Talon forming part of such Coupon Sheet may be exchanged at the Specified Office of the Principal Paying Agent for a further Coupon Sheet (including, if appropriate, a further Talon but excluding any Coupons in respect of which claims have already become void pursuant to Condition 15 (Prescription). Upon the due date for redemption of any Note, any unexchanged Talon relating to such Note shall become void and no Coupon will be delivered in respect of such Talon.
11.Payments - Registered Notes
This Condition 11 is only applicable to Registered Notes.
(a)Principal: Payments of principal shall be made by cheque drawn in the currency in which the payment is due drawn on, or, upon application by a Holder of a Registered Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, by transfer to an account denominated in that currency (or, if that currency is euro, any other account to which euro may be credited or transferred) and maintained by the payee with, a bank in the Principal Financial Centre of that currency (in the case of a sterling cheque, a town clearing branch of a bank in the City of London) and (in the case of redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.
(b)Interest: Payments of interest shall be made by cheque drawn in the currency in which the payment is due drawn on, or, upon application by a Holder of a Registered Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, by transfer to an account denominated in that currency (or, if that currency is euro, any other account to which euro may be credited or transferred) and maintained by the payee with, a bank in the Principal Financial Centre of that currency (in the case of a sterling cheque, a town clearing branch of a bank in the City of London) and (in the case of interest payable on redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.
(c)Payments subject to fiscal laws: All payments in respect of the Registered Notes are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 12 (Taxation) and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the "Code") or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or (without prejudice to the provisions of Condition 12 (Taxation)) any law implementing an intergovernmental approach thereto.
(d)Commissions or Expenses: No commissions or expenses shall be charged to the Noteholders in respect of such payments.
(e)Payments on business days: Where payment is to be made by transfer to an account, payment instructions (for value the due date, or, if the due date is not Payment Business Day, for value the next succeeding Payment Business Day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed (i) (in the case of payments of principal and interest payable on redemption) on the later of the due date for payment and the day on which the relevant Note Certificate is surrendered (or, in the case of part payment only, endorsed) at the Specified Office of a Paying Agent and (ii) (in the case of payments of interest payable other than on redemption) on the due date for payment. A Holder of a Registered Note shall not be entitled to any interest or other payment in respect of any delay in payment resulting from (A) the due date for a payment not being a Payment Business Day or (B) a cheque mailed in accordance with this Condition 11 arriving after the due date for payment or being lost in the mail.
(f)Partial payments: If a Paying Agent makes a partial payment in respect of any Registered Note, the Issuer shall procure that the amount and date of such payment are noted on the Register and, in the case of partial payment upon presentation of a Note Certificate, that a statement indicating the amount and the date of such payment is endorsed on the relevant Note Certificate.

(g)Record date: Each payment in respect of a Registered Note will be made to the person shown as the Holder in the Register at the opening of business in the place of the Registrar's Specified Office on the fifteenth day before the due date for such payment (the "Record Date"). Where payment in respect of a Registered Note is to be made by cheque, the cheque will be mailed to the address shown as the address of the Holder in the Register at the opening of business on the relevant Record Date.
12.Taxation
(a)Gross up: All payments of principal and interest in respect of the Notes and the Coupons by or on behalf of the Issuer shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision therein or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments, or governmental charges is required by law. In that event, the Issuer shall pay such additional amounts as will result in receipt by the Noteholders and the Couponholders after such withholding or deduction of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable in respect of any Note or Coupon:
(i)held by or on behalf of a Holder which is liable to such taxes, duties, assessments or governmental charges in respect of such Note or Coupon by reason of its having some connection with the jurisdiction by which such taxes, duties, assessments or charges have been imposed, levied, collected, withheld or assessed other than the mere holding of the Note or Coupon; or
(ii)to, or to a third party on behalf of, a Holder who would not be liable or subject to the withholding or deduction by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or
(iii)where the relevant Note or Coupon or Note Certificate is presented or surrendered for payment more than 30 days after the Relevant Date except to the extent that the Holder of such Note or Coupon would have been entitled to such additional amounts on presenting or surrendering such Note or Coupon or Note Certificate for payment on the last day of such period of 30 days.
(b)Taxing jurisdiction: If the Issuer becomes subject at any time to any taxing jurisdiction other than the United Kingdom, references in these Conditions to the United Kingdom shall be construed as references to the United Kingdom and/or such other jurisdiction.
13.Events of Default
(a)If:
(A)default is made in the payment of (i) any principal or premium (if any) in respect of any Note pursuant to Condition 9 (Redemption and Purchase) and such default is continuing for a period of seven days or more, or (ii) for a period of 14 days or more in the payment of any interest due in respect of the Notes; or

(B)the Issuer fails to perform or observe any of its other obligations, covenants, conditions or provisions under the Notes or the Trust Deed and (except where the Trustee shall have certified to the Issuer in writing that it considers such failure to be incapable of remedy in which case no such notice or continuation as is hereinafter mentioned will be required) such failure continues for the period of 60 days (or such longer period as the Trustee may permit) following the service by the Trustee on the Issuer of notice requiring the same to be remedied; or
(C)(i) any other Indebtedness for Borrowed Money of the Issuer or any of its Subsidiaries becomes due and repayable prior to its stated maturity by reason of an event of default (however described) or (ii) any such Indebtedness for Borrowed Money is not paid when due or (iii) the Issuer or any of its Subsidiaries fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of any Indebtedness for Borrowed Money of, any person or (iv) any security given by the Issuer or any of its Subsidiaries for any Indebtedness for Borrowed Money of any person or any guarantee or indemnity of Indebtedness for Borrowed Money of any person becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security save in any such case referred to in (i), (ii), (iii) or (iv) where there is a bona fide dispute as to whether the relevant Indebtedness for Borrowed Money or any such guarantee or indemnity as aforesaid shall be due and payable, and provided that the aggregate amount of the relevant Indebtedness for Borrowed Money in respect of which any one or more of the events mentioned above in this sub-paragraph (C) has or have occurred equals or exceeds 5 per cent of Regulated Asset Value and such event shall continue unremedied or unwaived for more than 14 days (or such longer grace period as may have been originally provided in the applicable instrument) and the time for payment of such amount has not been expressly extended (until such time as any payment default is remedied, cured or waived); or
(D)any order shall be made by any competent court or any resolution shall be passed for the winding up or dissolution of the Issuer, save for the purposes of amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement on terms previously approved by an Extraordinary Resolution of the Noteholders; or
(E)the Issuer or any of its Subsidiaries shall cease to carry on the whole or substantially the whole of its business, save in each case for the purposes of amalgamation, merger, consolidation, reorganisation, reconstruction or other arrangement (i) not involving or arising out of the insolvency of the Issuer or such Subsidiary and under which all or substantially all of its assets are transferred, in the case of the Issuer, to a Subsidiary of the Issuer or, in the case of a Subsidiary, to the Issuer or another Subsidiary of the Issuer, or in either case, to a transferee which is, or immediately upon such transfer becomes a Subsidiary of the Issuer or (ii) under which all or substantially all of its assets are transferred to a third party or parties (whether a Subsidiary or Subsidiaries of the Issuer or not) for full consideration by the Issuer or any such Subsidiary on an arm's length basis or (iii) the terms of which have previously been approved by an Extraordinary Resolution of the Noteholders provided that if the Issuer shall cease to hold or shall transfer the Electricity Distribution Licence (other than where the Electricity Distribution Licence is revoked, terminated or surrendered in the circumstances envisaged by paragraph (i)(a), (b) or (c) of the definition of Restructuring Event in Condition 2 (Definitions) and such revocation, termination or surrender does not constitute a Restructuring Event pursuant to paragraph (i) of such definition) the Issuer shall be deemed to have ceased to carry on the whole or substantially the whole of its business (and neither of exceptions (i) and (ii) above shall apply) unless the transferee of the Electricity Distribution Licence is the Issuer or a Subsidiary of the Issuer, at least 51 per cent of the ordinary share capital of which is owned directly or indirectly by the Issuer (the "YE Transferee") and in such event all references in these Terms and Conditions to the Issuer in its capacity as holder of the Electricity Distribution Licence shall thereafter be deemed to be references to the YE Transferee; or
(F)the Issuer or any of its Subsidiaries shall suspend or shall threaten to suspend payment of its debts generally or shall be declared or adjudicated by a competent court to be unable, or shall admit in writing its inability, to pay its debts (within the meaning of Section 123(1) or (2) of the Insolvency Act 1986) as they fall due, or shall be adjudicated or found insolvent by a competent court or shall enter into any composition or other similar arrangement with its creditors under Part I of the Insolvency Act 1986; or
(G)a receiver, administrative receiver, Energy Administrator, administrator or other similar official shall be appointed in relation to the Issuer or any of its Subsidiaries or in relation to the whole or a substantial part of the undertaking or assets of any of them or a distress, execution or other process shall be levied or enforced upon or sued out against, or any encumbrancer shall take possession of, the whole or a substantial part of the assets of any of them and in any of the foregoing cases it or he shall not be paid out or discharged within 120 days (or such longer period as the Trustee may in its absolute discretion permit), and, in the case of sub-paragraphs (B), (C) and (E) to (G) (inclusive) the Trustee shall have certified in writing that the relevant event is in its opinion materially prejudicial to the interests of the Noteholders, the Trustee may at its discretion (and the Trustee shall on the request in writing of the holders of at least one quarter in principal amount of the Notes then outstanding or upon being so directed by an Extraordinary Resolution of the Noteholders), subject to having been indemnified and/or prefunded and/or provided with security to its satisfaction, by notice in writing to the Issuer, declare that the Notes are, and they shall accordingly thereby forthwith become, immediately due and repayable at their principal amount together with accrued interest (as provided in the Trust Deed), provided always that the giving of any notice in relation to any Event of Default shall not operate as a waiver of any of the Trustee's rights (including the right to give a further notice) or prevent the Trustee from giving a further notice in the manner referred to above in relation to that Event of Default at any time thereafter.

(b)So long as any of the Notes remain outstanding the Issuer will, forthwith upon becoming aware of any Event of Default or Potential Event of Default, give notice in writing thereof to the Trustee.
(c)For the purpose of sub-paragraph (a)(F) above, Section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for "£750" there was substituted "£250,000" or such higher figure as Ofgem may from time to time determine by notice in writing to the Issuer for the purposes of Schedule 2 (Revocation) of its Electricity Distribution Licence.
(d)Neither the Issuer nor any Subsidiary shall be deemed to be unable to pay its debts for the purposes of sub-paragraph (a)(F) above if any such demand as is mentioned in Section 123(1)(a) of the Insolvency Act 1986 is being contested in good faith by the Issuer or the relevant Subsidiary with recourse to all appropriate measures and procedures.
14.Restructuring Event
(a)
(i)If, at any time while any of the Notes remains outstanding, a Restructuring Event occurs and during the Restructuring Period an Independent Financial Adviser (as defined below) shall have certified in writing to the Trustee that such Restructuring Event is not, in its opinion, materially prejudicial to the interests of the Noteholders, the following provisions of this Condition 14 shall cease to have any further effect in relation to such Restructuring Event.
(ii)If, at any time while any of the Notes remains outstanding, a Restructuring Event occurs and (subject to paragraph (a)(i) above):
(A)within the Restructuring Period, either:
(1)if at the time such Restructuring Event occurs there are Reference Rated Securities, a Rating Downgrade in respect of such Restructuring Event also occurs; or
(2)if at such time there are not Reference Rated Securities, a Negative Rating Event in respect of such Restructuring Event also occurs; and
(B)an Independent Financial Adviser shall have certified in writing to the Trustee that such Restructuring Event is, in its opinion, materially prejudicial to the interests of the Noteholders (a "Negative Certification"), then, unless at any time the Issuer shall have given a notice under Condition 9(c) (Redemption at the option of the Issuer) or Condition 9(b) (Redemption for tax reasons), in each case expiring prior to the Restructuring Put Date (as defined below), the holder of each Note will, upon the giving of a Restructuring Put Event Notice (as defined below), have the option (the "Restructuring Put Option") to require the Issuer to redeem or, at the option of the Issuer, purchase (or procure the purchase of) that Note on the Restructuring Put Date at its principal amount together with (or, where purchased, together with an amount equal to) interest (if any) accrued to (but excluding) the Restructuring Put Date.

Notwithstanding the occurrence of a Rating Downgrade or a Negative Rating Event, no Noteholder shall be entitled to exercise the Restructuring Put Option and to serve a Restructuring Put Exercise Notice if the rating assigned to the Reference Rated Securities or these Notes by any Rating Agency is subsequently increased to, or, as the case may be, there is assigned to the Reference Rated Securities or these Notes by any Rating Agency an Investment Grade Rating or, in the event that the rating assigned to the Reference Rated Securities immediately prior to the occurrence of the Rating Downgrade or Negative Rating Event was not an Investment Grade Rating, if such rating is restored, in either case prior to any Negative Certification being issued.
Any certification by an Independent Financial Adviser as aforesaid as to whether or not, in its opinion, any Restructuring Event is materially prejudicial to the interest of the Noteholders shall, in the absence of manifest error, be conclusive and binding on the Trustee, the Issuer and the Noteholders. For the purposes of this Condition, an "Independent Financial Adviser" means a financial adviser appointed by the Issuer and approved by the Trustee or, if the Issuer shall not have appointed such an adviser within 21 days after becoming aware of the occurrence of such Restructuring Event and the Trustee is indemnified and/or prefunded and/or secured to its satisfaction against the costs of such adviser, appointed by the Trustee.
A Rating Downgrade or a Negative Rating Event or a non-Investment Grade Rating shall be deemed not to have occurred as a result of or in respect of a Restructuring Event if the Rating Agency making the relevant reduction in rating or, where applicable, declining to assign an Investment Grade Rating as provided in this Condition does not announce or publicly confirm or inform the Trustee in writing at its request that the reduction or, where applicable, declining to assign a rating of at least investment grade was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event.
The Trust Deed provides that the Trustee is under no obligation to ascertain whether a Restructuring Event, a Negative Rating Event, a Rating Downgrade or any event which could lead to the occurrence of or could constitute a Restructuring Event, a Negative Rating Event or a Rating Downgrade has occurred and until it shall have actual knowledge or express notice pursuant to the Trust Deed to the contrary the Trustee may assume that no Restructuring Event, Negative Rating Event, Rating Downgrade or other such event has occurred.
(b)Promptly upon the Issuer becoming aware that a Restructuring Put Event has occurred, and in any event not later than 14 days after the occurrence of a Restructuring Put Event, the Issuer shall, and at any time upon the Trustee becoming similarly so aware the Trustee may, and (subject to it being indemnified and/or prefunded and/or secured to its satisfaction) if so requested by the holders of at least one-quarter in principal amount of the Notes then outstanding shall, give notice (a "Restructuring Put Event Notice") to the Noteholders in accordance with Condition 21 (Notices) specifying the nature of the Restructuring Put Event and the procedure for exercising the Restructuring Put Option.
(c)To exercise the Restructuring Put Option, the holder of a Note must deliver such Note to the specified office of the Paying Agent, on a day which is a Business Day in London and in the place of such specified office falling within the period (the "Restructuring Put Period") of 45 days after that on which a Restructuring Put Event Notice is given, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a "Restructuring Put Exercise Notice") and in which the holder may specify a bank account complying with the requirements of Condition 10 (Payments) to which payment is to be made under this Condition. Each Note should be delivered together with all Coupons appertaining thereto maturing after the day (the "Restructuring Put Date") being the fifteenth day after the date of expiry of the Restructuring Put Period, failing which any such missing Coupon will become void and no payment shall be made in respect of it. The Paying Agent to which such Note and Restructuring Put Exercise Notices are delivered shall issue to the Noteholder concerned a non-transferable receipt (a "Restructuring Put Receipt") in respect of the Note so delivered. Payment in respect of any Note so delivered shall be made, if the holder duly specifies a bank account in the Restructuring Put Exercise Notice to which payment is to be made on the Restructuring Put Date, by transfer to that bank account and, in every other case, on or after the Restructuring Put Date, in each case against presentation and surrender or (as the case may be) endorsement of such receipt at any specified office of any Paying Agent, subject in any such case as provided in Condition 10 (Payments – Bearer Notes) and 11 (Payments – Registered Notes). A Restructuring Put Exercise Notice, once given, shall be irrevocable. For the purposes of Conditions 13 (Events of Default), 15 (Prescription), 16 (Replacement of Notes and Coupons), 18 (Meetings of Noteholders, Modification and Waiver) and 19 (Enforcement), receipts issued pursuant to this Condition shall be treated as if they were Notes. The Issuer shall redeem or, at the option of the Issuer, purchase (or procure the purchase of) the relevant Note on the applicable Restructuring Put Date unless previously redeemed or purchased.
15.Prescription
Claims for principal in respect of Bearer Notes shall become void unless the relevant Bearer Notes are presented for payment within ten years of the appropriate Relevant Date. Claims for interest in respect of Bearer Notes shall become void unless the relevant Coupons are presented for payment within five years of the appropriate Relevant Date. Claims for principal and interest on redemption in respect of Registered Notes shall become void unless the relevant Note Certificates are surrendered for payment within ten years of the appropriate Relevant Date.
16.Replacement of Notes and Coupons
If any Note, Note Certificate or Coupon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Principal Paying Agent, in the case of Bearer Notes, or the Registrar, in the case of Registered Notes (and, if the Notes are then admitted to listing, trading and/or quotation by any competent authority, stock exchange and/or quotation system which requires the appointment of a Paying Agent or Transfer Agent in any particular place, the Paying Agent or Transfer Agent having its Specified Office in the place required by such competent authority, stock exchange and/or quotation system), subject to all applicable laws and competent authority, stock exchange and/or quotation system requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Notes, Note Certificates or Coupons must be surrendered before replacements will be issued.

17.Trustee and Agents
The Trust Deed contains provisions governing the responsibility of the Trustee and providing for its indemnification and relief from responsibility in certain circumstances, (including provisions relieving it from taking proceedings against the Issuer unless indemnified and/or secured and/or prefunded to its satisfaction) and to be paid its costs and expenses in priority to the claims of the Noteholders. The Trustee may not resign its appointment unless a successor, willing to act in such capacity, has been appointed by the Issuer and the Noteholders by Extraordinary Resolution, provided that the Trustee shall not be prevented from resigning its appointment if, having given notice in writing to the Issuer of its intention to so resign its appointment, a successor is not appointed within the period of three months from the date of such notice.
In acting under the Agency Agreement and in connection with the Notes and the Coupons, the Agents act solely as agents of the Issuer and (to the extent provided therein) the Trustee and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders or Couponholders.
The initial Agents and their initial Specified Offices are listed below. The initial Calculation Agent (if any) is specified in the relevant Pricing Supplement. The Issuer reserves the right with the prior approval of the Trustee any time to vary or terminate the appointment of any Agent and to appoint a successor principal paying agent or registrar or Calculation Agent and additional or successor paying agents; provided, however, that:
(a)the Issuer shall at all times maintain a principal paying agent and a registrar; and
(b)if a Calculation Agent is specified in the relevant Pricing Supplement, the Issuer shall, in respect of such Series of Notes, at all times maintain a Calculation Agent; and
(c)if and for so long as the Notes are admitted to listing, trading and/or quotation by any competent authority, stock exchange and/or quotation system which requires the appointment of a Paying Agent and/or a Transfer Agent in any particular place, the Issuer shall maintain a Paying Agent and/or a Transfer Agent having its Specified Office in the place required by such competent authority, stock exchange and/or quotation system.
Notice of any change in any of the Agents or in their Specified Offices shall promptly be given to the Noteholders.
18.Meetings of Noteholders; Modification and Waiver, Substitution
(a)Meetings of Noteholders: The Trust Deed contains provisions for convening meetings of Noteholders to consider matters relating to the Notes, including the modification of any provision of these Conditions. Any such modification may be made if sanctioned by an Extraordinary Resolution. Such a meeting may be convened by the Issuer or by the Trustee and shall be convened by the Trustee upon the request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the outstanding Notes. The quorum at any meeting convened to vote on an Extraordinary Resolution will be two or more Persons holding or representing one more than half of the aggregate principal amount of the outstanding Notes or, at any adjourned meeting, two or more Persons being or representing Noteholders whatever the principal amount of the Notes held or represented; provided, however, that Reserved Matters may only be sanctioned by an Extraordinary Resolution passed at a meeting of Noteholders at which two or more Persons holding or representing not less than three-quarters or, at any adjourned meeting, one quarter of the aggregate principal amount of the outstanding Notes form a quorum. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Noteholders and Couponholders, whether present or not.
Any such meeting of the Noteholders may be convened at a physical location, or such other method (which may include, without limitation, a conference call or video conference) as the Trustee may determine in accordance with the provisions of the Trust Deed.
In addition, a resolution in writing signed by or on behalf of all Noteholders who for the time being are entitled to receive notice of a meeting of Noteholders under the Trust Deed will take effect as if it were an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.
(b)Modification and waiver: The Trustee may, without the consent of the Noteholders, agree to any modification of these Conditions, the Notes, the Trust Deed or the Agency Agreement (other than in respect of a Reserved Matter) which is, in the opinion of the Trustee, proper to make if, in the opinion of the Trustee, such modification will not be materially prejudicial to the interests of Noteholders and to any modification of these Conditions, the Notes, the Trust Deed or the Agency Agreement which is of a formal, minor or technical nature or is to correct a manifest error.
In addition, the Trustee may, without the consent of the Noteholders, authorise or waive any proposed breach or breach of these Conditions, the Notes, the Trust Deed or the Agency Agreement (other than a proposed breach or breach relating to the subject of a Reserved Matter) or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of the Trust Deed if, in the opinion of the Trustee, the interests of the Noteholders will not be materially prejudiced thereby.
In addition, the Issuer may, in accordance with Conditions 7(f), 7(n)(iv) and 7(n)(v) (as applicable), vary or amend these Conditions, the Trust Deed and/or the Agency Agreement to give effect to certain amendments without any requirement for the consent or approval of Noteholders of the relevant Notes or Coupons, as fully described in Conditions 7(f), 7(n)(iv) and 7(n)(v) (as applicable) and the Trustee and the Agents shall concur to such Benchmark Replacement Conforming Change and/or Benchmark Amendments.
Unless the Trustee agrees otherwise, any such authorisation, waiver or modification shall be notified to the Noteholders as soon as practicable thereafter.
(c)Substitution: The Trust Deed contains provisions under which a subsidiary of the Issuer may, without the consent of the Noteholders, assume the obligations of the Issuer as principal debtor under the Trust Deed and the Notes provided that certain conditions specified in the Trust Deed are fulfilled.
No Noteholder shall, in connection with any substitution, be entitled to claim any indemnification or payment in respect of any tax consequence thereof for such

Noteholder, except to the extent provided for in Condition 12 (Taxation) (or any undertaking given in addition to or substitution for it pursuant to the provisions of the Trust Deed).
19.Enforcement
The Trustee may at any time, at its discretion and without notice, institute such proceedings as it thinks fit to enforce its rights under the Trust Deed in respect of the Notes, but it shall not be bound to do so unless:
(i)it has been so requested in writing by the Holders of at least one quarter of the aggregate principal amount of the outstanding Notes or has been so directed by an Extraordinary Resolution; and
(ii)it has been indemnified, prefunded or provided with security to its satisfaction.
No Noteholder may proceed directly against the Issuer unless the Trustee, having become bound to do so, fails to do so within a reasonable time and such failure is continuing.
20.Further Issues
The Issuer may from time to time, without the consent of the Noteholders or the Couponholders and in accordance with the Trust Deed, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Notes. The Issuer may from time to time with the consent of the Trustee, create and issue other series of notes having the benefit of the Trust Deed.
21.Notices
(a)Bearer Notes: Notices to the Holders of Bearer Notes shall be valid if published in a leading English language daily newspaper published in London (which is expected to be the Financial Times). Any such notice shall be deemed to have been given on the date of first publication (or if required to be published in more than one newspaper, on the first date on which publication shall have been made in all the required newspapers). Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Holders of Bearer Notes.
(b)Registered Notes: Notices to the Holders of Registered Notes shall be sent to them by first class mail (or its equivalent) or (if posted to an overseas address) by airmail at their respective addresses on the Register. Any such notice shall be deemed to have been given on the fourth day after the date of mailing.
22.Rounding
For the purposes of any calculations referred to in these Conditions (unless otherwise specified in these Conditions or the relevant Pricing Supplement), (a) all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005 per cent. being rounded up to 0.00001 per cent.), (b) all United States dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one half cent being rounded up),

(c)all Japanese Yen amounts used in or resulting from such calculations will be rounded downwards to the next lower whole Japanese Yen amount, and (d) all amounts denominated in any other currency used in or resulting from such calculations will be rounded to the nearest two decimal places in such currency, with 0.005 being rounded upwards.
23.Governing Law and Jurisdiction
(a)Governing law: The Notes and the Trust Deed and all non-contractual obligations arising out of or in connection with the Notes and the Trust Deed are governed by English law.
(b)Jurisdiction: Each of the Issuer has in the Trust Deed (i) agreed that the courts of England shall have exclusive jurisdiction to settle any dispute (a "Dispute") arising out of or in connection with the Notes and (ii) agreed that those courts are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue that any other courts are more appropriate or convenient.

SCHEDULE 2

PART A
FORM OF TEMPORARY GLOBAL NOTE
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[Northern Powergrid (Yorkshire) plc/ Northern Powergrid (Northeast) plc]
(incorporated with limited liability under the laws of England and Wales)]
£1,000,000,000
Euro Medium Term Note Programme

TEMPORARY GLOBAL NOTE
1.INTRODUCTION
1.1The Notes
This Temporary Global Note is issued in respect of the notes (the "Notes") of [Northern Powergrid (Yorkshire) plc/ Northern Powergrid (Northeast) plc] (the "Issuer") described in the pricing supplement (the "Pricing Supplement") or drawdown admission particulars ("Drawdown Admission Particulars") a copy of which is annexed hereto. If a Drawdown Admission Particulars is annexed hereto, each reference in this Temporary Global Note to "Pricing Supplement" shall be read and construed as a reference to the final terms of the Notes set out in such Drawdown Admission Particulars. The Notes:
1.1.1Trust Deed: are subject to, and have the benefit of, a trust deed dated [date] (as amended or supplemented from time to time, the "Trust Deed") made between the Issuer, Northern Powergrid [(Yorkshire)]/[(Northeast)] plc and HSBC Corporate Trustee Company (UK) Limited as trustee (the "Trustee", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed); and
1.1.2Agency Agreement: are the subject of an agency agreement dated [date] (as amended or supplemented from time to time, the "Agency Agreement") made between the Issuer, Northern Powergrid [(Yorkshire)]/[(Northeast)] plc, HSBC Bank plc as principal paying agent (the "Principal Paying Agent", which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), the other agents named therein (together with the Principal Paying Agent, the "Agents", which expression includes any successor or additional agents appointed from time to time in connection with the Notes) and the Trustee.
1.2Construction
All references in this Temporary Global Note to an agreement, instrument or other document (including the Agency Agreement and the Trust Deed) shall be construed as a reference to that agreement, instrument or other document as the same may be amended, supplemented, replaced or novated from time to time provided that, in the case of any amendment, supplement, replacement or novation made after the date hereof, it is made in accordance with the Conditions. Headings and sub-headings are for ease of reference only and shall not affect the construction of this Temporary Global Note.
1.3References to Conditions
Any reference herein to the "Conditions" is to the Terms and Conditions of the Notes set out in Schedule [4] (Terms and Conditions of the Notes) hereto, as supplemented, amended and/or replaced by the Pricing Supplement, and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Temporary Global Note.
2.PROMISE TO PAY
2.1Pay to bearer
The Issuer, for value received, promises to pay to the bearer of this Temporary Global Note, in respect of each Note represented by this Temporary Global Note, the Redemption Amount on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Pricing Supplement), and to pay interest on each such Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions; provided, however, that such interest shall be payable only:
2.1.1Before the Exchange Date: in the case of interest falling due before the Exchange Date (as defined below), to the extent that a certificate or certificates issued by Euroclear Bank S.A./N.V. ("Euroclear") and/or Clearstream Banking SA/NV ("Clearstream, Luxembourg", together with Euroclear, the international central securities depositaries or "ICSDs") and/or any other relevant clearing system dated not earlier than the date on which such interest falls due and in substantially the form set out in Schedule [3] (Form of Euroclear/Clearstream, Luxembourg Certification) hereto is/are delivered to the Specified Office of the Principal Paying Agent; or
2.1.2Failure to exchange: in the case of interest falling due at any time, to the extent that the Issuer has failed to procure the exchange for a permanent global note of that portion of this Temporary Global Note in respect of which such interest has accrued.

2.2NGN Principal Amount
If the Pricing Supplement specifies that the New Global Note form is applicable, this Temporary Global Note shall be a "New Global Note" or "NGN" and the principal amount of Notes represented by this Temporary Global Note shall be the aggregate amount from time to time entered in the records of both ICSDs. The records of the ICSDs (which expression in this Temporary Global Note means the records that each ICSD holds for its customers which reflect the amount of such customers' interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD)) shall be conclusive evidence of the principal amount of Notes represented by this Temporary Global Note and, for these purposes, a statement issued by an ICSD (which statement shall be made available to the bearer upon request) stating the principal amount of Notes represented by this Temporary Global Note at any time shall be conclusive evidence of the records of the ICSD at that time.
2.3CGN Principal Amount
If the Pricing Supplement specifies that the New Global Note form is not applicable, this Temporary Global Note shall be a "Classic Global Note" or "CGN" and the principal amount of Notes represented by this Temporary Global Note shall be the amount stated in the Pricing Supplement or, if lower, the principal amount most recently entered by or on behalf of the Issuer in the relevant column in Schedule 1 (Payments, Exchange and Cancellation of Notes).
3.NEGOTIABILITY
This Temporary Global Note is negotiable and, accordingly, title to this Temporary Global Note shall pass by delivery.
4.EXCHANGE
4.1Permanent Global Note
If the Pricing Supplement specifies the form of Notes as being "Temporary Global Note exchangeable for a Permanent Global Note", then on or after the day following the expiry of 40 days after the date of issue of this Temporary Global Note (the "Exchange Date"), the Issuer shall procure (in the case of first exchange) the delivery of a Permanent Global Note (which expression has the meaning given in the Trust Deed) in accordance with the Agency Agreement to the bearer of this Temporary Global Note or (in the case of any subsequent exchange) an increase in the principal amount of the Permanent Global Note in accordance with its terms against:
4.1.1Presentation and surrender: presentation and (in the case of final exchange) presentation and surrender of this Temporary Global Note to or to the order of the Principal Paying Agent; and
4.1.2Certification: receipt by the Principal Paying Agent of a certificate or certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system dated not earlier than the Exchange Date and in substantially the form set out in Schedule [3] (Form of Euroclear/Clearstream, Luxembourg Certification) hereto.

The principal amount of Notes represented by the Permanent Global Note shall be equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and received by the Principal Paying Agent; provided, however, that in no circumstances shall the principal amount of Notes represented by the Permanent Global Note exceed the initial principal amount of Notes represented by this Temporary Global Note.
4.2Definitive Notes; Not D Rules
If the Pricing Supplement specifies the form of Notes as being "Temporary Global Note exchangeable for Definitive Notes" and also specify that the C Rules are applicable or that neither the C Rules or the D Rules are applicable, then on or after the day following the expiry of 40 days after the date of issue of this Temporary Global Note (the "Exchange Date"), the Issuer shall procure the delivery of Definitive Notes (which expression has the meaning given in the Agency Agreement) in accordance with the Agency Agreement with Coupons and Talons (if so specified in the Pricing Supplement) attached and in an aggregate principal amount equal to the principal amount of Notes represented by this Temporary Global Note to the bearer of this Temporary Global Note against presentation and surrender of this Temporary Global Note to or to the order of the Principal Paying Agent.
4.3Definitive Notes; D Rules
If the Pricing Supplement specifies the form of Notes as being "Temporary Global Note exchangeable for Definitive Notes" and also specifies that the D Rules are applicable, then on or after the day following the expiry of 40 days after the date of issue of this Global Note (the "Exchange Date"), the Issuer shall procure the delivery of Definitive Notes (which expression has the meaning given in the Agency Agreement) in accordance with the Agency Agreement with Coupons and Talons (if so specified in the Pricing Supplement) attached against:
4.3.1Presentation and surrender: presentation and (in the case of final exchange) surrender of this Temporary Global Note to or to the order of the Principal Paying Agent; and
4.3.2Certification: receipt by the Principal Paying Agent of a certificate or certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system dated not earlier than the Exchange Date and in substantially the form set out in Schedule [3] (Form of Euroclear/Clearstream, Luxembourg Certification) hereto.
The Definitive Notes so delivered from time to time shall be in an aggregate principal amount equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and received by the Principal Paying Agent; provided, however, that in no circumstances shall the aggregate principal amount of Definitive Notes so delivered exceed the initial principal amount of Notes represented by this Temporary Global Note.

5.DELIVERY OF PERMANENT GLOBAL OR DEFINITIVE NOTES
5.1Permanent Global Note
Whenever any interest in this Temporary Global Note is to be exchanged for an interest in a Permanent Global Note, the Issuer shall procure (in the case of first exchange) the prompt delivery (free of charge to the bearer) of such Permanent Global Note, duly authenticated, to the bearer of this Temporary Global Note or (in the case of any subsequent exchange) an increase in the principal amount of Notes represented by such Permanent Global Note in accordance with its terms, in each case in an aggregate principal amount equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and received by the Principal Paying Agent against presentation and (in the case of final exchange) surrender of this Temporary Global Note to or to the order of the Principal Paying Agent within 7 days of the bearer requesting such exchange.
5.2Definitive Notes
Whenever this Temporary Global Note is to be exchanged for Definitive Notes, the Issuer shall procure the prompt delivery (free of charge to the bearer) of such Definitive Notes, duly authenticated and with Coupons and Talons attached (if so specified in the Pricing Supplement), in an aggregate principal amount equal to the principal amount of Notes represented by this Temporary Global Note to the bearer of this Temporary Global Note against the surrender of this Temporary Global Note to or to the order of the Principal Paying Agent within 30 days of the bearer requesting such exchange.
6.WRITING DOWN
On each occasion on which:
6.1Permanent Global Note: the Permanent Global Note is delivered or the principal amount of Notes represented thereby is increased in accordance with its terms in exchange for a further portion of this Temporary Global Note; or
6.2Definitive Notes: Definitive Notes are delivered in exchange for this Temporary Global Note; or
6.3Cancellation: Notes represented by this Temporary Global Note are to be cancelled in accordance with Condition [9(j)] (Redemption and Purchase - Cancellation),
the Issuer shall procure that:
(a)if the Pricing Supplement specifies that the New Global Note form is not applicable, (i) the principal amount of Notes represented by the Permanent Global Note, the principal amount of such increase or (as the case may be) the aggregate principal amount of such Notes and (ii) the remaining principal amount of Notes represented by this Temporary Global Note (which shall be the previous principal amount of Notes represented by this Temporary Global Note less the aggregate of the amounts referred to in (i)) are entered in Schedule
[1] (Payments, Exchange and Cancellation of Notes) hereto, whereupon the principal amount of Notes represented by this Temporary Global Note shall for all purposes be as most recently so entered; and
(b)if the Pricing Supplement specifies that the New Global Note form is applicable, details of the exchange or cancellation shall be entered pro rata in the records of the ICSDs.
7.PAYMENTS
7.1Recording of Payments
Upon any payment being made in respect of the Notes represented by this Temporary Global Note, the Issuer shall procure that:
7.1.1CGN: if the Pricing Supplement specifies that the New Global Note form is not applicable, details of such payment shall be entered in Schedule [1] (Payments, Exchange and Cancellation of Notes) hereto and, in the case of any payment of principal, the principal amount of the Notes represented by this Temporary Global Note shall be reduced by the principal amount so paid; and
7.1.2NGN: if the Pricing Supplement specifies that the New Global Note form is applicable, details of such payment shall be entered pro rata in the records of the ICSDs and, in the case of any payment of principal, the principal amount of the Notes entered in the records of ICSDs and represented by this Temporary Global Note shall be reduced by the principal amount so paid.
7.2Discharge of Issuer's obligations
Payments due in respect of Notes for the time being represented by this Temporary Global Note shall be made to the bearer of this Temporary Global Note and each payment so made will discharge the Issuer's obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.
7.3Payment Business Day
If the currency of any payment made in respect of Notes represented by this Temporary Global Note is euro, the applicable Payment Business Day shall be any day which is a TARGET Settlement Day and a day on which dealings in foreign currencies may be carried on in each (if any) Additional Financial Centre; or, if the currency of any payment made in respect of the Notes represented by this Temporary Global Note is not euro, the applicable Payment Business Day shall be any day which is a day on which dealings in foreign currencies may be carried on in the Principal Financial Centre of the currency of payment and in each (if any) Additional Financial Centre.
8.CALCULATION OF INTEREST
The calculation of any interest amount in respect of Notes represented by this Temporary Global Note will be calculated on the aggregate outstanding principal amount of the Notes represented by this Temporary Global Note and not by reference to the Calculation Amount.

9.CONDITIONS APPLY
Until this Temporary Global Note has been exchanged as provided herein or cancelled in accordance with the Agency Agreement, the bearer of this Temporary Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if the bearer were the Holder of Definitive Notes and any related Coupons and Talons in the smallest Specified Denomination and in an aggregate principal amount equal to the principal amount of the Notes represented by this Temporary Global Note.
10.NOTICES
Notwithstanding Condition [] (Notices), while all the Notes are represented by this Temporary Global Note (or by this Temporary Global Note and the Permanent Global Note) and this Temporary Global Note is (or this Temporary Global Note and the Permanent Global Note are) deposited with a depositary or a common depositary for Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system or a Common Safekeeper (which expression has the meaning given in the Trust Deed), notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with the Condition [] (Notices) on the date of delivery to Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system.
11.AUTHENTICATION
This Temporary Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of HSBC Bank plc as principal paying agent.
12.EFFECTUATION
If the Pricing Supplement specifies that the New Global Note form is applicable, this Temporary Global Note shall not be valid for any purpose until it has been effectuated for and on behalf of the entity appointed as common safekeeper by the ICSDs.
13.GOVERNING LAW
This Temporary Global Note and any non-contractual obligations arising out of or in connection with it are governed by English law.

AS WITNESS the signature of a duly authorised person for and on behalf of the Issuer.
[NORTHERN    POWERGRID    (YORKSHIRE)    PLC/NORTHERN    POWERGRID (NORTHEAST) PLC]

By: ............................................................
(duly authorised)

ISSUED on the Issue Date
AUTHENTICATED for and on behalf of
HSBC BANK PLC as principal paying agent without recourse, warranty or liability

By: ............................................................
(duly authorised)

EFFECTUATED for and on behalf of

...................................................................
as common safekeeper without recourse, warranty or liability

By: ............................................................
(duly authorised)

Schedule 1
Payments, Exchange and Cancellation of Notes

Date of payment, delivery or cancellation	Amount of interest then paid	Principal amount of Permanent Global Note then delivered or by which Permanent Global Note then increased or aggregate principal amount of Definitive Notes then delivered	Aggregate principal amount of Notes then cancelled	Remaining principal amount of this Temporary Global Note	Authorised Signature

Schedule 2
Form of Accountholder's Certification
[Northern Powergrid (Yorkshire) plc]/[ Northern Powergrid (Northeast) plc]
(incorporated with limited liability under the laws of England and Wales)
£[•]
[title of Notes]

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (a) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (b) are owned by United States person(s) that (i) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (c) (whether or not also described in clause (a) or (b)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.
If the Securities are of the category contemplated in Rule 903(b)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act"), then this is also to certify that, except as set forth below, the Securities are beneficially owned by (1) non-U.S. person(s) or (2) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act. As used in this paragraph the term "U.S. person" has the meaning given to it by Regulation S under the Act.
As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.
We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.
This certification excepts and does not relate to [currency] [amount] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.
Dated: [    ]

[name of account holder] as, or as agent for,
the beneficial owner(s) of the Securities to which this certificate relates.

By: ............................................................
Authorised signatory

Schedule 3
Form of Euroclear/Clearstream, Luxembourg Certification
[Northern Powergrid (Yorkshire) plc]/[ Northern Powergrid (Northeast) plc]
(incorporated with limited liability under the laws of England and Wales)
£[•]
[title of Notes]

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organisations") substantially to the effect set forth in the temporary global note issued in respect of the securities, as of the date hereof, £[amount] principal amount of the above- captioned Securities (a) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (b) is owned by United States persons that (i) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) ("financial institutions") purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (c) (whether or not also described in clause (a) or (b)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.
If the Securities are of the category contemplated in Rule 903(b)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act"), then this is also to certify with respect to the principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion substantially to the effect set forth in the temporary global note issued in respect of the Securities.
We further certify (1) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global security excepted in such certifications and (2) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.
We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.
Dated: [    ]
Euroclear Bank S.A./N.V.
or
Clearstream Banking S.A.

By: ............................................................
Authorised signatory

Schedule 4

Terms and Conditions of the Notes
[TO BE INSERTED]

PART B
FORM OF PERMANENT GLOBAL NOTE
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[Northern Powergrid (Yorkshire) plc]/[ Northern Powergrid (Northeast) plc]
(incorporated with limited liability under the laws of England and Wales)
£1,000,000,000
Euro Medium Term Note Programme

PERMANENT GLOBAL NOTE
1.INTRODUCTION
1.1The Notes
This Global Note is issued in respect of the notes (the "Notes") of [Northern Powergrid (Yorkshire) plc/Northern Powergrid (Northeast) plc] (the "Issuer") described in the pricing supplement (the "Pricing Supplement") or drawdown admission particulars ("Drawdown Admission Particulars") a copy of which is annexed hereto. If a Drawdown Admission Particulars is annexed hereto, each reference in this Global Note to "Pricing Supplement" shall be read and construed as a reference to the final terms of the Notes set out in such Drawdown Admission Particulars. The Notes:
1.1.1Trust Deed: are subject to, and have the benefit of, a trust deed dated [date] (as amended or supplemented from time to time, the "Trust Deed") made between the Issuer, Northern Powergrid [(Yorkshire)]/[(Northeast)] plc and HSBC Corporate Trustee Company (UK) Limited as trustee (the "Trustee", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed); and
1.1.2Agency Agreement: are the subject of an agency agreement dated [date] (as amended or supplemented from time to time, the "Agency Agreement") made between the Issuer, Northern Powergrid [(Yorkshire)]/[(Northeast)] plc, HSBC Bank plc as principal paying agent (the "Principal Paying Agent", which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), the other agents named therein (together with the Principal Paying Agent, the "Agents", which expression includes any successor or additional agents appointed from time to time in connection with the Notes) and the Trustee.

1.2Construction
All references in this Global Note to an agreement, instrument or other document (including the Agency Agreement and the Trust Deed) shall be construed as a reference to that agreement, instrument or other document as the same may be amended, supplemented, replaced or novated from time to time provided that, in the case of any amendment, supplement, replacement or novation made after the date hereof, it is made in accordance with the Conditions. Headings and sub-headings are for ease of reference only and shall not affect the construction of this Global Note.
1.3References to Conditions
Any reference herein to the "Conditions" is to the Terms and Conditions of the Notes set out in Schedule [2] (Terms and Conditions of the Notes) hereto, as supplemented, amended and/or replaced by the Pricing Supplement, and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Global Note.
2.PROMISE TO PAY
2.1Pay to bearer
The Issuer, for value received, promises to pay to the bearer of this Global Note, in respect of each Note represented by this Global Note, the Redemption Amount on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Pricing Supplement), and to pay interest on each such Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.
2.2NGN Principal Amount
If the Pricing Supplement specifies that the New Global Note form is applicable, this Global Note shall be a "New Global Note" or "NGN" and the principal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both ICSDs. The records of the ICSDs (which expression in this Global Note means the records that each ICSD holds for its customers which reflect the amount of such customers' interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD)) shall be conclusive evidence of the principal amount of Notes represented by this Global Note and, for these purposes, a statement issued by an ICSD (which statement shall be made available to the bearer upon request) stating the principal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the ICSD at that time.
2.3CGN Principal Amount
If the Pricing Supplement specifies that the New Global Note form is not applicable, this Global Note shall be a "Classic Global Note" or "CGN" and the principal amount of Notes represented by this Global Note shall be the amount stated in the Pricing Supplement or, if lower, the principal amount most recently entered by or on behalf of the Issuer in the relevant column in Schedule 1 (Payments, Exchange and Cancellation of Notes).
3.NEGOTIABILITY
This Global Note is negotiable and, accordingly, title to this Global Note shall pass by delivery.
4.EXCHANGE
This Global Note will become exchangeable, in whole but not in part only and at the request of the bearer of this Global Note, for Definitive Notes (which expression has the meaning given in the Trust Deed) in accordance with the Agency Agreement:
4.1Upon notice: on the expiry of such period of notice as may be specified in the Pricing Supplement; or
4.2Upon demand: at any time, if so specified in the Pricing Supplement; or
4.3In limited circumstances: if the Pricing Supplement specifies "in the limited circumstances described in the Permanent Global Note", then if either of the following events occurs:
4.3.1Closure of clearing systems: Euroclear Bank S.A./N.V. ("Euroclear") or Clearstream Banking S.A. ("Clearstream, Luxembourg", together with Euroclear, the international central securities depositaries or "ICSDs") or any other relevant clearing system is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or
4.3.2Event of Default: an Event of Default as defined in Condition [] (Events of Default) occurs and the Notes become due and payable.
5.DELIVERY OF DEFINITIVE NOTES
Whenever this Global Note is to be exchanged for Definitive Notes, the Issuer shall procure the prompt delivery (free of charge to the bearer) of such Definitive Notes, duly authenticated and with Coupons and Talons attached (if so specified in the Pricing Supplement), in an aggregate principal amount equal to the principal amount of Notes represented by this Global Note to the bearer of this Global Note against the surrender of this Global Note to or to the order of the Principal Paying Agent within 30 days of the bearer requesting such exchange.
6.WRITING DOWN
On each occasion on which:
6.1Payment of principal: a payment of principal is made in respect of this Global Note;
6.2Definitive Notes: Definitive Notes are delivered; or

6.3Cancellation: Notes represented by this Global Note are to be cancelled in accordance with Condition [9(j)] (Redemption and Purchase - Cancellation),
the Issuer shall procure that:
(a)if the Pricing Supplement specifies that the New Global Note form is not applicable, (i) the amount of such payment and the aggregate principal amount of such Notes; and (ii) the remaining principal amount of Notes represented by this Global Note (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (i) above) are entered in Schedule [1] (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes) hereto, whereupon the principal amount of Notes represented by this Global Note shall for all purposes be as most recently so entered; and
(b)if the Pricing Supplement specifies that the New Global Note form is applicable, details of the exchange or cancellation shall be entered pro rata in the records of the ICSDs.
7.WRITING UP
7.1Initial Exchange
If this Global Note was originally issued in exchange for part only of a temporary global note representing the Notes, then all references in this Global Note to the principal amount of Notes represented by this Global Note shall be construed as references to the principal amount of Notes represented by the part of the temporary global note in exchange for which this Global Note was originally issued which the Issuer shall procure:
7.1.1CGN: if the Pricing Supplement specifies that the New Global Note form is not applicable, is entered in Schedule [1] (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes) hereto, whereupon the principal amount of Notes represented by this Global Note shall for all purposes be as most recently so entered; and
7.1.2NGN: if the Pricing Supplement specifies that the New Global Note form is applicable, is entered by the ICSDs in their records.
7.2Subsequent Exchange
If at any subsequent time any further portion of such temporary global note is exchanged for an interest in this Global Note, the principal amount of Notes represented by this Global Note shall be increased by the amount of such further portion, and the Issuer shall procure that the principal amount of Notes represented by this Global Note (which shall be the previous principal amount of Notes represented by this Global Note plus the amount of such further portion) is:
7.2.1CGN: if the Pricing Supplement specifies that the New Global Note form is not applicable, entered in Schedule [1] (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes) hereto, whereupon the principal amount of this Global Note shall for all purposes be as most recently so entered; and
7.2.2NGN: if the Pricing Supplement specifies that the New Global Note form is applicable, entered by the ICSDs in their records.
8.PAYMENTS
8.1Recording of Payments
Upon any payment being made in respect of the Notes represented by this Global Note, the Issuer shall procure that:
8.1.1CGN: if the Pricing Supplement specifies that the New Global Note form is not applicable, details of such payment shall be entered in Schedule [1] (Payments, Exchange and Cancellation of Notes) hereto and, in the case of any payment of principal, the principal amount of the Notes represented by this Global Note shall be reduced by the principal amount so paid; and
8.1.2NGN: if the Pricing Supplement specifies that the New Global Note form is applicable, details of such payment shall be entered pro rata in the records of the ICSDs and, in the case of any payment of principal, the principal amount of the Notes entered in the records of ICSDs and represented by this Global Note shall be reduced by the principal amount so paid.
8.2Discharge of Issuer's obligations
Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer's obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.
8.3Payment Business Day
If the currency of any payment made in respect of Notes represented by this Global Note is euro, the applicable Payment Business Day shall be any day which is a TARGET Settlement Day and a day on which dealings in foreign currencies may be carried on in each (if any) Additional Financial Centre; or, if the currency of any payment made in respect of the Notes represented by this Global Note is not euro, the applicable Payment Business Day shall be any day which is a day on which dealings in foreign currencies may be carried on in the Principal Financial Centre of the currency of payment and in each (if any) Additional Financial Centre.
9.CALCULATION OF INTEREST
The calculation of any interest amount in respect of Notes represented by this Global Note will be calculated on the aggregate outstanding principal amount of the Notes represented by this Global Note and not by reference to the Calculation Amount.

10.CONDITIONS APPLY
Until this Global Note has been exchanged as provided herein or cancelled in accordance with the Agency Agreement, the bearer of this Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if the bearer were the Holder of Definitive Notes and any related Coupons and Talons in the smallest Specified Denomination and in an aggregate principal amount equal to the principal amount of Notes represented by this Global Note.
11.EXERCISE OF PUT OPTION OR RESTRUCTURING PUT OPTION
In order to exercise the option contained in Condition [9(f)] (Redemption and Purchase
- Redemption at the option of Noteholders) (the "Put Option") or Condition [14] (Restructuring Event) (the "Restructuring Put Option") (as applicable), the bearer of this Global Note must, within the period specified in the Conditions for the deposit of the relevant Note and Put Option Notice or Restructuring Put Exercise Notice (as applicable) (as each such expression is defined in the Agency Agreement), give notice of such exercise to the Principal Paying Agent, in accordance with the rules and procedures of Euroclear, Clearstream, Luxembourg and/or any other relevant clearing system, specifying the principal amount of Notes in respect of which the Put Option or Restructuring Put Option (as applicable) is being exercised. Any such notice shall be irrevocable and may not be withdrawn.
12.EXERCISE OF CALL OPTION
In connection with an exercise of the option contained in Condition [9(c)] (Redemption and Purchase - Redemption at the option of the Issuer) in relation to some only of the Notes, this Global Note may be redeemed in part in the principal amount specified by the Issuer in accordance with the Conditions and the Notes to be redeemed will not be selected as provided in the Conditions but in accordance with the rules and procedures of Euroclear and Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in principal amount, at their discretion).
13.NOTICES
Notwithstanding Condition [] (Notices), while all the Notes are represented by this Global Note (or by this Global Note and a temporary global note) and this Global Note is (or this Global Note a temporary global note are) deposited with a depositary or a common depositary for Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system or a Common Safekeeper (which expression has the meaning given in the Trust Deed), notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with the Condition [] (Notices) on the date of delivery to Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system.

14.AUTHENTICATION
This Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of HSBC Bank plc as principal paying agent.
15.EFFECTUATION
If the Pricing Supplement specifies that the New Global Note form is applicable, this Permanent Global Note shall not be valid for any purpose until it has been effectuated for and on behalf of the entity appointed as common safekeeper by the ICSDs.
16.GOVERNING LAW
This Global Note and any non-contractual obligations arising out of or in connection with it are governed by English law.

AS WITNESS the signature of a duly authorised person for and on behalf of the Issuer.
[NORTHERN    POWERGRID    (YORKSHIRE)    PLC/NORTHERN    POWERGRID (NORTHEAST) PLC]

By: ............................................................
(duly authorised)

ISSUED on the Issue Date
AUTHENTICATED for and on behalf of
HSBC BANK PLC as principal paying agent without recourse, warranty or liability

By: ............................................................
(duly authorised)

EFFECTUATED for and on behalf of

By: ............................................................
as common safekeeper without recourse, warranty or liability

By: ............................................................
(duly authorised)

SCHEDULE 1
PAYMENTS, EXCHANGES AGAINST TEMPORARY GLOBAL NOTE, DELIVERY OF DEFINITIVE NOTES AND CANCELLATION OF NOTES

Date of payment, exchange, delivery or cancellation	Amount of interest then paid	Amount of principal then paid	Principal amount of Temporary Global Note then exchanged	Aggregate principal amount of Definitive Notes then delivered	Aggregate principal amount of Notes then cancelled	New principal amount of this Global Note	Authorised signature

SCHEDULE 2
TERMS AND CONDITIONS OF THE NOTES
[TO BE INSERTED]

PART C
FORM OF DEFINITIVE BEARER NOTE
[On the face of the Note:]

[currency][denomination]
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
[Northern Powergrid (Yorkshire) plc]/[Northern Powergrid (Northeast) plc]
(incorporated with limited liability under the laws of England and Wales)
£[amount]
[[fixed rate] /Floating Rate] Notes due [maturity]
This Note is one of a series of notes (the "Notes") of [Northern Powergrid (Yorkshire) plc]/[ Northern Powergrid (Northeast) plc] (the "Issuer") described in the pricing supplement (the "Pricing Supplement") or drawdown admission particulars ("Drawdown Admission Particulars") a copy of the relevant particulars of which is endorsed on this Note. Any reference herein to the "Conditions" is to the Terms and Conditions of the Notes endorsed on this Note, as supplemented, amended and/or replaced by the Pricing Supplement or Drawdown Admission Particulars, and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Note.
The Issuer, for value received, promises to pay to the bearer of this Note the Redemption Amount on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Pricing Supplement or Drawdown Admission Particulars), and to pay interest on this Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.
This Note shall not be valid for any purpose until it has been authenticated for and on behalf of HSBC Bank plc as principal paying agent.
This Note and any non-contractual obligations arising out of or in connection with it are governed by English law.
AS WITNESS the signature of a duly authorised person for and on behalf of the Issuer.

[NORTHERN    POWERGRID    (YORKSHIRE)    PLC/NORTHERN    POWERGRID (NORTHEAST) PLC]

By: ............................................................
(duly authorised)

ISSUED on the Issue Date
AUTHENTICATED for and on behalf of
HSBC BANK PLC as principal paying agent without recourse, warranty or liability

By: ............................................................
(duly authorised)

[On the reverse of the Note:]
PRICING SUPPLEMENT
The following is a copy of the relevant particulars of the Pricing Supplement or Drawdown Admission Particulars.

TERMS AND CONDITIONS
[As set out in the Base Admission Particulars/Drawdown Admission Particulars (as applicable)]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT
HSBC Bank plc 8 Canada Square Canary Wharf London E14 5HQ

PAYING AGENTS

[Name]	[Name]
[Address]	[Address]

PART D FORM OF COUPON
[On the face of the Coupon:]
[For Fixed Rate Notes]
[Northern Powergrid (Yorkshire) plc/Northern Powergrid (Northeast) plc] [currency][amount] [fixed rate] Notes due [maturity]
Coupon for [currency][amount of interest payment] due on [interest payment date].
Such amount is payable, subject to the terms and conditions (the "Conditions") endorsed on the Note to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).
[For Floating Rate Notes]
[Northern Powergrid (Yorkshire) plc/Northern Powergrid (Northeast) plc] [currency][amount] Floating Rate Notes due [maturity]
This Coupon relates to a Note in the denomination of [currency] [amount].
Coupon for the amount of interest due on the Interest Payment Date falling in [month and year].
Such amount is payable, subject to the terms and conditions (the "Conditions") endorsed on the Note to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).
The Note to which this Coupon relates may, in certain circumstances specified in the Conditions, fall due for redemption before the maturity date of this Coupon. In such event, this Coupon shall become void and no payment will be made in respect hereof.
[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]

[On the reverse of the Coupon:]

Principal Paying Agent: HSBC Bank plc, 8 Canada Square, Canary Wharf, London E14 5HQ, United Kingdom.
Paying Agents: [Paying Agent, address]; [Paying Agent, address]; and
[Paying Agent, address].

PART E
FORM OF TALON

[On the face of the Talon:]

[Northern Powergrid (Yorkshire) plc/Northern Powergrid (Northeast) plc] [currency][amount] [[fixed rate] /Floating Rate] Notes due [maturity]
Talon for further Coupons.
On or after the maturity date of the final Coupon which is (or was at the time of issue) part of the Coupon Sheet to which this Talon is (or was at the time of issue) attached, this Talon may be exchanged at the specified office for the time being of the principal paying agent shown on the reverse of this Talon (or any successor principal paying agent appointed from time to time in accordance with the terms and conditions (the "Conditions") of the Notes to which this Talon relates) for a further Coupon Sheet (including a further Talon but excluding any Coupons in respect of which claims have already become void pursuant to the Conditions).
The Note to which this Talon relates may, in certain circumstances specified in the Conditions, fall due for redemption before the maturity date of such final Coupon. In such event, this Talon shall become void and no Coupon will be delivered in respect hereof.
[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]
[On the reverse of the Talon:]

Principal Paying Agent: HSBC Bank plc, 8 Canada Square, Canary Wharf, London E14 5HQ, United Kingdom

SCHEDULE 3

PART A
FORM OF GLOBAL REGISTERED NOTE

ISIN: ......
[Northern Powergrid (Yorkshire) plc/Northern Powergrid (Northeast) plc]
(incorporated with limited liability under the laws of England and Wales)
£[amount]
Euro Medium Term Note Programme GLOBAL REGISTERED NOTE
1.INTRODUCTION
1.1The Notes
This Global Registered Note is issued in respect of the notes (the "Notes") of [Northern Powergrid (Yorkshire) plc/Northern Powergrid (Northeast) plc] (the "Issuer") described in the pricing supplement (the "Pricing Supplement") or drawdown admission particulars ("Drawdown Admission Particulars") a copy of which is annexed hereto. If a Drawdown Admission Particulars is annexed hereto, each reference in this Global Registered Note to "Pricing Supplement" shall be read and construed as a reference to the final terms of the Notes set out in such Drawdown Admission Particulars. The Notes:
1.1.1Trust Deed: are subject to, and have the benefit of, a trust deed dated [date] (as amended or supplemented from time to time, the "Trust Deed") made between the Issuer, Northern Powergrid [(Yorkshire)]/[(Northeast)] plc and HSBC Corporate Trustee Company (UK) Limited as trustee (the "Trustee", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed); and
1.1.2Agency Agreement: are the subject of an agency agreement dated [date] (the "Agency Agreement") made between the Issuer, Northern Powergrid [(Yorkshire)]/[(Northeast)] plc, HSBC Bank plc as registrar (the "Registrar", which expression includes any successor registrar appointed from time to time in connection with the Notes), the Trustee, HSBC Bank plc as principal paying agent and the other paying agents and the transfer agents named therein.
1.2Construction
All references in this Global Registered Note to an agreement, instrument or other document (including the Agency Agreement and the Trust Deed) shall be construed as a reference to that agreement, instrument or other document as the same may be amended, supplemented, replaced or novated from time to time provided that, in the case of any amendment, supplement, replacement or novation made after the date hereof, it is made in accordance with the Conditions. Headings and sub-headings are for ease of reference only and shall not affect the construction of this Global Registered Note.
1.3References to Conditions
Any reference herein to the "Conditions" is to the Terms and Conditions of the Notes set out in Schedule [1] (Terms and Conditions of the Notes) hereto, as supplemented, amended and/or replaced by the Pricing Supplement, and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Global Registered Note.
2.REGISTERED HOLDER
[OPTION 1 (WHERE THE CERTIFICATE IS NOT TO BE HELD UNDER THE NEW SAFEKEEPING STRUCTURE (NSS))
This is to certify that:
[Insert name of Common Depositary]
is the person registered in the register maintained by the Registrar in relation to the Notes (the "Register") as the duly registered holder (the "Holder") of an aggregate principal amount of Notes equal to the Aggregate Principal Amount specified in the Pricing Supplement or (if the Aggregate Principal Amount in respect of the Series specified in the Pricing Supplement is different from the Aggregate Principal Amount in respect of the Tranche specified in the Pricing Supplement) the Aggregate Principal Amount in respect of the Tranche specified in the Pricing Supplement.
OPTION 2 (WHERE THE CERTIFICATE IS TO BE HELD UNDER THE NEW SAFEKEEPING STRUCTURE (NSS)
This certifies that the person whose name is entered in the register maintained by the Registrar in relation to the Notes (the "Register") is the duly registered holder (the "Holder") of the aggregate principal amount equal to the Aggregate Principal Amount specified in the Pricing Supplement or (if the Aggregate Principal Amount in respect of the Series specified in the Pricing Supplement is different from the Aggregate Principal Amount in respect of the Tranche specified in the Pricing Supplement) the Aggregate Principal Amount in respect of the Tranche specified in the Pricing Supplement.
END OF OPTION]
3.PROMISE TO PAY
The Issuer, for value received, promises to pay to the Holder, in respect of each Note represented by this Global Registered Note, the Redemption Amount on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Pricing Supplement), and to pay interest on each such Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.
4.PAYMENT CONDITIONS
4.1Payment Business Day: If the currency of any payment made in respect of Notes represented by this Global Registered Note is euro, the applicable Payment Business Day shall be any day which is a TARGET Settlement Day and a day on which dealings in foreign currencies may be carried on in each (if any) Additional Financial Centre; or, if the currency of any payment made in respect of Notes represented by this Global Registered Note s not euro, the applicable Payment Business Day shall be any day which is a day on which dealings in foreign currencies may be carried on in the Principal Financial Centre of the currency of payment and in each (if any) Additional Financial Centre.
4.2Payment Record Date: Each payment made in respect of this Global Registered Note will be made to the person shown as the Holder in the Register at the close of business (in the relevant clearing system) on the Clearing System Business Day before the due date for such payment (the "Record Date") where "Clearing System Business Day" means a day on which each clearing system for which this Global Registered Note is being held is open for business.
5.CALCULATION OF INTEREST
The calculation of any interest amount in respect of Notes represented by this Global Registered Note will be calculated on the aggregate outstanding principal amount of the Notes represented by this Global Registered Note and not by reference to the Calculation Amount.
6.EXCHANGE FOR INDIVIDUAL NOTE CERTIFICATES
This Global Registered Note will be exchanged in whole (but not in part) for duly authenticated and completed Individual Note Certificates (which expression has the meaning given in the Trust Deed) in accordance with the Agency Agreement:
6.1Upon notice: on the expiry of such period of notice as may be specified in the Pricing Supplement; or
6.2Upon demand: at any time, if so specified in the Pricing Supplement; or
6.3In limited circumstances: if the Pricing Supplement specifies "in the limited circumstances described in the Global Registered Note ", then if either of the following events occurs:
6.3.1Closure of clearing systems: Euroclear Bank S.A./N.V. ("Euroclear") or Clearstream Banking S.A. ("Clearstream, Luxembourg") or any other relevant clearing system is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or
6.3.2Event of Default: an Event of Default as defined in Condition [13] (Events of Default) occurs and the Notes become due and payable.

7.DELIVERY OF INDIVIDUAL NOTE CERTIFICATES
Whenever this Global Registered Note is to be exchanged for Individual Note Certificates, such Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount of this Global Registered Note within five business days of the delivery, by or on behalf of the Holder, Euroclear and/or Clearstream, Luxembourg, to the Registrar of such information as is required to complete and deliver such Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Individual Note Certificates are to be registered and the principal amount of each such person's holding) against the surrender of this Global Registered Note at the Specified Office of the Registrar. Such exchange shall be effected in accordance with the provisions of the Agency Agreement and the regulations concerning the transfer and registration of Notes scheduled thereto and, in particular, shall be effected without charge to any Holder, but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, "business day" means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.
8.CONDITIONS APPLY
Save as otherwise provided herein, the Holder of this Global Registered Note shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Global Registered Note, any reference in the Conditions to "Note Certificate" or "Note Certificates" shall, except where the context otherwise requires, be construed so as to include this Global Registered Note.
9.EXERCISE OF PUT OPTION [OR CHANGE OF CONTROL PUT OPTION]
In order to exercise the option contained in Condition [9(f)] (Redemption and Purchase
- Redemption at the option of Noteholders) (the "Put Option") or Condition [14] (Restructuring Event) (the "Restructuring Put Option") (as applicable), the bearer of this Global Note must, within the period specified in the Conditions for the deposit of the relevant Note and Put Option Notice or Restructuring Put Exercise Notice (as applicable) (as each such expression is defined in the Agency Agreement), give notice of such exercise to the Principal Paying Agent, in accordance with the rules and procedures of Euroclear, Clearstream, Luxembourg and/or any other relevant clearing system, specifying the principal amount of Notes in respect of which the Put Option Notice or Restructuring Put Exercise Notice (as applicable) is being exercised. Any such notice shall be irrevocable and may not be withdrawn.
10.NOTICES
Notwithstanding Condition [19] (Notices), so long as this Global Registered Note is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system (an "Alternative Clearing System"), notices to Holders of Notes represented by this Global Registered Note may be given by delivery of the relevant notice to Euroclear, Clearstream, Luxembourg or (as the case may be) such Alternative Clearing System.
11.DETERMINATION OF ENTITLEMENT

This Global Registered Note is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Global Registered Note.
12.AUTHENTICATION
This Global Registered Note shall not be valid for any purpose until it has been authenticated for and on behalf of HSBC Bank plc as registrar.
13.[EFFECTUATION
This Global Registered Note shall not be valid for any purpose until it has been effectuated for or on behalf of the entity appointed as common safekeeper by Euroclear or Clearstream, Luxembourg.]
14.GOVERNING LAW
This Global Registered Note and any non-contractual obligations arising out of or in connection with it are governed by English law.
AS WITNESS the signature of a duly authorised person for and on behalf of the Issuer.
[NORTHERN    POWERGRID    (YORKSHIRE)    PLC/NORTHERN    POWERGRID (NORTHEAST) PLC]

By:    ........................................................
(duly authorised)

ISSUED on [issue date]
AUTHENTICATED for and on behalf of HSBC BANK PLC
as registrar without recourse, warranty or liability

By:    ........................................................
(duly authorised)
[EFFECTUATION OPTION (INCLUDE WHERE NOTE E IS TO BE HELD UNDER NEW SAFEKEEPING STRUCTURE (NSS))
[EFFECTUATED for and on behalf of [COMMON SAFEKEEPER] as common safekeeper without recourse, warranty or liability

By:    ........................................................
(duly authorised)
END OF OPTION]

FORM OF TRANSFER
FOR VALUE RECEIVED ..................................................., being the registered holder of
this    Global    Registered    Note,    hereby    transfers to...................................................................................
......................................................................................................................................................
of...................................................................................................................................................
......................................................................................................................................................
.    ,
[currency]    in principal amount of the Notes and irrevocably requests
and authorises HSBC Bank plc, in its capacity as registrar in relation to the Notes (or any successor to HSBC Bank plc, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated: ........................................................

By:    ........................................................
(duly authorised)

Notes
The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Global Registered Note.
(a)A representative of such registered holder should state the capacity in which such representative signs, e.g. executor.
(b)The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.
(c)Any transfer of Notes shall be in an amount equal to a Specified Denomination.

SCHEDULE 1
TERMS AND CONDITIONS OF THE NOTES [TO BE INSERTED]

PART B
FORM OF INDIVIDUAL NOTE CERTIFICATE
Serial Number: ............
[Northern Powergrid (Yorkshire) plc/Northern Powergrid (Northeast) plc]
(incorporated with limited liability under the laws of England & Wales)
£[amount]
[fixed rate Floating Rate] Notes due [maturity]
This Note Certificate is issued in respect of a series of notes (the "Notes") of [Northern Powergrid (Yorkshire) plc/Northern Powergrid (Northeast) plc] (the "Issuer") described in the pricing supplement (the "Pricing Supplement") or drawdown admission particulars ("Drawdown Admission Particulars") a copy of the relevant particulars of which is endorsed on this Note. Any reference herein to the "Conditions" is to the Terms and Conditions of the Notes endorsed on this Note, as supplemented, amended and/or replaced by the Pricing Supplement or Drawdown Admission Particulars, and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Note.
This is to certify that:
..........................................................................
of ......................................................................
..........................................................................
is the person registered in the register maintained by the Registrar in relation to the Notes (the "Register") as the duly registered holder or, if more than one person is so registered, the first- named of such persons (the "Holder") of:
[currency] .............................................................................. (    [CURRENCY IN WORDS])
in aggregate principal amount of the Notes.
The Issuer, for value received, hereby promises to pay the Redemption Amount to the Holder on Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Pricing Supplement or Drawdown Admission Particulars), and to pay interest on this Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.
This Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Note Certificate.

This Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of HSBC Bank plc as registrar.
This Note and any non-contractual obligations arising out of or in connection with it are governed by English law.
AS WITNESS the signature of a duly authorised person for and on behalf of the Issuer.
[NORTHERN    POWERGRID    (YORKSHIRE)    PLC/NORTHERN    POWERGRID (NORTHEAST) PLC]

By:    ........................................................
(duly authorised)

ISSUED as of [issue date]
AUTHENTICATED for and on behalf of
HSBC BANK PLC
as registrar without recourse, warranty or liability

By:    ........................................................
(duly authorised)

FORM OF TRANSFER
FOR VALUE RECEIVED ..................................................., being the registered holder of this Note Certificate, hereby transfers to..................................................................................
......................................................................................................................................................
of...................................................................................................................................................
......................................................................................................................................................
......................................................................................................................................................
[currency]    in principal amount of the Notes and irrevocably requests
and authorises HSBC Bank plc, in its capacity as registrar in relation to the Notes (or any successor to HSBC Bank plc, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated: ........................................................

By:    ........................................................
(duly authorised)

Notes
The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Note Certificate.
(a)A representative of such registered holder should state the capacity in which such representative signs, e.g. executor.
(b)The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.
(c)Any transfer of Notes shall be in an amount equal to a Specified Denomination.

[On the reverse of the Note:]
PRICING SUPPLEMENT
The following is a copy of the relevant particulars of the Pricing Supplement or Drawdown Admission Particulars.

TERMS AND CONDITIONS
[As set out in the Base Admission Particulars/Drawdown Admission Particulars (as applicable)]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT	REGISTRAR
HSBC Bank plc	HSBC Bank plc
8 Canada Square Canary Wharf London E14 5HQ	8 Canada Square Canary Wharf London E14 5HQ

PAYING AGENTS AND TRANSFER AGENTS
HSBC Bank plc 8 Canada Square Canary Wharf London E14 5HQ

SCHEDULE 4
PROVISIONS FOR MEETINGS OF NOTEHOLDERS
1.Definitions
In this Trust Deed and the Conditions, the following expressions have the following meanings:
1.1In relation to Meetings of holders of Registered Notes and/or holders of Bearer Notes:
"Chairperson" means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 8 (Chairperson);
"Extraordinary Resolution" means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of not less than three quarters of the votes cast;
"Meeting" means a meeting of Noteholders (whether originally convened or resumed following an adjournment);
"Relevant Fraction" means:
(a)for all business other than voting on an Extraordinary Resolution, one tenth;
(b)for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, more than half; and
(c)for voting on any Extraordinary Resolution relating to a Reserved Matter, two thirds;
provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:
(i)for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal amount of the outstanding Notes represented or held by the Voters actually present at the Meeting; and
(ii)for voting on any Extraordinary Resolution relating to a Reserved Matter, one third;
"Reserved Matter" means any proposal:
(a)to effect the exchange or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the relevant Issuer or any other person or body corporate formed or to be formed (other than as permitted under Clause 7.3 (Substitution) of this Trust Deed);
(b)(other than as permitted under Clause 7.3 (Substitution) of this Trust Deed) to approve the substitution of any person for the relevant Issuer (or any previous substitute) as principal debtor under the Notes;

(c)to postpone the maturity of the Notes or the dates on which interest is payable in respect of the Notes;
(d)to reduce or cancel the principal amount of, any premium payable on redemption of, or interest on the Notes;
(e)to change the currency in which amounts due in respect of the Notes are payable;
(f)to change the quorum required at any Meeting or the majority required to pass an Extraordinary Resolution; or
(g)to amend this definition;
"Written Resolution" means a resolution in writing signed by or on behalf of holders of Notes, who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this Schedule, holding not less than 75 per cent. in principal amount of the Notes outstanding, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Notes;
"24 hours" means a period of 24 hours including all or part of a day (disregarding for this purpose the day upon which such Meeting is to be held) upon which banks are open for business in both the place where the relevant Meeting is to be held and in each of the places where the Paying Agents have their Specified Offices and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and
"48 hours" means 2 consecutive periods of 24 hours.
1.2In relation to Meetings of holders of Bearer Notes only:
"Block Voting Instruction" means, in relation to any Meeting, a document in the English language issued by a Paying Agent:
(a)certifying that the Deposited Notes have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:
(i)the conclusion of the Meeting; and
(ii)the surrender to such Paying Agent, not less than 48 hours before the time fixed for the Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption), of the receipt for the Deposited Notes and notification thereof by such Paying Agent to the relevant Issuer and the Trustee; and
(b)certifying that the depositor of each Deposited Note or a duly authorised person on its behalf has instructed the relevant Paying Agent that the votes attributable to such Deposited Note are to be cast in a particular way on each resolution to be put to the Meeting and that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;
(c)listing the total number and (if in definitive form) the certificate numbers of the Deposited Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and
(d)authorising a named individual or individuals to vote in respect of the Deposited Notes in accordance with such instructions;
"Deposited Notes" means certain specified Bearer Notes which have been deposited with a Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system, for the purposes of the issuance of a Block Voting Instruction or a Voting Certificate;
"Proxy", in the case of Bearer Notes means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction other than:
(a)any such person whose appointment has been revoked and in relation to whom the relevant Paying Agent has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and
(b)any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;
"Voter" means, in relation to any Meeting, the bearer of a Voting Certificate, Proxy or the bearer of a Definitive Note who produces such Definitive Note at the Meeting;
"Voting Certificate" means, in relation to any Meeting, a certificate in the English language issued by a Paying Agent and dated in which it is stated:
(a)that the Deposited Notes have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:
(i)the conclusion of the Meeting; and
(ii)the surrender of such certificate to such Paying Agent; and
(b)that the bearer of such certificate is entitled to attend and vote at the Meeting in respect of the Deposited Notes;
1.3In relation to any Meeting of the holders of Registered Notes:
"Block Voting Instruction" means, in relation to any Meeting, a document in the English language issued by a Registrar:
(a)certifying:
(i)that certain specified Registered Notes (each a "Blocked Note") have been blocked in an account with a clearing system and will not be released until the conclusion of the Meeting and that the holder of each Blocked Note or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to such Blocked Note are to be cast in a particular way on each resolution to be put to the Meeting; or
(ii)that each registered holder of certain specified Registered Notes (each a "Relevant Note") or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to each Relevant Note held by it are to be cast in a particular way on each resolution to be put to the Meeting; and
in each case that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;
(b)listing the total principal amount of the Blocked Notes and the Relevant Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and
(c)authorising a named individual or individuals to vote in respect of the Blocked Notes and the Relevant Notes in accordance with such instructions;
"Form of Proxy" means, in relation to any Meeting, a document in the English language available from the Registrar signed by a Noteholder or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorised officer and delivered to the Registrar not later than 48 hours before the time fixed for such Meeting, appointing a named individual or individuals to vote in respect of the Registered Notes held by such Noteholder;
"Proxy", in the case of Registered Notes means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction or a Form of Proxy other than:
(a)any such person whose appointment has been revoked and in relation to whom the Registrar has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and
(b)any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;
"Voter" means, in relation to any Meeting, (a) a Proxy or (b) (subject to paragraph 5 (Record Date) below) a Noteholder; provided, however, that (subject to paragraph 5 (Record Date) below) any Noteholder which has appointed a Proxy under a Block Voting Instruction or Form of Proxy shall not be a "Voter" except to the extent that such appointment has been revoked and the Registrar notified in writing of such revocation at least 48 hours before the time fixed for such Meeting;
2.Issue of Voting Certificates, Block Voting Instructions and Forms of Proxy
2.1Bearer Notes
The holder of a Bearer Note may obtain a Voting Certificate from any Paying Agent or require any Paying Agent to issue a Block Voting Instruction by depositing such Bearer

Note with such Paying Agent or arranging for such Bearer Note to be (to its satisfaction) held to its order or under its control or blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. A Voting Certificate or Block Voting Instruction shall be valid until the release of the Deposited Notes to which it relates. So long as a Voting Certificate or Block Voting Instruction is valid, the bearer thereof (in the case of a Voting Certificate) or any Proxy named therein (in the case of a Block Voting Instruction) shall be deemed to be the holder of the Bearer Notes to which it relates for all purposes in connection with the Meeting. A Voting Certificate and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Bearer Note.
2.2Registered Notes
The holder of a Registered Note may require the Registrar to issue a Block Voting Instruction by arranging (to the satisfaction of the Registrar) for such Registered Note to be blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. The holder of a Registered Note may require the Registrar to issue a Block Voting Instruction by delivering to the Registrar written instructions not later than 48 hours before the time fixed for the relevant Meeting. Any holder of a Note may obtain an uncompleted and unexecuted Form of Proxy from the Registrar. A Block Voting Instruction and a Form of Proxy cannot be outstanding simultaneously in respect of the same Registered Note.
3.References to deposit/release or blocking/release of Notes
3.1Bearer Notes
Where Bearer Notes are represented by one or more Global Note or are held in definitive form within a clearing system, references to the deposit, or release, of Bearer Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system; or
3.2Registered Notes
Where Registered Notes are represented by a Global Note Certificate or are held in definitive form within a clearing system, references to the blocking, or release, of Registered Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.
4.Validity of Block Voting Instructions and Forms of Proxy
4.1Bearer Notes
A Block Voting Instruction in relation to Bearer Notes shall be valid only if it is deposited at the Specified Office of the relevant Paying Agent or at some other place approved by the Trustee, at least 24 hours before the time fixed for the relevant Meeting or the Chairperson decides otherwise before the Meeting proceeds to business. If the Trustee requires, a notarised copy (or copy certified to the satisfaction of the Trustee) of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Trustee shall not be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.

4.2Registered Notes
Block Voting Instructions in relation to Registered Notes and Forms of Proxy shall be valid only if deposited at the specified office of the Registrar or at some other place approved by the Trustee, at least 24 hours before the time fixed for the relevant Meeting or the Chairperson decides otherwise before the Meeting proceeds to business. If the Trustee requires, a notarised copy (or copy certified to the satisfaction of the Trustee) of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Trustee shall not be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.
5.Record date in relation to Registered Notes
The relevant Issuer may fix a record date for the purposes of any Meeting of the holders of Registered Notes or any resumption thereof following its adjournment for want of a quorum provided that such record date is not more than 10 days prior to the time fixed for such Meeting or (as the case may be) its resumption. The person in whose name a Registered Note is registered in the Register on the record date at close of business in the city in which the Registrar has its Specified Office shall be deemed to be the holder of such Note for the purposes of such Meeting and notwithstanding any subsequent transfer of such Note or entries in the Register.
6.Convening of Meeting
The relevant Issuer or the Trustee may convene a Meeting at any time, and the Trustee shall be obliged to do so subject to its being indemnified and/or secured to its satisfaction upon the request in writing of Noteholders holding not less than one tenth of the aggregate principal amount of the outstanding Notes. Every Meeting shall be held on a date, and at a time and place, approved by the Trustee.
7.Notice
7.1At least 21 days' notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Noteholders and the Paying Agents in relation to Bearer Notes, and the Registrar, in relation to Registered Notes (with a copy to the relevant Issuer) where the Meeting is convened by the Trustee or, where the Meeting is convened by the relevant Issuer the Trustee; and
7.2In relation to Bearer Notes
The notice shall set out the full text of any resolutions to be proposed unless the Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that the Bearer Notes may be deposited with, or to the order of, any Paying Agent for the purpose of obtaining Voting Certificates or appointing Proxies not later than 48 hours before the time fixed for the Meeting; or
7.3In relation to Registered Notes
The notice shall set out the full text of any resolutions to be proposed unless the Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that Registered Notes may be blocked in clearing systems for the purposes of appointing Proxies under Block Voting Instructions until 48 hours before the time fixed for the Meeting and a Noteholder may appoint a Proxy either under a Block Voting Instruction by delivering written instructions to the Registrar or by executing and delivering a Form of Proxy to the Specified Office of the Registrar, in either case until 48 hours before the time fixed for the Meeting.
8.Chairperson
An individual (who may, but need not, be a Noteholder) nominated in writing by the Trustee may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the relevant Issuer may appoint a Chairperson. The Chairperson of an adjourned Meeting need not be the same person as was the Chairperson of the original Meeting.
9.Quorum
The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Notes; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Notes is represented by, in the case of Bearer Notes, the Global Note(s) or, in the case of Registered Notes, the Global Note Certificate(s) or a single Individual Note Certificate, in the context of Registered Notes, a Voter appointed in relation thereto or being the holder of the Notes represented thereby shall be deemed to be two Voters for the purpose of forming a quorum.
10.Adjournment for want of quorum
If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:
(a)in the case of a Meeting requested by Noteholders, it shall be dissolved; and
(b)in the case of any other Meeting (unless the relevant Issuer and the Trustee otherwise agree), it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairperson determines (with the approval of the Trustee); provided, however, that:
(i)the Meeting shall be dissolved if the relevant Issuer and the Trustee together so decide; and
(ii)no Meeting may be adjourned more than once for want of a quorum.
11.Adjourned Meeting
The Chairperson may, with the consent of, and shall if directed by, any Meeting adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

12.Notice following adjournment
Paragraph 7 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:
(a)10 days' notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and
(b)the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.
It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.
13.Participation
The following may attend and speak at a Meeting:
(a)Voters;
(b)representatives of the relevant Issuer and the Trustee;
(c)the financial advisers of the relevant Issuer and the Trustee;
(d)the legal counsel to the relevant Issuer and the Trustee and such advisers;
(e)any other person approved by the Meeting or the Trustee; and
(f)in relation to Registered Notes, the Registrar, or in relation to Bearer Notes, the Principal Paying Agent.
14.Show of hands
Every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairperson's declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution. Where there is only one Voter, this paragraph shall not apply and the resolution will immediately be decided by means of a poll.
15.Poll
A demand for a poll shall be valid if it is made by the Chairperson, the relevant Issuer, the Trustee or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes. The poll may be taken immediately or after such adjournment as the Chairperson directs, but any poll demanded on the election of the Chairperson or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairperson directs.

16.Votes
Every Voter shall have:
(a)on a show of hands, one vote; and
(b)on a poll, one vote in respect of each £1,000 (or its equivalent in another currency) in aggregate face amount of the outstanding Note(s) represented or held by each Voter.
In the case of a voting tie the Chairperson shall have a casting vote.
Unless the terms of any Block Voting Instruction or Form of Proxy state otherwise, a Voter shall not be obliged to exercise all the votes to which they are entitled or to cast all the votes which they exercise in the same way.
In the case of any Meeting of holders of more than one Series of Notes where not all such Series are in the same currency, the principal amount of such Notes shall for all purposes in this Schedule 4 (whether inter alia in respect of the Meeting or any poll resulting therefrom), be the equivalent in pounds sterling translated at the spot rate of a bank nominated by the relevant Issuer for the sale of the relevant currency or currencies for pounds sterling on the seventh dealing day prior to such Meeting, or in the case of a written request pursuant to paragraph 6, the date of such request. In such circumstances, on any poll each person present shall have the number of votes obtained by dividing the aggregate principal amount of the outstanding Note(s) represented or held by such person (converted as above) by one pound (any fractions of a vote will be discounted).
17.Validity of Votes by Proxies
Any vote by a Proxy in accordance with the relevant Block Voting Instruction in relation to either Bearer Notes for Registered Notes or Form of Proxy in relation to Registered Notes shall be valid even if such Block Voting Instruction or Form of Proxy or any instruction pursuant to which it was given has been amended or revoked, provided that none of the relevant Issuer, the Trustee or the Chairperson has been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction or a Form of Proxy in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction to vote at the Meeting when it is resumed.
18.Powers
A Meeting shall have power (exercisable only by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:
(a)to approve any Reserved Matter proposed or accepted by the relevant Issuer;

(b)to approve any proposal by the relevant Issuer for any modification, abrogation, variation or compromise of any provisions of this Trust Deed or the Conditions or any arrangement in respect of the obligations of the relevant Issuer under or in respect of the Notes;
(c)(other than as permitted under Clause 7.3 (Substitution) of this Trust Deed) to approve the substitution of any person for the relevant Issuer (or any previous substitute) as principal obligor under the Notes;
(d)to assent to any modification of this Trust Deed, the Notes or the Agency Agreement proposed or accepted by the relevant Issuer;
(e)to waive any breach or authorise any proposed breach by the relevant Issuer of its obligations under or in respect of this Trust Deed or the Notes or any act or omission which might otherwise constitute an Event of Default or Potential Event of Default under the Notes;
(f)to remove any Trustee;
(g)to approve the appointment of a new Trustee;
(h)to authorise the Trustee (subject to its being indemnified and/or secured and/or prefunded to its satisfaction) or any other person to execute all documents and do all things necessary to carry out and give effect to any Extraordinary Resolution;
(i)to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Notes;
(j)to give any other authorisation or approval which under this Trust Deed or the Notes is required to be given by Extraordinary Resolution; and
(k)to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers which the Noteholders could themselves exercise by Extraordinary Resolution.
19.Electronic communication
Subject to the following sentence, a Written Resolution may be contained in one document or in several documents in like form, each signed by or on behalf of one or more of the Noteholders.
For so long as the Notes are in the form of a Global Note held on behalf of, or a Global Certificate registered in the name of any nominee for, one or more of Euroclear, Clearstream, Luxembourg or any other relevant clearing system (the "relevant clearing system"), then, in respect of any resolution proposed by the relevant Issuer or the Trustee:
19.1Electronic Consent

Where the terms of the resolution proposed by the relevant Issuer or the Trustee (as the case may be) have been notified to the Noteholders through the relevant clearing system(s) as provided in sub-paragraphs (i) and/or (ii) below, each of the relevant Issuer and the Trustee shall be entitled to rely upon approval of such resolution given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) to the Principal Paying Agent or another specified agent and/or the Trustee in accordance with their operating rules and procedures by or on behalf of the holders of not less than 75 per cent. in principal amount of the Notes outstanding (the "Required Proportion") ("Electronic Consent") by close of business on the Relevant Date. Any resolution passed in such manner shall be binding on all Noteholders and, in relation to Bearer Notes all Couponholders, even if the relevant consent or instruction proves to be defective. None of the relevant Issuer or the Trustee shall be liable or responsible to anyone for such reliance.
(i)When a proposal for a resolution to be passed as an Electronic Consent has been made, at least 10 days’ notice (exclusive of the day on which the notice is given and of the day on which affirmative consents will be counted) shall be given to the Noteholders through the relevant clearing system(s). The notice shall specify, in sufficient detail to enable Noteholders to give their consents in relation to the proposed resolution, the method by which their consents may be given (including, where applicable, blocking of their accounts in the relevant clearing system(s)) and the time and date (the "Relevant Date") by which they must be received in order for such consents to be validly given, in each case subject to and in accordance with the operating rules and procedures of the relevant clearing system(s).
(ii)If, on the Relevant Date on which the consents in respect of an Electronic Consent are first counted, such consents do not represent the Required Proportion, the resolution shall, if the party proposing such resolution (the "Proposer") so determines, be deemed to be defeated. Such determination shall be notified in writing to the other party or parties to the Trust Deed. Alternatively, the Proposer may give a further notice to Noteholders that the resolution will be proposed again on such date and for such period as shall be agreed with the Trustee (unless the Trustee is the Proposer). Such notice must inform Noteholders that insufficient consents were received in relation to the original resolution and the information specified in sub-paragraph (i) above. For the purpose of such further notice, references to “Relevant Date” shall be construed accordingly.
For the avoidance of doubt, an Electronic Consent may only be used in relation to a resolution proposed by the relevant Issuer or the Trustee which is not then the subject of a meeting that has been validly convened in accordance with paragraph 6 above; and
19.2Written Resolution
Where Electronic Consent is not being sought, for the purpose of determining whether a Written Resolution has been validly passed, the relevant Issuer and the Trustee shall be entitled to rely on consent or instructions given in writing directly to the relevant Issuer and/or the Trustee, as the case may be, (a) by accountholders in the clearing system(s) with entitlements to such Global Note or Global Certificate and/or, (b) where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person identified by that accountholder as the person for whom such entitlement is held. For the purpose of establishing the entitlement to give any such consent or instruction, the relevant Issuer and the Trustee shall be entitled to rely on any certificate or other document issued by, in the case of
(a)above, Euroclear, Clearstream, Luxembourg or any other relevant clearing system and, in the case of (b) above, the relevant clearing system and the accountholder identified by the relevant clearing system for the purposes of (b) above. Any resolution passed in such manner shall be binding on all Noteholders and, in relation to Bearer Notes and Couponholders, even if the relevant consent or instruction proves to be defective. Any such certificate or other document shall be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or EasyWay or Clearstream, Luxembourg’s CreationOnline or Xact Web Portal system) in accordance with its usual procedures and in which the accountholder of a particular principal or nominal amount of the Notes is clearly identified together with the amount of such holding. Neither the relevant Issuer nor the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic; and
20.Extraordinary Resolution binds all holders
An Extraordinary Resolution shall be binding upon all Noteholders and, in relation to Bearer Notes and Couponholders, whether or not present at such Meeting, and each of the Noteholders shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the Noteholders and, in relation to Bearer Notes, to the Paying Agents and, in relation to Registered Notes, the Registrar with a copy to the relevant Issuer and the Trustee) within 14 days of the conclusion of the Meeting.
21.Minutes
Minutes of all resolutions and proceedings at each Meeting shall be made. The Chairperson shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.
22.Written Resolution
A Written Resolution or Electronic Consent shall take effect as if it were an Extraordinary Resolution.
23.Further regulations
Subject to all other provisions contained in this Trust Deed, the Trustee may:
(i)without the consent of the relevant Issuer or the Noteholders prescribe such further regulations ("Further Regulations") regarding the holding of Meetings of Noteholders and attendance and voting at them as the Trustee may in its sole discretion determine; or
(ii)concur with the relevant Issuer in making Further Regulations if it is of the opinion that to do so is not materially prejudicial to the Noteholders.
24.Several Series
The following provisions shall apply where outstanding Notes belong to more than one Series:
(a)Business which in the opinion of the Trustee affects the Notes of only one Series shall be transacted at a separate Meeting of the holders of the Notes of that Series.
(b)Business which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to an actual or potential conflict of interest between the holders of Notes of one such Series and the holders of Notes of any other such Series shall be transacted either at separate Meetings of the holders of the Notes of each such Series or at a single Meeting of the holders of the Notes of all such Series, as the Trustee shall in its absolute discretion determine.
(c)Business which in the opinion of the Trustee affects the Notes of more than one Series and gives rise to an actual or potential conflict of interest between the holders of Notes of one such Series and the holders of Notes of any other such Series shall be transacted at separate Meetings of the holders of the Notes of each such Series.
(d)The preceding paragraphs of this Schedule shall be applied as if references to the Notes and Noteholders were to the Notes of the relevant Series and to the holders of such Notes.
(e)In this paragraph, "business" includes (without limitation) the passing or rejection of any resolution.

EXECUTION CLAUSES
NPG Yorkshire
EXECUTED as a DEED by
NORTHERN POWERGRID (YORKSHIRE) PLC
acting by a director in the presence of:

Signature of Director:	/s/ Alex Jones
Name of Director:	Alex Jones
Signature of witness:	/s/ Owen Sutherland
Name of witness:	Owen Sutherland
Address of witness:	Lloyds Court 78 Grey Street Newcastle NE1 6AF

NPG Northeast
EXECUTED as a DEED by
NORTHERN POWERGRID (NORTHEAST) PLC
acting by a director in the presence of:

Signature of Director:	/s/ Alex Jones
Name of Director:	Alex Jones
Signature of witness:	/s/ Owen Sutherland
Name of witness:	Owen Sutherland
Address of witness:	Lloyds Court 78 Grey Street Newcastle NE1 6AF

The Trustee

EXECUTED and DELIVERED as a DEED	)	/s/ Andrew Yuill
By HSBC CORPORATE TRUSTEE COMPANY	)	Andrew Yuill
(UK) LIMITED	)
in the presence of:	)
Authorised Signatory
Witnessed by:		/s/ Pierpaolo Castiglione
Pierpaolo Castiglione
HSBC Bank plc. 8 Canada Square, London, E145HQ